UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CBS Corporation
(Name of Registrant as Specified In Its Charter)

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April 12, 2013

Dear Stockholder:

              You are cordially invited to attend the 2013 Annual Meeting of Stockholders of CBS Corporation (the "Annual Meeting"), which will be held at CBS Television City, 7800 Beverly Boulevard, Los Angeles, California 90036, at 10:00 a.m., Pacific Daylight Time, on Thursday, May 23, 2013. Holders of CBS Corporation Class A Common Stock are being asked to vote on the matters listed in the attached Notice of 2013 Annual Meeting of Stockholders.

              If you hold shares of the Company's Class A Common Stock, please cast your vote promptly to ensure that your shares will be voted at the Annual Meeting. You may vote by telephone or through the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or in the 2013 Proxy Statement. You may also submit your vote by returning a proxy card or voting instruction card, if you received a printed copy of proxy materials by request. If you attend the Annual Meeting, you may vote your shares in person.

              National Amusements, Inc., which as of March 28, 2013 beneficially owned shares of the Company's Class A Common Stock representing approximately 79.7% of the voting power of CBS Corporation's common stock, has advised CBS Corporation that it intends to vote all of its shares of the Company's Class A Common Stock in accordance with the recommendations of the Board of Directors on Items 1, 2 and 3 in the attached Notice. Therefore, approval of matters 1, 2 and 3, in accordance with the Board's recommendations, is assured.

              If you wish to attend the Annual Meeting in person, you must be a holder of Company common stock as of the record date (March 28, 2013) and request an admission ticket in advance. Each such holder eligible to attend the Annual Meeting may bring one guest. If you are a registered holder of the Company's Class A Common Stock, you can request a ticket when you vote by telephone or through the Internet, or by marking the appropriate box on the proxy card (if you requested a printed copy of proxy materials). If you are a registered holder of the Company's Class B Common Stock or you hold shares of the Company's Class A or Class B Common Stock in a brokerage account, you can request a ticket by sending a written request along with proof of ownership, such as your brokerage firm account statement as of the record date (March 28, 2013), to Director, Shareholder Relations, CBS Corporation, 51 West 52nd Street, New York, New York 10019.

              Upon arrival at the Annual Meeting, you will be asked to present an admission ticket and all meeting attendees will be asked to present a current government-issued picture identification (such as a driver's license or passport) to enter the meeting. The Company may implement security procedures as it deems appropriate to ensure the safety of meeting attendees.

              If you have elected to receive paper copies of the Company's proxy statements, annual reports and other materials relating to the Annual Meeting and want to elect to receive these documents electronically next year instead of by mail, please go to http://enroll.icsdelivery.com/cbs and follow the instructions to enroll. We highly recommend that you consider electronic delivery of these documents as it helps to lower the Company's costs and reduce the amount of paper mailed to your home.

              We appreciate your interest in and support of CBS Corporation and look forward to seeing you at the Annual Meeting.

SUMNER M. REDSTONE Executive Chairman and Founder	LESLIE MOONVES President and Chief Executive Officer

CBS CORPORATION

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

To CBS Corporation Stockholders:

              The 2013 Annual Meeting of Stockholders (the "Annual Meeting") of CBS Corporation (the "Company") will be held at CBS Television City, 7800 Beverly Boulevard, Los Angeles, California 90036, at 10:00 a.m., Pacific Daylight Time, on Thursday, May 23, 2013. The principal business of the meeting will be the consideration of the following matters:

    1.
    The election of 14 directors;

    2.
    The ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for fiscal year 2013;

    3.
    A proposal to approve an amendment and restatement of the CBS Corporation 2009 Long-Term Incentive Plan; and

    4.
    Such other business as may properly come before the Annual Meeting or any adjournment thereof.

              The close of business on March 28, 2013 has been fixed as the record date for determining the holders of shares of CBS Corporation Class A Common Stock entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. For a period of at least 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder during ordinary business hours at the Company's corporate headquarters located at 51 West 52nd Street, New York, New York 10019.

By order of the Board of Directors,

ANGELINE C. STRAKA Secretary

April 12, 2013

CBS CORPORATION
2013 PROXY STATEMENT

 VOTING AND SOLICITATION OF PROXIES

Solicitation of Proxies

              A proxy is being solicited by the Board of Directors of CBS Corporation, a Delaware corporation ("CBS Corporation" or the "Company"), for use at the 2013 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 23, 2013 at 10:00 a.m., Pacific Daylight Time. The close of business on March 28, 2013 is the record date for determining the record holders of the Company's Class A Common Stock, par value $0.001 per share, entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Holders of the Company's non-voting Class B Common Stock, par value $0.001 per share, are not entitled to vote at the Annual Meeting or any adjournment thereof.

              As of March 28, 2013, the Company had outstanding 41,557,888 shares of its Class A Common Stock, each of such shares being entitled to one vote, and 571,411,252 non-voting shares of its Class B Common Stock (together with the Company's Class A Common Stock, the "Common Stock").

Internet Availability of Proxy Materials

              In accordance with Securities and Exchange Commission ("SEC") rules, instead of mailing to stockholders a printed copy of the Company's proxy statement, annual report and other materials relating to the Annual Meeting ("proxy materials"), the Company intends to mail to stockholders a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability"), which advises that the proxy materials are available on the Internet. The Company intends to commence its distribution of the Notice of Internet Availability on or about April 12, 2013. Stockholders receiving a Notice of Internet Availability by mail will not receive a printed copy of proxy materials, unless they so request. Instead, the Notice of Internet Availability will instruct stockholders as to how they may access and review proxy materials on the Internet. Stockholders who receive a Notice of Internet Availability by mail who would like to receive a printed copy of the Company's proxy materials, including a proxy card or voting instruction card, should follow the instructions for requesting these materials included in the Notice of Internet Availability. Stockholders who currently receive printed copies of proxy materials who would like to receive future copies of these documents electronically instead of by mail should follow the instructions for requesting electronic delivery set forth in the "Other Matters" section in this proxy statement.

Submission of Proxies

              Each of the persons named in the proxy card and on the Company's voting website at www.proxyvote.com (the "proxy holders"), individually and with the power to appoint his substitute, has been designated by the Company's Board of Directors to vote the shares represented by proxy at the Annual Meeting. The proxy holders are officers of the Company. They will vote the shares represented by each valid and timely received proxy in accordance with the stockholder's instructions, or if no instructions are specified, the shares represented by the proxy will be voted in accordance with the recommendations of the Board of Directors as described in this proxy statement. If any other matter properly comes before the Annual Meeting, the proxy holders will vote on that matter in their discretion.

              Registered holders of the Company's Class A Common Stock may submit a proxy in the following ways:

  •
  By Internet: Registered holders of record may access www.proxyvote.com, with the Notice of Internet Availability in hand (or, if a printed copy of proxy materials was received by request, the proxy card in hand), and follow the instructions. The Internet proxy must be received no later than 11:59 p.m., Eastern Daylight Time, on May 22, 2013.

  •
  By Telephone: Registered holders of record living in the United States or Canada may use any touch-tone telephone to call 1-800-690-6903, with the Notice of Internet Availability in hand (or, if a printed copy of proxy materials was received by request, the proxy card in hand), and follow the recorded instructions. The telephone proxy must be received no later than 11:59 p.m., Eastern Daylight Time, on May 22, 2013.

  •
  By Mail: Registered holders of record who received a printed copy of proxy materials by request may complete, sign and date the proxy card and return it in the envelope provided, so that it is received prior to the Annual Meeting.

              "Beneficial holders" (defined below) will receive voting materials, including instructions on how to vote, directly from the holder of record.

              Shares Held in the Company's 401(k) Plan.    Voting instructions relating to shares of the Company's Class A Common Stock held in the Company's 401(k) plan must be received no later than 11:59 p.m., Eastern Daylight Time, on May 21, 2013, so that the trustee of the plan (who votes the shares on behalf of plan participants) has adequate time to tabulate the voting instructions. Shares held in the 401(k) plan that are not voted or for which the trustee does not receive timely voting instructions will be voted by the trustee in the same proportion as the shares held in the plan that are timely voted.

              Voting Other than by Proxy.    While the Company encourages holders of its Class A Common Stock to vote by proxy, holders of the Company's Class A Common Stock (other than shares held in the 401(k) plan) also have the option of voting their shares in person at the Annual Meeting. Some holders of the Company's Class A Common Stock hold their shares in "street name" through a broker or other nominee and are therefore known as "beneficial holders." If shares of Class A Common Stock are held for a beneficial holder in a brokerage, bank or other institutional account, then the beneficial holder must obtain a proxy from that entity and bring it to the Annual Meeting in order to vote the shares at the Annual Meeting.

Revocation of Proxies

              A proxy may be revoked before the voting deadline by sending written notice to Angeline C. Straka, Secretary, CBS Corporation, 51 West 52nd Street, New York, NY 10019, or by submission (including telephonic or Internet submission) of a proxy bearing a later date than the proxy being revoked to Proxy Services, P.O. Box 9111, Farmingdale, NY 11735-9543. Revocations made by telephone or through the Internet must be received by 11:59 p.m., Eastern Daylight Time, on May 22, 2013. A holder may also revoke a proxy by voting in person at the Annual Meeting.

              Shares Held in the Company's 401(k) Plan.    Voting instructions relating to shares of the Company's Class A Common Stock held in the Company's 401(k) plan may be revoked prior to 11:59 p.m., Eastern Daylight Time, on May 21, 2013, by sending written notice to Angeline C. Straka, Secretary, CBS Corporation, 51 West 52nd Street, New York, NY 10019, or by timely submission (including telephonic or Internet submission) of voting instructions bearing a later date than the voting instructions being revoked to Proxy Services, P.O. Box 9111, Farmingdale, NY 11735-9543.

Quorum

              Under the Company's Amended and Restated Bylaws, the holders of a majority of the aggregate voting power of the Company's Class A Common Stock outstanding on the record date, present in person or represented by proxy at the Annual Meeting, shall constitute a quorum.

Abstentions and broker non-votes will be treated as present for purposes of determining the presence of a quorum.

Matters to Be Considered at the Annual Meeting

              The Board of Directors recommends a vote FOR each of the following matters:

    1.
    The election of each of the 14 nominated directors;

    2.
    The ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm ("independent auditor") for fiscal year 2013; and

    3.
    A proposal to approve an amendment and restatement of the CBS Corporation 2009 Long-Term Incentive Plan.

              The affirmative vote of the holders of a majority of the aggregate voting power of the Company's Class A Common Stock present in person or represented by proxy at the Annual Meeting ("majority vote") is required to elect each of the 14 nominated directors and to approve Items 2 and 3 set forth above. An abstention with respect to any matter will have the effect of a vote against such matter.

              Under the rules of the New York Stock Exchange ("NYSE"), a broker or other nominee holding shares of the Company's Class A Common Stock on behalf of a beneficial holder may not be permitted to exercise voting discretion with respect to some matters to be acted upon at stockholders' meetings. Therefore, if a beneficial holder does not give the broker or nominee specific voting instructions, the holder's shares may not be voted on those matters and a broker non-vote will occur. Under the rules of the NYSE, brokers or nominees may vote on the matter listed as Item 2 above, but not on the matters listed as Items 1 and 3 above, if they do not receive instructions from the beneficial holder of the shares held in street name. A broker non-vote will have no effect on the voting results for Items 1 and 3 above.

              As of March 28, 2013, National Amusements, Inc. ("National Amusements") beneficially owned directly and indirectly through its wholly owned subsidiary, NAI Entertainment Holdings LLC ("NAI EH"), approximately 79.7% of the Company's outstanding Class A Common Stock and approximately 6.5% of the Company's outstanding Class A Common Stock and Class B Common Stock on a combined basis. Sumner M. Redstone, the controlling stockholder of National Amusements, is Executive Chairman and Founder of the Company. National Amusements has advised the Company that it intends to vote all of its shares of the Company's Class A Common Stock in favor of each of Items 1, 2 and 3 above. Such action by National Amusements will be sufficient to constitute a quorum and to approve each of the matters.

Cost of Proxy Solicitation and Inspector of Election

              The Company will pay the cost of the solicitation of proxies, including the preparation, printing and mailing of the Notice of Internet Availability and, as applicable, this proxy statement and the related materials. The Company will furnish copies of the Notice of Internet Availability and, if requested, this proxy statement and related materials to banks, brokers, fiduciaries and custodians that hold shares on behalf of beneficial holders so that they may forward the materials to the beneficial holders. IVS Associates, Inc. will serve as the independent inspector of election for the Annual Meeting.

Mailing Address

              The Company's mailing address is 51 West 52nd Street, New York, NY 10019.

CORPORATE GOVERNANCE

              CBS Corporation's corporate governance practices are established and monitored by its Board of Directors (the "Board"). The Board, with assistance from its Nominating and Governance Committee, regularly assesses CBS Corporation's governance practices in light of legal requirements and governance best practices. In several areas, CBS Corporation's practices go beyond the requirements of the NYSE corporate governance listing standards (the "NYSE listing standards"). For example, despite being a "controlled company" (i.e., a company of which more than 50% of the voting power is held by an individual or another company), CBS Corporation has a majority of independent directors on its Board and has an independent Compensation Committee and an independent Nominating and Governance Committee, none of which is required for controlled companies under the NYSE listing standards.

              CBS Corporation's principal governance documents are as follows:

  •
  Corporate Governance Guidelines

  •
  Board Committee Charters:

    •
    Audit Committee Charter

    •
    Compensation Committee Charter

    •
    Nominating and Governance Committee Charter

  •
  Business Conduct Statement

  •
  Supplemental Code of Ethics for Senior Financial Officers

              These documents are available on the Company's public website at www.cbscorporation.com, and copies of these documents may also be requested by writing to Investor Relations, CBS Corporation, 51 West 52nd Street, New York, NY 10019. The Company encourages its stockholders to read these documents, as we believe they illustrate CBS Corporation's commitment to good governance practices. Certain key provisions of these documents are summarized below.

Corporate Governance Guidelines

              CBS Corporation's Corporate Governance Guidelines (the "Guidelines") set forth the Company's corporate governance principles and practices on a variety of topics, including the responsibilities, composition and functioning of the Board, director qualifications, and the roles of the Board Committees. The Guidelines are periodically reviewed and updated as needed. The Guidelines provide, among other things, that:

  •
  A majority of the members of the Board must be independent as determined under the NYSE listing standards and the standards set forth in the Guidelines;

  •
  All of the members of the Audit, Compensation, and Nominating and Governance Committees must be independent;

  •
  Separate executive sessions of the non-management directors and independent directors must be held a minimum number of times each year;

  •
  The Board, acting on the recommendation of the Nominating and Governance Committee, shall determine whether a director candidate's service on more than three other public company boards of directors is consistent with service on the Board;

  •
  Director compensation will be established in light of the policies set forth in the Guidelines;

  •
  Within three years of joining the Board, directors are expected to own shares of Common Stock having a market value of at least three times the cash annual retainer fee paid to them, in accordance with the Guidelines;

  •
  The Board will hold an annual self-evaluation to assess its effectiveness; and

  •
  The Compensation Committee and the Nominating and Governance Committee will together review periodically succession planning and report to the non-management directors on these reviews.

Board Committee Charters

              Each Board Committee operates under a written charter that has been adopted by the Board. The Company has three standing Committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The Committee charters set forth the purpose, objectives and responsibilities of each Committee and discuss matters such as Committee membership requirements, number of meetings and the setting of meeting agendas. The charters are assessed at least every other year, or more frequently as the applicable Committee may determine, and are updated as needed. More information on the Committees, their respective roles and responsibilities and their charters can be found under "CBS Corporation's Board of Directors—Board Committees."

Business Conduct Statement

              The Company's Business Conduct Statement ("BCS") sets forth the Company's standards for ethical conduct that are expected of all directors and employees of the Company. The BCS is available on the Company's website at www.cbscorporation.com and on the Company's intranet sites and also has been distributed to the Company's employees and directors. As part of the Company's compliance and ethics program, directors and full-time employees are required to certify as to their compliance with the BCS and, on an ongoing basis, must disclose any potential conflicts of interest. The Company has also implemented an online BCS training program. The BCS addresses, among other things, topics such as:

  •
  Compliance with laws, rules and regulations, including the Foreign Corrupt Practices Act;

  •
  Conflicts of interest, including the disclosure of potential conflicts to the Company;

  •
  Confidentiality, insider information and trading, and fair disclosure;

  •
  Financial accounting and improper payments;

  •
  The Company's commitment to providing equal employment opportunities and a bias-free and harassment-free workplace environment;

  •
  Fair dealing and relations with competitors, customers and suppliers;

  •
  Health, safety and the environment; and

  •
  Political contributions and payments.

              The BCS provides numerous avenues for employees to report violations of the BCS or matters of concern, whether anonymously or with attribution, to the appropriate officers of the Company and/or the Audit Committee. These avenues include a telephone hotline, email contacts or direct communication with the Company's compliance officers. The BCS also provides that the Company will protect anyone who makes a good faith report of a violation of the BCS and that retaliation against an employee who makes a good faith report will not be tolerated.

              Waivers of the BCS for the Company's executive officers or directors will be disclosed on the Company's website at www.cbscorporation.com or by Form 8-K filed with the SEC.

Supplemental Code of Ethics for Senior Financial Officers

              The Supplemental Code of Ethics is applicable to the Company's Executive Chairman, President and Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The Supplemental Code of Ethics, which is available on the Company's website at www.cbscorporation.com, addresses matters specific to those senior financial positions in the Company, including responsibility for the disclosures made in CBS Corporation's filings with the SEC, reporting obligations with respect to certain matters and a general obligation to promote honest and ethical conduct within the Company. The senior financial officers are also required to comply with the BCS. Amendments to or waivers of the Supplemental Code of Ethics for these officers will be disclosed on the Company's website at www.cbscorporation.com or by Form 8-K filed with the SEC.

 CBS CORPORATION'S BOARD OF DIRECTORS

              The Company's Board of Directors is currently comprised of 14 members: David R. Andelman, Joseph A. Califano, Jr., William S. Cohen, Gary L. Countryman, Charles K. Gifford, Leonard Goldberg, Bruce S. Gordon, Linda M. Griego, Arnold Kopelson, Leslie Moonves, Doug Morris, Shari Redstone, Sumner M. Redstone and Frederic V. Salerno. All of the current members of the Board were elected at the Company's 2012 Annual Meeting of Stockholders.

              During 2012, the Board held 8 meetings and also acted by unanimous written consent. Each incumbent director attended at least 75% of the meetings of the Board and Committees on which such director served during 2012. In addition to Board and Committee meetings, directors are expected to attend the Annual Meeting, and all of the directors standing for election in 2012, except for one, were present at the Company's 2012 Annual Meeting of Stockholders.

              In accordance with the Guidelines and the NYSE listing standards, the non-management directors meet separately, without directors who are Company employees, at least two times each year, and at such other times as they deem appropriate. The independent directors also meet separately, without those directors who are not independent as determined by the Board, at least two times each year, and at such other times as they deem appropriate. The members of the Nominating and Governance Committee preside at meetings of the non-management directors and independent directors on a rotating basis. During 2012, the non-management directors met seven times, and the independent directors met seven times.

Director Independence

              The Company's Guidelines provide that a majority of the Company's directors must be independent of the Company, as "independence" is defined in the NYSE listing standards and in the Guidelines. The NYSE listing standards set forth five "bright-line" tests that require a finding that a director is not independent if the director fails any of the tests. In addition, the NYSE listing standards provide that a director is not independent unless the Board affirmatively determines that the director has no "material relationship" with the Company. The Guidelines set forth categorical standards to assist the Board in determining what constitutes a "material relationship" with the Company. Generally under these categorical standards, the following relationships are deemed not to be material:

  •
  The types of relationships identified by the NYSE listing standards' "bright-line" tests, if they occurred more than five years ago (the Board will review any such relationship if it occurred more than three but less than five years ago);

  •
  A relationship whereby the director has received, or an immediate family member of the director has received for service as an executive officer, less than $120,000 in direct compensation from the Company during any 12-month period within the last three years; and

  •
  A relationship where the director is an executive officer or employee, or an immediate family member of the director is an executive officer, of the following:

    •
    a company that made payments to, or received payments from, the Company for property or services in an amount that, in any of the last three fiscal years, is less than 1% of such company's annual consolidated gross revenues;

    •
    a company which is either indebted to or a creditor of the Company in an amount that is less than 1% of such company's total consolidated assets; and

    •
    a tax-exempt organization that received contributions from the Company in the prior fiscal year in an amount less than the greater of $500,000 or 1% of that organization's consolidated gross revenues.

              For relationships that exceed the thresholds described above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, is made by the directors who are independent. In addition, the Guidelines state that, generally, the types of relationships not addressed by the NYSE listing standards or described in the Guidelines will not cause an otherwise independent director to be considered not independent. However, the Board may determine that a director is not independent for any reason it deems appropriate.

              The full text of the Guidelines is available on the Company's website at www.cbscorporation.com.

              In February 2013, the Nominating and Governance Committee reviewed the independence of the 14 director nominees standing for election at the Annual Meeting to determine its recommendation regarding which nominees meet the independence standards outlined above. The Board, based on its review and the recommendation of the Nominating and Governance Committee, determined that 9 of the 14 nominees are independent. The independent director nominees are Messrs. Califano, Cohen, Countryman, Gifford, Gordon, Kopelson, Morris and Salerno and Ms. Griego.

              During its review, in determining that the director nominees named above are independent, the Board considered the transactions disclosed under "Related Person Transactions," all of which the Board determined were immaterial to, and would not impair, each such director's independence. The Board also considered that the Company and its subsidiaries in the ordinary course of business have, during the past three years, sold products and services to, and/or purchased products and services from, persons and companies and other entities, of which certain directors were executive officers or principals during 2012, and determined that all of these transactions were below the threshold for relationships deemed to be immaterial under the Guidelines.

Board Leadership Structure

              The Company's Board of Directors separates its Board chairman and principal executive officer positions. The Company believes that this structure is most appropriate for the Company, since the two positions serve different functions. The Company's Executive Chairman provides leadership as chairman of the board and strategic oversight of the Company. He is uniquely suited for this position, given his history with the Company as a principal participant in the establishment of the Company and as a stockholder who has maintained, through National Amusements, a controlling ownership position since that time. The Company's Chief Executive Officer is responsible for the day-to-day supervision, management and control of the business and affairs of the Company and serves as a bridge between management and the Board to support the alignment of the goals of both. In addition, the Board has appointed a Vice Chair whose responsibilities include the duties set forth in the Company's Bylaws. In support of the independent oversight of management, the non-management directors and, separately, the independent directors routinely meet and hold discussions without management present. While the Company does not maintain a written succession plan with respect to the Executive Chairman, in accordance with the Guidelines, the Compensation Committee and the Nominating and Governance Committee will together review periodically succession planning for the Executive Chairman, and others, and report to the non-management directors on these reviews.

Board Risk Oversight

              The Company's Board of Directors has overall responsibility for the oversight of the Company's risk management process. The Board carries out its oversight responsibility directly and through the delegation to its Committees of responsibilities related to the oversight of certain risks, as follows:

  •
  The Audit Committee, as part of its internal audit and independent auditor oversight, is responsible for reviewing the Company's risk assessment and risk management practices and discusses risks as they relate to its review of the Company's financial statements, the evaluation of the effectiveness of internal control over financial reporting, compliance with legal and regulatory requirements, and the performance of the internal audit function, among other responsibilities set forth in the Committee's charter.

  •
  The Compensation Committee monitors risks associated with the design and administration of the Company's compensation programs, including its performance-based compensation programs, to promote an environment which does not encourage unnecessary and excessive risk-taking by the Company's employees. The Committee also reviews risks related to management resources, including the depth of the Company's senior management. In view of this oversight and based on management's assessment, the Company does not believe that its employee compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

  •
  The Nominating and Governance Committee oversees risk as it relates to monitoring developments in law and practice with respect to the Company's corporate governance processes and in reviewing related person transactions.

              Each of these Committees reports regularly to the Board on these risk-related matters, among other items within its purview. On an annual basis, the Board conducts strategy sessions, which include presentations from economic, political and industry experts, among others, on matters affecting the Company, to assist the Board and management in preparing and implementing strategic initiatives, including risk management. In addition, the Board and Committees receive regular reports from management that include matters affecting the Company's risk profile, including, among others, operations reports from the Chief Executive Officer and from division heads, all of which include strategic and operational risks; reports from the Chief Financial Officer and Chief Accounting Officer on credit and liquidity risks and on the integrity of internal controls over financial reporting; reports from the General Counsel on legal risks and material litigation; and reports on internal audit activities from the Senior Vice President, Internal Audit. The Audit Committee also receives periodic reports from the Company's Chief Compliance Officer on the Company's compliance program and from the Senior Vice President, Internal Audit on the internal audit plan for the upcoming fiscal year, the scope of which is to determine the adequacy and function of the Company's risk management, control and governance processes. Outside of formal meetings, Board members have regular access to senior executives, including the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, General Counsel and Executive Vice President, Human Resources and Administration. The Committee and management reports, strategy sessions and real-time management access collectively provide the Board with integrated insight on the Company's management of its risks.

Board Committees

              The following chart sets forth the current membership of each Board Committee. The Board reviews and determines the membership of the Committees at least annually.

Committee	Members
Audit Committee	Gary L. Countryman, Chair Joseph A. Califano, Jr. Linda M. Griego Frederic V. Salerno
Compensation Committee	Charles K. Gifford, Chair William S. Cohen Bruce S. Gordon Doug Morris
Nominating and Governance Committee	Joseph A. Califano, Jr., Chair Gary L. Countryman Charles K. Gifford

              During 2012, the Audit Committee held 6 meetings, the Compensation Committee held 10 meetings and the Nominating and Governance Committee held 6 meetings. Information about the Committees, including their respective roles and responsibilities and charters, is set forth below.

Audit Committee

              The Audit Committee Charter provides that the Audit Committee will be comprised of at least three members and that all of the members on the Committee must be independent directors. Also, the Committee must have at least one "audit committee financial expert" (as described below) and all Committee members must be financially literate. The Committee holds at least five regular meetings each year, and it regularly meets separately at these meetings with the independent auditor, the Company's General Counsel, its Senior Vice President of Internal Audit and other members of the Company's senior management. The Committee is responsible for the following, among other things:

  •
  The appointment, retention, termination, compensation and oversight of the Company's independent auditor, including reviewing with the independent auditor the scope of the audit plan and audit fees;

  •
  Reviewing the Company's financial statements and related disclosures, including with respect to internal control over financial reporting;

  •
  Oversight of the Company's internal audit function; and

  •
  Oversight of the Company's compliance with legal and regulatory requirements.

              For additional information on the Committee's role and its oversight of the independent auditor during 2012, see "Report of the Audit Committee."

              Audit Committee Financial Experts.    The Board has determined that all of the members of the Audit Committee are "financially literate," as that term is interpreted by the Board in its business judgment. In addition, the Board has determined that two members of the Audit Committee, including Mr. Countryman (Chair), qualify as "audit committee financial experts," as that term is defined in the regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act").

Compensation Committee

              The Compensation Committee Charter provides that the Compensation Committee will be comprised of at least three members, except that the Committee is deemed to be properly constituted with at least two members in the event of a vacancy until the Board fills the vacancy. The Charter also provides that all of the members on the Committee must be independent directors and that the Committee shall also satisfy the relevant requirements established pursuant to regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee holds at least four regular meetings each year and is responsible for the following, among other things:

  •
  Adopting and periodically reviewing the Company's compensation philosophy, strategy and principles regarding the design and administration of the Company's compensation programs;

  •
  Reviewing and approving the total compensation packages for the Executive Chairman, the President and Chief Executive Officer, the Company's other executive officers, and other senior executives identified by the Committee after consultation with the Company's Chief Executive Officer and Executive Vice President, Human Resources and Administration, and, in certain instances, other persons among the Company's most highly compensated executives (excluding "Talent," as such term is currently used in the media or entertainment industries) (collectively, the "senior executives"); and

  •
  Overseeing the administration of the Company's incentive compensation plans (including the bonus plan for executives subject to Section 162(m) of the Code) and its equity-based compensation plans.

              Consideration and Determination of Executive Compensation.    The Compensation Committee reviews all components of senior executives' compensation, including base salary, annual and long-term incentives and severance arrangements. In approving compensation for the senior executives (other than Messrs. Redstone and Moonves), the Committee considers the input and recommendations of Mr. Moonves with respect to the senior executives' performances, Mr. Briskman with respect to those senior executives who report directly to him and Mr. Ianniello with respect to those senior executives who report directly to him. With respect to Messrs. Redstone and Moonves, the Committee reviews and approves goals and objectives relevant to their compensation and, together with the Nominating and Governance Committee, annually evaluates the performances of the Executive Chairman and the Chief Executive Officer in light of those goals and objectives. The results of these evaluations are then reported to the non-management directors. The Compensation Committee sets compensation for the Executive Chairman and the Chief Executive Officer taking these evaluations into account. The Committee then reports to the Board on the process for setting compensation for the Executive Chairman and Chief Executive Officer.

              The Company's processes and procedures for the consideration of executive compensation and the role of the Company's executive officers in determining or recommending the amount or form of executive compensation are more fully described in the "Compensation Discussion and Analysis" section below. Director compensation is approved by the Board, based on recommendations from the Nominating and Governance Committee, as more fully described in the "Nominating and Governance Committee" section below.

              The Compensation Committee has the power to delegate its authority and duties to subcommittees or individuals as it deems appropriate and in accordance with applicable laws and regulations. The Committee has delegated to the President and Chief Executive Officer limited authority (with respect to executives who are not senior executives) to grant long-term incentive awards under the Company's long-term incentive plan to such executives in connection with their hiring, promotion or contract renewal and to modify the terms of outstanding equity grants in certain post-termination scenarios, as discussed in the "Compensation Discussion and Analysis" section below.

              The Committee is empowered to retain compensation consultants having special competence to assist the Committee in evaluating executive officer and employee compensation. The Committee has the sole authority to retain and terminate such consultants and to review and approve such consultants' fees and other retention terms. The Committee retains an independent compensation consulting firm, currently Exequity LLP, to advise the Committee in its review of senior executive compensation. The

Compensation Committee adopted a policy in 2008 providing that the independent compensation consulting firm will not be considered as a provider of services to the Company, other than for services provided to the Compensation Committee. Accordingly, other than these services provided to the Committee, Exequity does not perform any administrative or consulting services for the Company. In furtherance of the Committee's review of senior executive compensation, the independent consultant examines the compensation practices at companies with which the Company competes for senior executive talent, including those companies engaged in similar business activities and other publicly traded U.S. companies, and provides other analysis, as more fully described in the "Compensation Discussion and Analysis" section below. The Committee has assessed the independence of Exequity and concurred that Exequity's work for the Committee does not raise any conflict of interest.

Nominating and Governance Committee

              The Nominating and Governance Committee's Charter provides that the Nominating and Governance Committee will be comprised of at least three members, except that the Committee is deemed to be properly constituted with at least two members in the event of a vacancy until the Board fills the vacancy. The Charter also provides that all of the members on the Committee must be independent directors. The Committee holds at least three regular meetings each year and is responsible for the following, among other things:

  •
  Identifying and recommending to the Board nominees for election to the Board and reviewing the composition of the Board as part of this process;

  •
  Overseeing all aspects of the Company's corporate governance initiatives, including regular assessments of its principal governance documents;

  •
  Establishing criteria for the annual self-evaluations of the Board and its Committees;

  •
  Making recommendations to the Board on director compensation matters;

  •
  Monitoring developments in the law and practice of corporate governance;

  •
  Developing and recommending items for Board meeting agendas; and

  •
  Reviewing transactions between the Company and related persons.

              The members of the Nominating and Governance Committee also chair the executive sessions of non-management and independent directors on a rotating basis.

              Consideration and Determination of Director Compensation.    The Committee annually reviews and recommends for the Board's consideration the form and amount of compensation for Outside Directors. "Outside Directors" are directors of the Company who are not employees of the Company or any of its subsidiaries. Only Outside Directors are eligible to receive compensation for serving on the Board, as more fully described in the "Director Compensation" section below.

              In accordance with the Guidelines and its Charter, the Committee is guided by three principles in its review of Outside Director compensation and benefits: Outside Directors should be fairly compensated for the services they provide to the Company, taking into account, among other things, the size and complexity of the Company's business and compensation and benefits paid to directors of comparable companies; Outside Directors' interests should be aligned with the interests of stockholders; and Outside Directors' compensation should be easy for stockholders to understand.

              The recommendations of the Committee with respect to director compensation are subject to approval by the Board.

              2013 Director Nomination Process; Board Diversity.    In connection with the 2013 director nomination process, the Committee reviewed the current composition of the Board in light of the considerations set forth in its Charter and the Company's Guidelines. The Committee also considered input received from other directors on Board member qualifications, Board composition and any special circumstances that the Committee considers important in its determination. After taking these considerations into account, the Committee determined to recommend to the Board that each of the current members of the Board be nominated to stand for election at the 2013 Annual Meeting.

              As part of its review, the Committee considers diversity, among other factors. The Committee considers diversity to be a broadly defined concept which takes into account professional experience, gender and ethnicity, among other characteristics. As a result of considering diversity as part of its nomination process, multiple industries are represented on the Board, including the entertainment and media, communications, banking, legal, insurance and management consulting industries, among others. Additionally, distinguished contributors to governmental and not-for-profit organizations also serve on the Board. Multiple professions are represented among the directors, including current and past experience as principal executive and principal financial officers, attorneys, high-level government officials, entrepreneurs and television, film and record producers, among others. Also, over the seven-year period following the separation of former Viacom Inc. ("Former Viacom") into two publicly traded companies, CBS Corporation and new Viacom Inc. (the "Separation"), the Committee has nominated, and stockholders have elected, a total of four female directors, one of whom is Hispanic, and one African-American director. The Committee assesses the effectiveness of its consideration of diversity as part of its annual nomination process, when it reviews the composition of the Board as a whole.

              Stockholder Recommendations for Director.    The Committee will consider candidates for director recommended by the stockholders of the Company. All recommendations by stockholders for potential director candidates, which shall include written materials with respect to the potential candidate, should be sent to Angeline C. Straka, Secretary, CBS Corporation, 51 West 52nd Street, New York, NY 10019. The Company's Guidelines and Nominating and Governance Committee Charter set forth certain criteria for director qualifications and Board composition that stockholders should consider when making a recommendation. These criteria include an expectation that directors have substantial accomplishments in their professional backgrounds, are able to make independent, analytical inquiries, and exhibit practical wisdom and mature judgment. Directors of CBS Corporation should also possess the highest personal and professional ethics, integrity and values and be committed to promoting the long-term interests of CBS Corporation's stockholders. Director candidates recommended by stockholders who meet the director qualifications, which are described more fully in the Company's Guidelines and Nominating and Governance Committee Charter, will be considered by the Chair of the Committee, who will present the information on the candidate to the entire Committee. Director candidates recommended by stockholders will be considered by the Committee in the same manner as any other candidate.

Communications with Directors

              Stockholders and other parties interested in contacting CBS Corporation's non-management directors may send an email to nonmanagementdirectors@cbs.com or write to Non-Management Directors, CBS Corporation, 51 West 52nd Street, 35th Floor, New York, NY 10019. The non-management directors' contact information is also available on CBS Corporation's website at www.cbscorporation.com. The non-management directors have approved the process for handling communications received in this manner.

              Stockholders should also use the email and mailing address for the non-management directors to send communications to the Board. The process for handling stockholder communications to the Board received in this manner has been approved by the independent directors of the Board. Correspondence relating to accounting or auditing matters will be handled in accordance with procedures established by the Audit Committee for such matters.

Compensation Committee Interlocks and Insider Participation

              None of the members of the Compensation Committee during fiscal year 2012 was, or has ever been, an officer or employee of the Company, and, during fiscal year 2012, no executive officer of the Company served on the board and/or compensation committee of any company that employed as an executive officer any member of the Company's Board and/or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              The table below sets forth as of February 28, 2013, unless otherwise indicated, information concerning the beneficial ownership of the Company's Class A and Class B Common Stock by (i) each current director and director nominee, (ii) each named executive officer and (iii) the current directors and executive officers of the Company as a group. Each person has sole voting and investment power over the shares reported, except as noted. Also set forth below is information concerning the beneficial ownership by each person, or group of affiliated persons, who is known by the Company to beneficially own 5% or more of the Company's Class A Common Stock. As of February 28, 2013, there were 42,687,202 shares of the Company's Class A Common Stock outstanding and 570,836,066 shares of the Company's Class B Common Stock outstanding.

	Beneficial Ownership of Equity Securities
Name	Title of Security	Number of Shares		Percent of Class
Anthony G. Ambrosio	Class A Common	0		*
	Class B Common	690,587	(1)(2)(3)	*
David R. Andelman	Class A Common	22,217	(4)	*
	Class B Common	105,483	(1)(4)	*
Louis J. Briskman	Class A Common	0		*
	Class B Common	1,777,029	(1)(2)(3)	*
Joseph A. Califano, Jr.	Class A Common	2,899	(4)	*
	Class B Common	89,009	(1)(3)(4)	*
William S. Cohen	Class A Common	25,927	(4)	*
	Class B Common	73,567	(1)(4)	*
Gary L. Countryman	Class A Common	6,318	(4)	*
	Class B Common	76,110	(1)(4)	*
Charles K. Gifford	Class A Common	0		*
	Class B Common	88,708	(1)(4)	*
Leonard Goldberg	Class A Common	0		*
	Class B Common	80,312	(1)(3)	*
Bruce S. Gordon	Class A Common	0		*
	Class B Common	82,877	(1)(4)	*
Linda M. Griego	Class A Common	0		*
	Class B Common	75,806	(1)(3)(4)	*
Joseph R. Ianniello	Class A Common	0		*
	Class B Common	652,277	(1)(2)(3)	*
Arnold Kopelson	Class A Common	3,461	(4)	*
	Class B Common	73,357	(1)(4)	*
Leslie Moonves	Class A Common	0		*
	Class B Common	10,002,385	(1)(2)(3)	1.7%
Doug Morris	Class A Common	18,327	(4)	*
	Class B Common	88,167	(1)(4)	*

	Beneficial Ownership of Equity Securities
Name	Title of Security	Number of Shares		Percent of Class
Shari Redstone	Class A Common	9,457	(4)(5)	*
	Class B Common	86,465	(1)(3)(4)(5)	*
Sumner M. Redstone	Class A Common	34,110,939	(6)	79.9%
	Class B Common	9,951,898	(1)(6)	1.7%
Frederic V. Salerno	Class A Common	24,531	(4)	*
	Class B Common	83,872	(1)(4)	*
Current directors and executive officers	Class A Common	113,137	(4)	*
as a group, other than the interests of Mr. Redstone (21 persons)	Class B Common	15,094,837	(1)(2)(3)(4)(7)	2.6%
National Amusements/NAI EH	Class A Common	34,110,899	(8)	79.9%
846 University Avenue Norwood, MA 02062	Class B Common	5,800,000	(8)	1.0%
Mario J. Gabelli et al. (9)	Class A Common	4,411,381		10.3%
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580-1435

*
Represents less than 1% of the outstanding shares of the class.

(1)
Includes the following shares of the Company's Class B Common Stock (a) which the indicated named executive officer or director had the right to acquire on or within 60 days from February 28, 2013, through the exercise of stock options: Ambrosio, 545,263; Andelman, 39,046; Briskman, 1,459,945; Califano, 39,046; Cohen, 3,396; Countryman, 31,408; Gifford, 41,594; Goldberg, 36,501; Gordon, 41,594; Griego, 31,408; Ianniello, 506,689; Kopelson, 31,408; Moonves, 8,100,096; Morris, 31,408; Shari Redstone, 33,746; Sumner Redstone, 4,151,898; and Salerno, 21,223; and (b) underlying RSUs which will vest within 60 days from February 28, 2013 held by the indicated executive officer: Ambrosio, 324 and Ianniello, 552 (indirect, by spouse).

(2)
Includes shares held through the CBS 401(k) Plan.

(3)
Includes the following number of shares of the Company's Class B Common Stock (a) owned by family members but as to which, except in the case of Ms. Griego, the indicated named executive officer or director disclaims beneficial ownership: Califano, 927; Griego, 6,000; Ianniello, 6,513; and Moonves, 4,597; (b) held in a family partnership: Briskman, 2,784, as to which he disclaims beneficial ownership to the extent that he has no pecuniary interest; (c) held by trusts, as to which the indicated director has shared voting and investment power: Goldberg, 5,000; Moonves, 467,620; and Shari Redstone, 1,500; and (d) held in family trusts, as to which the indicated officer has sole voting and investment power: Ambrosio, 62,500; and Moonves: 276,658.

(4)
Includes (a) the following Company Class A Common Stock phantom units and Class B Common Stock phantom units credited pursuant to the Company's deferred compensation plans for Outside Directors: Andelman, 22,217 Class A and 22,329 Class B; Califano, 2,899 Class A and 2,916 Class B; Cohen, 25,927 Class A and 26,063 Class B; Countryman, 6,318 Class A and 6,320 Class B; Kopelson, 3,461 Class A and 3,458 Class B; Morris, 18,327 Class A

    and 18,423 Class B; Shari Redstone, 9,457 Class A and 9,500 Class B; and Salerno, 24,531 Class A and 24,634 Class B (including 7,918 Class A and 7,946 Class B, which amounts were deferred prior to December 31, 2005, and are held in an account in Mr. Salerno's name at Viacom Inc.); and (b) the following shares of the Company's Class B Common Stock underlying vested restricted share units ("RSUs") for which settlement has been deferred: Andelman, 44,108; Califano, 44,108; Cohen, 44,108; Countryman, 36,556; Gifford, 41,614; Gordon, 38,833; Griego, 25,454; Kopelson, 3,705; Morris, 36,556; Shari Redstone, 24,154; and Salerno, 36,556. Pursuant to the governing plans, the phantom common stock units are payable in cash and the RSUs are payable in shares of the Company's Class B Common Stock following termination of service as a director.

(5)
Ms. Redstone is a stockholder of National Amusements and has a significant indirect beneficial interest in the Company shares owned by National Amusements/NAI EH.

(6)
Includes 34,110,899 shares of the Company's Class A Common Stock and 5,800,000 shares of the Company's Class B Common Stock that are owned by National Amusements and NAI EH, a wholly owned direct subsidiary of National Amusements. Mr. Redstone is the beneficial owner of the controlling interest in National Amusements and, accordingly, beneficially owns all such shares. Based on information received from National Amusements, the shares of the Company's Class A and Class B Common Stock owned by NAI EH are pledged to NAI EH's lenders. National Amusements holds more than 50% of the Company's Class A Common Stock directly, and these shares are not pledged.

(7)
Includes 11,658,855 shares of the Company's Class B Common Stock which the current directors and executive officers as a group, other than Mr. Redstone, had the right to acquire on or within 60 days from February 28, 2013, through the exercise of stock options or through the vesting of RSUs.

(8)
Mr. Redstone is the beneficial owner of the controlling interest in National Amusements and, accordingly, beneficially owns all the Company's shares held by National Amusements and NAI EH. Based on information received from National Amusements, the shares of the Company's Class A and Class B Common Stock owned by NAI EH are pledged to NAI EH's lenders. National Amusements holds more than 50% of the Company's Class A Common Stock directly, and these shares are not pledged.

(9)
The number of shares identified is based on a Schedule 13D dated February 25, 2011 and filed with the SEC by Gamco Investors, Inc. et al. on March 15, 2011. The Schedule 13D reported that the Gabelli entities have investment discretion and/or voting power with respect to substantially all of such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE and to furnish the Company with copies of all Section 16(a) forms they file. Based upon the Company's compliance program, a review of the forms furnished to the Company and written representations, the Company believes that during 2012 its executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

              The Board of Directors adopted a written policy whereby the Nominating and Governance Committee reviews and approves, ratifies or takes other actions it deems appropriate with respect to a related person transaction that, under the rules of the SEC, is required to be disclosed in the Company's proxy statement. In its review, the Committee considers the related person's interest in the transaction; the material terms of the transaction, including the dollar amount involved; the importance of the transaction to the related person and the Company; whether the transaction would impair the judgment of the related person; and any other information the Committee deems appropriate.

              Any member of the Committee who is a related person with respect to a transaction under review may not participate in the review or vote respecting the transaction; however, that person may be counted in determining the presence of a quorum at a meeting of the Committee that considers the transaction.

              Under the policy, the Company's legal staff is primarily responsible for determining whether a related person has a direct or indirect material interest in a transaction with the Company that is required to be disclosed. The determination will be made after a review of information obtained from the related person and information available from the Company's records. The staff is responsible for establishing and maintaining policies and procedures to obtain relevant information to allow it to make the determination.

Agreements Related to Viacom Inc.

              National Amusements, the Company's controlling stockholder, is also the controlling stockholder of Viacom Inc. ("Viacom"). Mr. Sumner M. Redstone, the controlling stockholder, chairman of the board of directors and chief executive officer of National Amusements, serves as the Executive Chairman of the Board of Directors for both the Company and Viacom.

              During 2012, the Company, as part of its normal course of business, entered into transactions with Viacom and its subsidiaries. The Company, through its Entertainment segment, licenses its television products and leases its production facilities to Viacom's media networks businesses. In addition, the Company recognizes revenues for advertising spending placed by various subsidiaries of Viacom. Viacom also distributes certain of the Company's television products in the home entertainment market. The Company's total revenues from these transactions were $221 million for the year ended December 31, 2012. In addition, the Company places advertisements with, leases production facilities from, and purchases other goods and services from, various subsidiaries of Viacom. The total amounts from these transactions were $26 million for the year ended December 31, 2012. As of December 31, 2012, Viacom owed the Company approximately $257 million, and the Company owed Viacom approximately $2 million in connection with the Company's various normal course of business transactions with Viacom.

              The Company believes that the terms of all such transactions were no more or less favorable to the Company and its businesses than they would have obtained from unrelated parties. The Company expects for the foreseeable future to continue to have transactions with Viacom.

Other Related Person Transactions

              National Amusements, during 2012, paid to CBS Films, a subsidiary of the Company, approximately $644,000 for CBS' share of revenues from the theatrical exhibition of CBS Films' motion pictures in National Amusements' theaters. In addition, National Amusements and certain of its subsidiaries place advertising on certain CBS radio stations from time to time, which amounted to approximately $134,000 in 2012. The Company believes that the terms of these arrangements are no more or less favorable to the Company than it could have obtained from unrelated parties. The Company expects for the foreseeable future to continue these types of arrangements with National Amusements.

              The National Center on Alcohol and Substance Abuse at Columbia University ("CASA") sponsors an annual "Family Day" event, the purpose of which is to encourage families to eat dinner together. During 2012, Mr. Califano served as Founder and Chairman of CASA, until February 2012, and thereafter as Founder and Chairman Emeritus. In 2012, certain divisions of the Company and its subsidiaries supported the cause by airing public service announcements (PSAs) that promote Family Day. It is anticipated that divisions of the Company and its subsidiaries will from time to time promote Family Day. In addition, in 2012, the Company made contributions totaling $50,000 to CASA.

              Pursuant to an agreement between a subsidiary of the Company and Panda Productions, a television and film production company owned 50% by Mr. Goldberg, he serves as an Executive Producer of CBS Network's television series, Blue Bloods. In connection with this agreement, during 2012, the Company paid to Panda Productions fees per episode, which are consistent with fees paid to other executive producers at Mr. Goldberg's level. The Company currently expects to pay Panda Productions additional fees for Mr. Goldberg's producer services through the 2013/2014 broadcast season and may also in the future pay additional contingent compensation to Panda Productions based upon its negotiated participation in net revenues received by the Company in connection with the Blue Bloods series. The Company believes that the terms of the agreement with Panda Productions are no more or less favorable to the Company than it could have obtained from unrelated parties.

              Jennifer Bresnan, the wife of Mr. Ianniello since 2012, is an employee in the alternative programming department of the CBS Network. Ms. Bresnan has been an employee of the CBS Network for five years. She received compensation in 2012 in an amount consistent with the compensation paid to other employees at her level.

              Julie Chen, the wife of Mr. Moonves, is a host of CBS Network's show, The Talk, the host of the CBS Network show Big Brother, and a contributor to CBS News. Ms. Chen's compensation is comparable to on-air talent in similar positions at the CBS Network, and the Company believes it is comparable to on-air talent in such positions generally.

              Amy Salerno, daughter of Mr. Salerno, is an employee in the Business Development department of Showtime Networks Inc., a subsidiary of the Company. Ms. Salerno has been an employee of Showtime Networks for approximately thirteen years. She is not an executive officer of the Company or of Showtime. Ms. Salerno received compensation in 2012 in an amount consistent with the compensation paid to other employees at her level.

              In November 1995, the Company entered into an agreement with Gabelli Asset Management Company ("GAMCO") pursuant to which GAMCO manages certain assets for qualified U.S. pension plans sponsored by the Company. For 2012, the Company paid GAMCO approximately $203,000 for such investment management services. The Company believes that the terms of the agreement with GAMCO are no more or less favorable to the Company than it could have obtained from unrelated parties. Entities that are affiliated with GAMCO collectively own 4,411,381 shares of the Company's Class A Common Stock, according to a Schedule 13D filed with the SEC on March 15, 2011 by such entities, the latest filing available, which shares, as of February 28, 2013, represented approximately 10.3% of the outstanding shares of the class.

ITEM 1—ELECTION OF DIRECTORS

              The election of 14 directors is proposed by the Board of Directors, each director to hold office, in accordance with the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, until the next annual meeting or until his or her successor is duly elected and qualified. The Company's Board proposes for election: David R. Andelman, Joseph A. Califano, Jr., William S. Cohen, Gary L. Countryman, Charles K. Gifford, Leonard Goldberg, Bruce S. Gordon, Linda M. Griego, Arnold Kopelson, Leslie Moonves, Doug Morris, Shari Redstone, Sumner M. Redstone and Frederic V. Salerno. All of the nominees are current members of the Company's Board who were elected at the Company's 2012 Annual Meeting of Stockholders.

              In accordance with the Board's recommendation, the proxy holders will vote the shares of the Company's Class A Common Stock covered by the respective proxies for the election of each of the 14 director nominees set forth below, unless the stockholder gives instructions to the contrary. If, for any reason, any of the director nominees become unavailable for election, the proxy holders may exercise discretion to vote for substitute nominees proposed by the Board. Each of the director nominees has indicated that he or she will be able to serve if elected and has agreed to do so.

              Information about each director nominee is set forth below:

David R. Andelman
Age 73 Director since 2000	Mr. Andelman is a senior partner associated with the law firm of Lourie & Cutler, P.C. in Boston, Massachusetts since 1964. Mr. Andelman also serves as a director and treasurer of Lourie & Cutler. He is also a director of National Amusements. He has held no other directorships during the past five years.

Mr. Andelman is an accomplished attorney, practicing law for 49 years with a focus in tax, estate and business planning. His legal acumen positions him as an invaluable advisor in the Company's deliberations. Mr. Andelman also provides institutional knowledge of the Company and continuity on the Company's Board, having served on the Board for 13 years.

Joseph A. Califano, Jr.
Age 81 Director since 2003	Mr. Califano is Founder and Chairman Emeritus of the Board of The National Center on Addiction and Substance Abuse at Columbia University ("CASA"). Prior to becoming Founder and Chairman Emeritus, effective February 1, 2012, Mr. Califano served as Founder and Chairman of CASA, commencing in 1992, and also served as its President from 1992 through May 1, 2009. Mr. Califano has served as Adjunct Professor of Public Health at Columbia University's Medical School and School of Public Health since 1992 and is a member of the Institute of Medicine of the National Academy of Sciences. He was senior partner of the Washington, D.C. office of the law firm Dewey Ballantine from 1983 to 1992. Mr. Califano served as the United States Secretary of Health, Education, and Welfare from 1977 to 1979, and he served as President Lyndon B. Johnson's Assistant for Domestic Affairs from 1965 to 1969. He is the author of 12 books. Mr. Califano is also a director of Willis Group Holdings PLC. During the past five years, he was also a director of Midway Games Inc. (2004-2009).

As the Founder and Chairman Emeritus and former senior executive of a nonprofit organization at a major university, Mr. Califano brings to the Board a distinctive ability to advise on public policy issues that may affect the Company and its reputation. In addition, his prior service at the highest levels of the federal government for more than 10 years and as an accomplished attorney in private practice in Washington, D.C. and New York provides the Board with insight on matters related to the federal government's regulation of the Company's businesses. From this experience plus his past and present directorship experience, which includes service on audit, financial and executive committees, Mr. Califano provides meaningful leadership in these areas and with respect to the implementation of sound corporate governance practices.
William S. Cohen
Age 72 Director since 2003	Mr. Cohen has been Chairman and Chief Executive Officer of The Cohen Group, a business consulting firm, since January 2001. Prior to founding The Cohen Group, Mr. Cohen served as the United States Secretary of Defense from January 1997 to 2001. He also served as a United States Senator from 1979 to 1997, and as a member of the United States House of Representatives from 1973 to 1979. During the past five years, he was also a director of RLJ Acquisition, Inc. (1999-2012).

Mr. Cohen currently serves as the principal executive officer of a privately held global consulting group that provides global business consulting services and advice on tactical and strategic opportunities in multiple global markets. This experience, coupled with his prior 28 years of service at the highest levels of the federal government, makes Mr. Cohen an invaluable, skilled advisor to the Board on global economic and political conditions and on the development of international strategies.

Gary L. Countryman
Age 73 Director since 2007	Mr. Countryman has been Chairman Emeritus of the Liberty Mutual Group since 2000. He served as Chairman of Liberty Mutual Group from 1986 to 2000 and as Chief Executive Officer from 1986 to 1998. Mr. Countryman is also Vice Chairman of the Dana-Farber Cancer Institute. During the past five years, he was also a director of Bank of America Corporation (2004-2009), Liberty Mutual Group (1986-2012) and NSTAR (1999-2012).

Mr. Countryman's 40-year career in the insurance industry provides the Board with financial expertise and an understanding of the management of risk from an insurance perspective. His leadership in transforming Liberty Mutual from a domestic to an international financial services group and overseeing a complex, highly regulated group of insurance companies is relevant to the Board's oversight of the Company's global businesses and complex regulations. Mr. Countryman is an experienced director, whose breadth of experience includes past and present service on executive personnel, executive, investment and nominating committees.
Charles K. Gifford
Age 70 Director since 2006	Mr. Gifford has been Chairman Emeritus of Bank of America Corporation since February 2005. He was Chairman and Chief Executive Officer of BankBoston prior to its 1999 merger with Fleet Financial Group and became President and Chief Operating Officer of the combined companies. Mr. Gifford became Chief Executive Officer of FleetBoston Financial in 2001 and Chairman in 2002. Mr. Gifford is also a director of Bank of America Corporation and Northeast Utilities. During the past five years, he was also a director of NSTAR (1999-2012).

Mr. Gifford, through an accomplished career overseeing large complex financial institutions in the banking industry, brings important business and financial expertise to the Board in its deliberations on complex transactions and other financial matters. In addition, his breadth of director experience, which includes his service on executive, executive personnel, credit, governance and nominating, compensation and audit committees, as well as his previous service as the lead trustee of NSTAR, provides valuable contributions to the Board in implementing good corporate governance.

Leonard Goldberg
Age 79 Director since 2007	Mr. Goldberg has been President of Mandy Films, Inc. and Panda Productions, Inc., both independent television and film production companies, since 1984. He is currently Executive Producer of the hit CBS television series, Blue Bloods. He was President of Twentieth Century Fox from 1987 to 1989. In addition, from 1972 to 1984, he partnered with producer Aaron Spelling to launch various television series and made-for-television movies. Prior to that, Mr. Goldberg served as Vice President of Production at Screen Gems (now Columbia Pictures Television) from 1969 to 1972. During the years 1961 to 1969, he served in various positions with the ABC Network, advancing to Head of Programming. He has held no other directorships during the past five years.

With over 50 years of executive and creative experience in the television and film industries, Mr. Goldberg brings a deep understanding of the Company's core television and film businesses. He is well-positioned to advise directly on the strategic direction of the Company's Entertainment segment, including with respect to providing insight into the management of the Company's executive and creative talent.
Bruce S. Gordon
Age 67 Director since 2006	Mr. Gordon served as President and Chief Executive Officer of the National Association for the Advancement of Colored People ("NAACP") from August 2005 to March 2007. In December 2003, Mr. Gordon retired from Verizon Communications where he had served as President, Retail Markets Group since June 2000. Prior to that, Mr. Gordon served as Group President, Enterprise Business with Bell Atlantic Corporation (Verizon's predecessor) since December 1998. He served as Group President, Consumer and Small Business Services of Bell Atlantic from 1993 to August 1997, and as Group President, Retail, from August 1997 to December 1998. Mr. Gordon is also a director of Northrop Grumman Corporation and The ADT Corporation. During the past five years, he was also a director of Tyco International Ltd. (2003-2012).

Having completed a 35-year career as a top executive in the telecommunications industry in 2003, Mr. Gordon became the first business executive to head the NAACP from 2005 to 2007. In addition to bringing significant leadership experience to the Board from his previous executive officer positions, the combination of proven business acumen and experience in public service makes Mr. Gordon a valuable advisor on business practices, including those with social policy implications. For example, he has been an instrumental advisor in the Company's re-affirmation of its diversity commitment programs. Also, Mr. Gordon's current service on two other boards, including service on nominating and governance, compensation and policy committees and as a non-Executive Chairman of a public company, gives him a deep understanding of public company governance.

Linda M. Griego
Age 65 Director since 2007	Ms. Griego has served, since 1986, as President and Chief Executive Officer of Griego Enterprises, Inc., a business management company. For more than 20 years, she oversaw the operations of Engine Co. No. 28, a prominent restaurant in downtown Los Angeles that she founded in 1988. From 1990 to 2000, Ms. Griego held a number of government-related appointments, including Deputy Mayor of the city of Los Angeles, President and Chief Executive Officer of the Los Angeles Community Development Bank, and President and Chief Executive Officer of Rebuild LA, the agency created to jump-start inner-city economic development following the 1992 Los Angeles riots. Over the past two decades, she has also served on a number of government commissions and boards of directors of nonprofit organizations, including current service on the boards of the David and Lucile Packard Foundation, the Martin Luther King, Jr. Hospital, and the Community Development Technologies Center. Ms. Griego has served as a director of publicly traded and private corporations, including presently serving as director of AECOM Technology Corporation and the American Funds (3 funds). During the past five years, she was also a director of City National Corporation (2006-2009) and Southwest Water Company (2001-2010).

With the breadth of her leadership experience as a businesswoman, in the public sector through her multiple government appointments and extensive community-based participation in Los Angeles, an area where the Company has a significant presence, and on multiple not-for-profit boards, Ms. Griego provides the Board with financial and business acumen, as well as public policy expertise as it relates to business practices. Ms. Griego is also an experienced director, including current service on other audit, compensation and organization, and nominating and governance committees, with demonstrated expertise in the application of sound corporate governance principles.

Arnold Kopelson
Age 78 Director since 2007	Mr. Kopelson has been Co-Chairman and Co-President of Kopelson Entertainment, through which he produces films and finances the acquisition and development of screenplays, since 1979. Prior to that, he practiced entertainment and banking law, specializing in motion picture financing. He has been honored with a Best Picture Academy Award, a Golden Globe, and an Independent Spirit Award, and his films have generated 17 Academy Award nominations. Mr. Kopelson serves on the Executive Committee of the Producers Branch of the Academy of Motion Picture Arts and Sciences. He has held no other directorships during the past five years.

As an Academy Award-winning producer, Mr. Kopelson brings to the Board a significant depth of knowledge of the entertainment industry. This encompasses 34 years of executive and creative experience in film production and financing, as well as his prior experience in practicing entertainment and banking law. With his film industry experience and affiliations, Mr. Kopelson is a skilled advisor on the strategic direction of the Company's Entertainment segment and provides insight into the management of the Company's executive and creative talent.
Leslie Moonves
Age 63 Director since 2006	Mr. Moonves has been President and Chief Executive Officer of the Company since January 2006. Previously, Mr. Moonves served as Co-President and Co-Chief Operating Officer of Former Viacom from June 2004 through December 2005. Prior to that, he served as Chairman and Chief Executive Officer of CBS Broadcasting since 2003 and as its President and Chief Executive Officer since 1998. Mr. Moonves joined former CBS Corporation in 1995 as President, CBS Entertainment. Prior to that, Mr. Moonves was President of Warner Bros. Television since July 1993. During the past five years, he was also a director of KB Home (2004-2012).

As the Company's President and Chief Executive Officer, Mr. Moonves provides a critical link to management's perspective in Board discussions regarding the businesses and strategic direction of the Company. With his experience in all aspects of the Company's global businesses, having served in executive positions with the Company for the past 18 years, coupled with his service on the Board since the Separation, he provides the Board with unique institutional knowledge of the Company. Mr. Moonves is widely recognized as one of the most influential leaders in the entertainment industry. He is also an experienced director, with his service on the boards of multiple industry associations, and his prior service on other public company boards.

Doug Morris
Age 74 Director since 2007	Mr. Morris has been the Chief Executive Officer of Sony Music Entertainment ("Sony") since July 2011. Previously, he served as Chairman of Universal Music Group ("UMG") from November 1995 through early March 2011, as its Chairman and Chief Executive Officer from November 1995 to July 2010, and as its Chairman and Co-Chief Executive Officer for the remainder of 2010. In July 1995, he formed a joint venture with Universal Music Group for a full-service record label. Prior to that, Mr. Morris served as President and Chief Operating Officer of Warner Music U.S. commencing in 1994 and was soon after appointed Chairman. He served as President of Atlantic Records and Co-Chief Executive Officer of the Atlantic Recording Group from 1980 to 1994. Mr. Morris began his career as a songwriter, producer, and the founder of his own record label, which was acquired by Atlantic Records in 1978. During the past five years, he was also a director of Activision Blizzard, Inc. (2008-2011).

Mr. Morris brings to the Board significant leadership experience from his executive positions at industry-leading international music companies, including his position at Sony and his prior positions at UMG. As both Sony and UMG are involved in the development, manufacturing, marketing, sales and distribution of recorded music through a network of subsidiaries, joint ventures and licensees in multiple countries around the world, Mr. Morris brings his direct experience overseeing a business structure focused on content creation and distribution to advise on the strategic direction of the Company's businesses with a global footprint.

Shari Redstone[1]
Age 58 Director since 1994	Ms. Redstone is a media executive with a wide-ranging background in numerous aspects of the entertainment industry and related ventures. She is also a Vice Chair of the Board of Directors of Viacom Inc. and Vice Chair of the Board of Directors of the Company. During the past five years, she was also director of Midway Games (2004-2008).

Since 2000, she has been President of National Amusements, one of the top 10 movie exhibitors in the United States. Ms. Redstone has expanded the company's international footprint and its exploration of new technologies.

Ms. Redstone is also Co-founder and Managing Partner of Advancit Capital, a venture capital firm launched in 2011 which focuses on early stage investments in media, entertainment and technology. In addition, she is Co-Chairman of MovieTickets.com, Inc. and is a member of the Board of Directors and Executive Committee for the National Theatre Owners Association (NATO). Ms. Redstone earned a BS from Tufts University and a JD and a Masters in Tax Law from Boston University. She practiced corporate law, estate planning and criminal law in the Boston area before joining National Amusements.

With a deep commitment to the community, Ms. Redstone is actively involved in a variety of charitable, civic and educational organizations. She is currently a member of the Board of Directors at Combined Jewish Philanthropies and the John F. Kennedy Library Foundation. Ms. Redstone sits on the Board of Trustees at Dana Farber Cancer Institute. Ms. Redstone joined the Board and Executive Committee of "Our Time," a mass-membership organization that stands for the economic interests and political inclusion of young Americans aged 18-30. She is also on the Local Advisory Board and Executive Committee for BUILD, a non-profit organization which uses entrepreneurship to propel low income youth through high school and into college.

Ms. Redstone brings to the Board, and to her position as its Vice Chair, extensive industry and executive expertise, as well as legal acumen from her prior experience as a practicing attorney. That broad experience and entertainment industry knowledge directly assist the Board in overseeing the management of the Company. Ms. Redstone also brings to the Board's deliberations a direct knowledge of global growth strategies for the Company's businesses. She is an experienced director through her service on the boards of multiple industry associations, other public companies and charitable organizations. Ms. Redstone also provides institutional knowledge of the Company and continuity on the Company's Board, having served as a Board member for 19 years.

1            Ms. Redstone is Sumner Redstone's daughter. There are no other director nominees related to any other director or executive officer by blood, marriage or adoption.

Sumner M. Redstone[1]
Age 89 Director since 1986	Mr. Redstone is the Company's Founder and has been Executive Chairman of the Board since January 2006. He was Chairman of the Board of Former Viacom from 1987 through 2005 and served as Chief Executive Officer of Former Viacom from 1996 through 2005. Mr. Redstone has also served as Chairman of the Board of National Amusements since 1986 and Chief Executive Officer of National Amusements since 1967. He served as President of National Amusements from 1967 through 1999. Mr. Redstone served as the first Chairman of the Board of the National Association of Theatre Owners and is currently a member of its Executive Committee. Mr. Redstone has been a frequent lecturer at universities, including Harvard Law School, Boston University Law School and Brandeis University. Mr. Redstone graduated from Harvard University in 1944 and received a LL.B. from Harvard University School of Law in 1947. Upon graduation, Mr. Redstone served as Law Secretary with the United States Court of Appeals and then as a Special Assistant to the United States Attorney General. Mr. Redstone served in the Military Intelligence Division during World War II. While a student at Harvard, he was selected to join a special intelligence group whose mission was to break Japan's high-level military and diplomatic codes. Mr. Redstone received, among other honors, two commendations from the Military Intelligence Division in recognition of his service, contribution and devotion to duty. He is also a recipient of the Army Commendation Award. Mr. Redstone is also Chairman of the Board of National Amusements and serves as Executive Chairman of the board of directors and Founder of Viacom. He has held no other directorships during the past five years.

Mr. Redstone, with over 59 years as a renowned leader in the entertainment industry, has played a significant role in the entertainment and communications industries, through his ownership and executive positions at National Amusements, Viacom and this Company and his multiple leadership positions held at various industry associations. This industry and business experience, as well as his leadership experience in multiple entertainment and media company acquisitions and reorganizations, brings direct expertise to the Board's oversight of this Company's corporate and business strategies. His years of experience as a leader in multiple civic and community affairs and as a practicing attorney add to his position as an important advisor in this Company's deliberations. Mr. Redstone is also unsurpassed in his institutional knowledge of this Company and service on this Company's Board, having served on the Board for 27 years, and is thus uniquely qualified to be the Board's Chairman.

1            Ms. Redstone is Sumner Redstone's daughter. There are no other director nominees related to any other director or executive officer by blood, marriage or adoption.

Frederic V. Salerno
Age 69 Director since 2007	Mr. Salerno is a retired Vice Chairman and Chief Financial Officer of Verizon Communications Inc., a position he held from June 2000 to October 2002. Prior to that, Mr. Salerno served as Vice Chairman and Chief Financial Officer of Bell Atlantic Corporation (Verizon's predecessor) from August 1997. Prior to the merger of Bell Atlantic and NYNEX Corporation, Mr. Salerno served as Vice Chairman, Finance and Business Development of NYNEX from 1994 to 1997. Mr. Salerno was Vice Chairman of the Board of NYNEX and President of the NYNEX Worldwide Services Group from 1991 to 1994. Prior to the Separation, Mr. Salerno served as a director of Former Viacom from 1994 through 2005. Mr. Salerno is also a director of Akamai Technologies, Inc., IntercontinentalExchange, Inc., National Fuel Gas Company (Mr. Salerno has advised National Fuel that he will not be standing for re-election in 2014) and Viacom. During the past five years, he was also a director of Bear Stearns Companies Inc. (1992-2008) and Popular Inc. (2003-2011).

Mr. Salerno, through his prior principal financial officer and other executive positions held during his 37-year career in the telecommunications industry, provides the Board with a depth of business acumen and financial expertise important in analyzing complex financial transactions and overseeing financial and accounting matters for a large public company, including with respect to service on the Company's Audit Committee. Mr. Salerno is an experienced director bringing a broad and deep understanding of public company governance from his past and current service on other public company boards and various committees. He provides valuable institutional knowledge of the Company and continuity on the Company's Board, having served a total of 17 years on the Board.

RECOMMENDATION OF THE BOARD OF DIRECTORS

              The Board of Directors recommends a vote "FOR" the election of each of the director nominees named above.

DIRECTOR COMPENSATION

Outside Director Compensation During 2012

              The following table sets forth information concerning the compensation of the Company's Outside Directors for 2012.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)

Andelman, David R.	100,000	170,020	17	0	270,037
Califano, Jr., Joseph A.	144,000	170,020	3,086	7,500	324,606
Cohen, William S.	120,000	170,020	25	0	290,045
Countryman, Gary L.	144,000	170,020	464	5,000	319,484
Gifford, Charles K.	150,000	170,020	2,124	7,500	329,644
Goldberg, Leonard	100,000	170,020	—	7,000	277,020
Gordon, Bruce S.	120,000	170,020	—	0	290,020
Griego, Linda M.	112,000	170,020	—	2,800	284,820
Kopelson, Arnold	100,000	170,020	2	0	270,022
Morris, Doug	120,000	170,020	18	0	290,038
Redstone, Shari	100,000	170,020	5	7,500	277,525
Salerno, Frederic V.	112,000	170,020	10	0	282,030

(1)
Reflects cash amounts earned in 2012 for the annual board retainer, committee chair retainers and meeting fees for committee meetings. These amounts include cash deferred by Messrs. Andelman, Califano, Cohen and Morris and Ms. Redstone under the CBS Corporation Deferred Compensation Plan for Outside Directors.

(2)
These amounts reflect the grant date fair value determined in accordance with FASB ASC Topic 718 of the annual grant of restricted share units to each Outside Director under the amended and restated CBS Corporation 2005 RSU Plan for Outside Directors. For a discussion of the assumptions made in calculating the grant date fair value amounts for 2012, see "RSUs and PSUs" in Note 11 to the audited 2012 consolidated financial statements on page II-63 in the Company's Form 10-K for the fiscal year ended December 31, 2012. The aggregate number of unvested restricted share units outstanding as of the fiscal year ended December 31, 2012 for each Outside Director was 5,881. The aggregate number of option awards outstanding (from prior year grants) as of the fiscal year ended December 31, 2012 for each Outside Director was as follows: Andelman, 40,744; Califano, 53,478; Cohen, 17,828; Countryman, Griego, Kopelson and Morris, 33,106; Gifford and Gordon, 43,292; Goldberg, 38,199; Redstone, 35,444; and Salerno, 22,921.

(3)
Interest that accrues on deferred accounts under the CBS Corporation Deferred Compensation Plan for Outside Directors is accrued at the prime rate in effect at Citibank, N.A. at the beginning of each calendar quarter. For 2012, the prime rate represented an interest rate that was more than 120% of the long-term applicable federal rate published by the Internal Revenue Service and therefore is deemed to be preferential for purposes of this table. Accordingly, amounts in the table reflect the amount of interest accrued for each Outside Director in 2012 that exceeded the amount of interest that would have been accrued at 120% of the long-term applicable federal rate published by the Internal Revenue Service. Messrs. Goldberg and Gordon and Ms. Griego do not have any deferred cash amounts.

(4)
Amounts reflect the aggregate value of all matching contributions made by the Company on behalf of the director for 2012 under the CBS Corporation Matching Gifts Program for Directors. Under the program, the Company matches donations made by a director to eligible tax-exempt organizations at the rate of one dollar for each dollar donated up to $7,500 for each fiscal year.

Description of Director Compensation

              Directors of the Company who are not employees of the Company or any of its subsidiaries are "Outside Directors" as defined in the director plans described below. Outside Directors receive compensation for their service on the Board and are eligible to participate in these director plans. Messrs. Andelman, Califano, Cohen, Countryman, Gifford, Goldberg, Gordon, Kopelson, Morris and Salerno and Mses. Griego and Redstone are currently deemed Outside Directors. Messrs. Redstone and Moonves are not compensated for serving on the Board and are not eligible to participate in any director plans, other than the Matching Gifts Program for Directors.

Cash Compensation

              The Company pays the following cash compensation to Outside Directors:

    •
    A $100,000 annual Board retainer, payable in equal installments quarterly in advance;

    •
    A $20,000 annual Committee Chair retainer for the chair of each of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee, payable in equal installments quarterly in advance; and

    •
    A per meeting attendance fee of $2,000 to committee members for each meeting of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

Deferred Compensation Plan

              The Company maintains deferred compensation plans for Outside Directors (the "Director Deferred Compensation Plans"). Under the Director Deferred Compensation Plans, Outside Directors may elect to defer their Board and committee retainer and committee meeting fees. Deferred amounts are credited during a calendar quarter to an interest-bearing income account or a stock unit account in accordance with the director's prior election. Amounts credited to an income account bear interest at the prime rate in effect at the beginning of each calendar quarter. Amounts credited to a stock unit account are deemed invested in phantom units for shares of the Company's Class A Common Stock and Class B Common Stock on the first day of the calendar quarter following the quarter in which the amounts are credited, with the number of shares calculated based on the closing market prices on that first day. Until the amounts credited to the stock unit account are converted into phantom units, these credited amounts bear interest at the prime rate in effect at the beginning of the relevant calendar quarter.

              Upon a director's leaving the Board, the amounts deferred under the Director Deferred Compensation Plans are paid in cash in a lump sum or in three or five annual installments, based on the director's prior election, with the lump sum or initial annual installment becoming payable on the later of six months after the director leaves the Board (90 days after the director leaves the Board in the case of amounts deferred before January 1, 2005) or January 15th of the following year. The value of a stock unit account is determined by reference to the average of the respective closing market prices of the Company's Class A Common Stock and Class B Common Stock on the NYSE on each trading date during the four-week period ending five business days prior to the initial payment date. Amounts paid in installments accrue interest until the final installment is paid.

Equity Compensation

              The Company maintains the amended and restated CBS Corporation 2005 RSU Plan for Outside Directors (the "Director RSU Plan") and the amended and restated CBS Corporation 2000 Stock Option Plan for Outside Directors (the "Director Option Plan").

Stock Awards

              Outside Directors receive the following awards under the Director RSU Plan:

    •
    an annual grant of RSUs with a value of $170,000 based on the closing price of the Company's Class B Common Stock on the NYSE on the date of grant, which RSUs vest one year from the date of grant; and

    •
    Prorated RSU grants for Outside Directors who join the Board following the date of the annual RSU grant, but during the calendar year of the grant. Prorated grants will be made five business days following the date an Outside Director joins the Board, and will be determined by multiplying the number of months remaining in the calendar year from the date the Outside Director joins the Board (counting the month of joining as a full month), by the value of the annual RSU grant for that calendar year divided by 12, then divided by the closing price of the Company's Class B Common Stock on the NYSE on the date of grant. Prorated RSU grants vest on the first anniversary of the date of grant of the annual RSU grant that was awarded during the calendar year in which the Outside Director received such prorated RSU grant.

RSUs are payable to Outside Directors in shares of the Company's Class B Common Stock upon vesting unless the Outside Director elects to defer the settlement to a future date. Outside Directors are entitled to receive dividend equivalents on the RSUs in the event the Company pays a regular cash dividend on its Class B Common Stock. Dividend equivalents will accrue on the RSUs (including RSUs for which settlement has been deferred) in accordance with the Director RSU Plan until the RSUs are settled.

Option Awards

              On the date a director joins the Board as, or otherwise becomes, an Outside Director, he or she receives an initial grant of 12,734 stock options to purchase shares of the Company's Class B Common Stock under the Director Option Plan. This grant vests one year from the date of grant and the exercise price for grants made under the Director Option Plan is the closing price of the Company's Class B Common Stock on the NYSE on the date of grant, or if such day is not a business day, on the business day immediately preceding the date of grant.

Matching Gifts Program for Directors

              All directors are eligible to participate in the Company's Matching Gifts Program for Directors. Under the program, the Company matches donations made by a director to eligible tax-exempt organizations at the rate of one dollar for each dollar donated up to $7,500 for each fiscal year. The purpose of the program is to recognize the interest of the Company and its directors in supporting eligible organizations.

Other

Expenses:    Directors are reimbursed for expenses incurred in attending Board, committee and stockholder meetings (including travel and lodging) in accordance with the Company's normal travel policies.

Director Attendance at Certain Other Events:    CBS Corporation believes it is in its best interest for directors to participate in certain Company events and other events to meet with management, customers, talent and others important to the Company's business. The Board has established a policy on director attendance at these events. Under the policy, tickets to events that are designated as having a business purpose are allocated to directors. In addition, the Company reimburses directors for travel and related expenses in accordance with the Company's normal travel policies.

 ITEM 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

              The Audit Committee has appointed PricewaterhouseCoopers LLP ("PwC") as the Company's independent registered public accounting firm for the year ending December 31, 2013, subject to stockholder ratification. The Audit Committee has reviewed PwC's independence from the Company as described in the "Report of the Audit Committee." In appointing PwC as the Company's independent registered public accounting firm for the year ending December 31, 2013, and in recommending that the Company's stockholders ratify the appointment, the Audit Committee has considered whether the non-audit services provided by PwC were compatible with maintaining PwC's independence from the Company and has determined that such services do not impair PwC's independence.

              Representatives of PwC are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so. They will also be available to respond to questions at the Annual Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

              The Board of Directors recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for fiscal year 2013.

REPORT OF THE AUDIT COMMITTEE

              The following Report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such information by reference.

              The Audit Committee Charter states that the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audit of the consolidated financial statements of the Company. The Audit Committee also assists the Board of Directors' oversight of:

    •
    The quality and integrity of the Company's consolidated financial statements and related disclosures;

    •
    Evaluation of the effectiveness of the Company's internal control over financial reporting and risk management;

    •
    The Company's compliance with legal and regulatory requirements;

    •
    The independent auditor's qualifications and independence; and

    •
    The performance of the Company's internal audit function and independent auditor.

              Under the Audit Committee Charter, the Audit Committee's authorities and duties include, among other things:

    •
    Direct responsibility for the appointment, retention, termination, compensation and oversight of the work of the independent auditor, which reports directly to the Audit Committee, and the sole authority to pre-approve all services provided by the independent auditor;

    •
    Reviewing and discussing the Company's annual audited financial statements, quarterly financial statements and earnings releases with the Company's management and its independent auditor;

    •
    Reviewing the organization, responsibilities, audit plan and results of the internal audit function;

    •
    Reviewing with management, the internal auditor and the independent auditor the effectiveness of the Company's internal control over financial reporting and disclosure controls and procedures;

    •
    Reviewing with management material legal matters and the effectiveness of the Company's procedures to ensure compliance with legal and regulatory requirements; and

    •
    Overseeing the Company's compliance program and obtaining periodic reports from the Chief Compliance Officer.

              The Audit Committee also discusses certain matters with the independent auditor on a regular basis, including the Company's critical accounting policies, certain communications between the independent auditor and management, and the qualifications of the independent auditor.

              The full text of the Audit Committee Charter is available on CBS Corporation's website at www.cbscorporation.com. The Audit Committee assesses the adequacy of its Charter at least every other year, or more frequently as the Committee may determine.

              The Company's management is responsible for the preparation of the Company's consolidated financial statements, the financial reporting processes and maintaining effective internal control over financial reporting. The independent auditor is responsible for performing an audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight

Board ("PCAOB") and expressing an opinion on the conformity of the audited consolidated financial statements to U.S. generally accepted accounting principles. The independent auditor also expresses an opinion on the effectiveness of the Company's internal control over financial reporting. The Audit Committee monitors and oversees these processes.

              As part of its oversight role, the Audit Committee has reviewed and discussed with management and the Company's independent auditor, PricewaterhouseCoopers LLP ("PwC"), the Company's audited consolidated financial statements for the year ended December 31, 2012, the Company's disclosures under "Management's Discussion and Analysis of Results of Operations and Financial Condition" in the Company's 2012 Annual Report on Form 10-K and matters relating to the effectiveness of the Company's internal control over financial reporting as of December 31, 2012.

              The Audit Committee has also discussed with PwC all required communications, including the matters required to be discussed pursuant to PCAOB AU 380 (Communication With Audit Committees). In addition, the Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with PwC the firm's independence from the Company.

              Based on the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

Members of the Audit Committee

Gary L. Countryman, Chair
Joseph A. Califano, Jr.
Linda M. Griego
Frederic V. Salerno

 FEES FOR SERVICES PROVIDED BY THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

              The following table sets forth fees for professional services rendered by PwC to the Company and its subsidiaries for each of the years ended December 31, 2012 and 2011.

	2012	2011
Audit Fees	$8,681,000	$8,013,000
Audit-Related Fees(1)	926,000	715,000
Tax Fees(2)	2,324,000	822,000
All Other Fees(3)	11,000	28,000

Total	$11,942,000	$9,578,000

(1)
Audit-related fees (i) for 2012 principally related to employee benefit plan audits, attestation services required by contract and the preparation of carve-out financial statements for CBS Outdoor, and (ii) for 2011 principally related to employee benefit plan audits, audits attesting to the control environment and other attestation services required by contract.

(2)
Tax fees (i) for 2012 principally related to transfer pricing studies, tax compliance, and, with respect to $1,010,000 of the 2012 tax fees, assistance and advice in connection with the initial feasibility for and the conversion of the Outdoor operations in the Americas into a real estate investment trust, and (ii) for 2011 principally related to tax compliance, tax advice and tax planning services for domestic and international subsidiaries.

(3)
All other fees for 2012 and 2011 principally related to license fees for the use of PwC reference materials and publications and access to various online tools.

Audit Committee Pre-Approval of Services Provided by PwC

              All audit and non-audit services provided to the Company by PwC for 2012 were pre-approved by either the full Audit Committee or the Chair of the Audit Committee. Under the Audit Committee's pre-approval policies and procedures in effect during 2012, the Chair of the Audit Committee was authorized to pre-approve the engagement of PwC to provide certain specified audit and non-audit services, and the engagement of any accounting firm to provide certain specified audit services, up to a maximum amount of $200,000 per engagement, with the total amount of such authorizations outstanding that have not been reported to the Audit Committee not to exceed an aggregate of $1,000,000. The Audit Committee receives regular reports on the engagements approved by the Chair pursuant to this delegation. For 2013, the Audit Committee adopted the same pre-approval policies and procedures that were in effect for 2012, which permit the Chair to pre-approve the specified audit and non-audit services up to a maximum amount of $200,000 per engagement, with the total amount of such authorizations outstanding that have not been reported to the Audit Committee not to exceed an aggregate of $1,000,000.

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2012 Executive Summary

Company Performance

              CBS Corporation had a record-breaking 2012 fiscal year, building upon its stellar performances from the prior two fiscal years to achieve the highest financial results since the Separation in certain key metrics, and continued to outperform its media peers in various categories, despite the less than robust macroeconomic environment. This strong performance directly resulted from the continued leadership of the senior management team in executing on the Company's key strategic objectives, including optimizing the Company's portfolio of assets and driving growth by capitalizing on the demand for its top-tier content and diversifying revenue streams through new distribution channels and markets. The execution of this strategy, with cumulative successes over the past three years, has continued to cultivate significant rewards for shareholders and position the Company for long-term success.

The Company delivered record-breaking results and continued to outpace its diversified media peers (identified below) in certain key metrics, fortify its financial position and long-term sustainability and build upon the value delivered to stockholders, all of which reflect the cumulative effects of stellar performance for three years in a row:

  •
  During 2012, the Company's stock continued to perform strongly:

    •
    The Company's Class B Common Stock appreciated 40%, and the Company recorded its highest closing stock price since the Separation;

    •
    The Company's market capitalization increased by approximately $6.5 billion during 2012, based on diluted shares outstanding at fiscal year-end; and

    •
    The stock price appreciation exceeded—for the fourth consecutive calendar year—the average of the Company's diversified media peers (31% appreciation for 2012) and the S&P 500 Index (13% appreciation for 2012), resulting in cumulative share price appreciation for the past three years for the Company that significantly outpaced the average of such appreciation for the Company's diversified media peers and the S&P 500 Index.

  •
  The Company had record-breaking results for 2012, with the highest revenues, operating income, adjusted OIBDA (i.e., operating income before depreciation and amortization), adjusted OIBDA margins, and adjusted diluted earnings per share from continuing operations ("EPS") since the Separation.

    •
    Operating income, adjusted OIBDA and adjusted diluted EPS had double-digit growth during 2012, with 14%, 10% and 23% growth, respectively (See Annex A, "Reconciliation of Non-GAAP Measures").

    •
    Adjusted OIBDA margin improved by approximately 160 basis points to 25% (See Annex A, "Reconciliation of Non-GAAP Measures").

    •
    The Company exceeded its internal budgets for 2012 for both OIBDA and Free Cash Flow ("FcF") (i.e., OIBDA, less cash interest, taxes paid, working capital requirements and capital expenditures).

    •
    The Company maintained a high level of FcF conversion, which was almost 50% (excluding contributions to its qualified pension plans) for 2012 (see Annex A, "Reconciliation of Non-GAAP Measures").

  •
  The Company continued to deliver on its commitment to return value and capital to shareholders by:

    •
    Generating a total shareholder return ("TSR") (i.e., the total return of a stock to an investor, including stock price appreciation plus dividends) of 42% during 2012—a top-performer among its diversified media peers;

    •
    Continuing to increase its dividend payments—up 40% for total dividends paid per share in 2012 versus the prior year; and

    •
    Increasing the share repurchase program, by adding $1.7 billion to the amount authorized under the program.

  •
  The Company continued to strengthen its balance sheet by refinancing debt to take advantage of lower borrowing costs, which is expected to result in annualized interest expense savings of approximately $53 million.

The CBS Television Network ("Network") maintained its lead in certain Nielsen Media Research ratings categories as a result of the Company's continued focus on producing high-quality content. As a result of its hit shows in the prior 2011-2012 season, the Network was able to deliver a large scale renewal of 18 series and claimed the #1 and #2 most-watched new programs for the period commencing with the 2012-2013 season through the end of 2012. The Network led its nearest broadcast network competitor by an average of 2.6 million viewers per night in primetime. Key successes in 2012 for the 2012 portion of the 2012/2013 television season include:

  •
  The Network ranked #1 in key demographics (households and viewers and tied for the #1 ranking in the Adults 25-54 demographic);

  •
  Among viewers, in primetime, the Network had:

    •
    Six of the top 10 ranked shows, including 4 of the top 5,

    •
    The #1 Program and #1 new Show,

    •
    The #1 Comedy,

    •
    The top 7 Dramas; the #1 and #2 new Dramas,

    •
    The #1 News Program,

    •
    The #1 Show on 4 nights,

    •
    The #1 Scripted Series on 5 nights, and

    •
    More time-period winning programs in terms of viewers than all other broadcast networks combined.

Senior management continued to drive efforts to increase the Company's revenues derived from non-advertising sources through execution of its content monetization strategy and international expansion, including by:

  •
  Securing significant compensation arrangements for the Company from CBS affiliated stations and retransmission compensation arrangements and growing this combined revenue stream by 46% over last year, including;

    •
    4 multi-year retransmission deals with Cablevision, DirecTV, AT&T, and Dish Networks;

    •
    3 major affiliation agreements with Nexstar, Belo and Sinclair covering several markets; and

    •
    The execution of over 90 retransmission deals in the aggregate since the Separation and 55 current network affiliation deals.

  •
  Expanding the Company's domestic streaming arrangements strategically to maximize value (e.g., non-exclusive, multi-year licensing arrangements with Hulu Plus and a licensing arrangement for an additional specified show with Netflix).

  •
  Further enhancing the Company's global footprint and brand awareness through:

    •
    Extending its international licensing agreement with Netflix to stream select shows in Canada, Latin America, the United Kingdom, and Ireland;

    •
    Expanding its strategic partnership with Chellomedia to create CBS-branded channels in 83 territories across the Europe, the Middle East, and Africa (EMEA) region with a collective reach of 42 million subscribers, with the Company having a 30% ownership stake in the channels; and

    •
    Selling two of the Company's new shows ("Elementary" and "Vegas") in international syndication for a significant value per episode.

Pay for Performance

              CBS's performance-based compensation programs provide for the opportunity to reward the executive officers whose compensation is individually disclosed in the tables that appear on subsequent pages (the "named executive officers") and certain other senior executives (together with the named executive officers, the "senior executives") for contributing to annual financial and operational performance (through annual bonus programs) and stock price appreciation (through long-term equity incentives). A high percentage of the named executive officers' total compensation is performance-

based (targeted at 74% – 90% of total compensation for 2012), with a significant portion of total compensation in the form of equity awards (targeted at 30% – 57% of total compensation for 2012). The following charts show the percentage of the average of the named executive officers' target total compensation that is allocable to (i) base salary, target bonus and target long-term incentive awards and (ii) fixed versus variable compensation.

              In selecting the financial performance metrics, goals and criteria for the performance-based compensation programs each year, the Compensation Committee considers the Company's annual operating budget for the upcoming year, as approved by the Board. The budgeting process reflects aggressive goal-setting which has resulted in the Company's outperformance of its industry peers. Thus, the Committee considers its inclusion of budget amounts for OIBDA and FcF in setting performance goals and criteria to reflect the Company's core objective of pay for performance.

              As a result of the strong performance noted above in the 2012 fiscal year, the Compensation Committee approved the bonuses for each of the named executive officers disclosed in the Summary Compensation Table for Fiscal Year 2012, and the named executive officers earned shares underlying performance-based equity awards as discussed in the "Long-Term Incentive Programs" section, at levels reflecting the Company's performance. The bonus awards and further achievements during the 2012 fiscal year are discussed in more detail below in the "Bonus Awards" section.

Overview of Compensation Objectives

              CBS Corporation's compensation programs are designed to motivate and reward business success and to increase stockholder value. The Company's compensation programs are based on the following core objectives:

  •
  Stockholder Value Focused:   Align executives' interests with stockholders' interests, with particular emphasis on creating incentives that reward executives for consistently increasing the value of the Company.

  •
  Market-based:  Take into account the profile of compensation and benefits programs found in peer companies in order to attract and retain the talent needed to drive sustainable competitive advantage and deliver value to stockholders.

  •
  Performance-based:  Ensure plans provide reward levels that reflect variances between actual and desired performance results.

  •
  Flexible:  Enable management and the Board to make decisions based on the needs of the business and to recognize different levels of individual contribution and value creation.

              In determining the Company's compensation policies and decisions, the Company has considered the results of the vote held at the 2011 Annual Meeting of Stockholders on the compensation of the named executive officers disclosed in the 2011 proxy statement. Since the results of the vote were favorable, the Compensation Committee has continued to base the Company's compensation programs on the above objectives.

Evaluating Senior Executive Compensation

              The Compensation Committee reviews and approves the Company's compensation arrangements with the senior executives. The Committee reviews all components of the senior executives' compensation, including base salary, annual and long-term incentives, severance arrangements and benefit programs to ensure that they adhere to the core objectives of the Company's compensation programs. The Committee utilizes a rolling 12-month calendar based on regularly scheduled meeting dates that identifies the meeting date at which each senior executive requires Committee consideration regarding compensation and the type of action to be considered (i.e., salary increase, annual bonus payout, long-term incentive award determination, and other compensation actions). All final determinations relating to the compensation of the Executive Chairman and the President and Chief Executive Officer are made by the Committee in executive session, with advice from an independent compensation consultant (currently Exequity LLP). In assessing the compensation of the senior executives, the Committee considers many factors, including the performance of the Company's operations (with respect to corporate executives, the overall performance of the Company; with respect to operational executives, performance of the operations for which the executive is responsible), individual performance, experience, tenure and historical compensation, comparisons to other appropriate senior executives at identified peer companies and the advice of the Committee's independent compensation consultant. In considering any individual element of a senior executive's compensation, the Committee considers that element in relation to the individual executive's total compensation (i.e., base salary, bonus and long-term incentives).

              The Compensation Committee retains an independent compensation consultant to advise the Committee in its review of senior executive compensation. The Committee has the sole authority to retain and terminate the independent compensation consultant and to review and approve the firm's fees and other retention terms. The Committee adopted a policy in 2008 providing that the independent compensation consultant will not be considered as a provider of services to the Company, other than for services provided to the Compensation Committee. Accordingly, other than these services provided to the Committee, Exequity LLP does not perform any administrative or consulting services for the Company. The Committee has assessed the independence of Exequity and concurred that Exequity's work with the Committee does not raise any conflict of interest.

              In reviewing senior executive compensation, the Compensation Committee considers data regarding the competitive market for senior executive talent. For 2012, at the Committee's request, Exequity reviewed and approved a competitive assessment on the compensation practices at companies with which the Company competes for senior executive talent. The assessment includes those companies engaged in similar business activities (i.e., industry peers) and, as a more general reference point, an index of total compensation packages at other applicable publicly traded U.S. companies (general industry), all as described below. Not all of the companies included in these groups may be used as a point of comparison when reviewing a senior executive's total compensation. In determining which companies are appropriate comparisons for each senior executive, the scope of the executive's responsibility and the nature of the business for which he or she is responsible are considered. As a result, the appropriate companies selected for comparison may differ from one senior executive to the next. The competitive assessment focuses on applicable compensation packages at the 65th percentile of reliable market data, which includes an evaluation of base salary, target annual incentive opportunities (as such data is available), actual annual incentive earned, annualized expected value of long-term incentives, and the resulting total actual and target compensation. The competitive assessment also includes market data at the 65th percentile to reflect the Committee's commitment to competing with the Company's industry peers in recruiting and retaining the most sought-after executive talent. Although the Committee does not target total compensation amounts for each senior executive to a specific benchmark, the Committee does consider the compensation levels from the competitive assessment as one factor in determining these total compensation amounts for each senior executive.

              In 2012, the competitive assessment for the named executive officers (except as set forth below) included the compensation data of, with respect to the industry peer group, diversified media companies (i.e., News Corporation, Time Warner Inc., Viacom Inc. and The Walt Disney Company) and other media peers (i.e., Comcast Corporation) and, with respect to the publicly traded companies included in the general industry index, companies from which the Company may source, or to which the Company may lose, executive talent (i.e., AT&T Inc., Cablevision Systems Corporation, Cisco Systems, Inc., Clear Channel Communications, Inc. (a non-public subsidiary of CC Media Holdings, Inc., a public company), The Coca-Cola Company, Comcast Cable Communications LLC (a non-public subsidiary of Comcast Corporation, a public company), Dell Inc., DirecTV, Gannett Co., Inc., General Electric Company, Google Inc., Hewlett-Packard Company, International Business Machines Corporation, PepsiCo, Inc., The Procter & Gamble Company, Sprint Nextel Corporation, Time Warner Inc., Time Warner Cable, Verizon Communications Inc., Viacom Inc. and The Walt Disney Company). For Messrs. Redstone and Moonves, the Committee considers the compensation arrangements for similarly situated executive chairman and chief executive officer roles, respectively, at peer diversified media companies.

Changes in Named Executive Officers' Compensation Arrangements in 2012

              In order to secure the continued service of Mr. Moonves as the Company's President and Chief Executive Officer beyond the previously scheduled expiration of his employment agreement on February 22, 2015, the Compensation Committee determined that it would be in the Company's best interest to enter into a new employment agreement with Mr. Moonves, effective October 15, 2012, to extend his employment through June 30, 2017. The Committee determined not to increase Mr. Moonves' base salary or target bonus, which remains unchanged at $3.5 million and $12.0 million, respectively. In consideration for the extension of his employment arrangements, his new agreement provides for two equity grants to be made, as discussed in the "Long-Term Incentive Programs" section and described in the "Summary Compensation Table for Fiscal Year 2012—Employment Agreements—Leslie Moonves" section. The new agreement provides additional termination payments in the event of a termination without cause or for good reason, or in certain circumstances following the expiration of the original employment term, as discussed in the "Potential Payments Upon Termination" section. As also discussed in the "Potential Payments Upon Termination" section, the new agreement expands upon the incentives in Mr. Moonves' previous agreement to continue his employment with the Company for a period as a senior advisor and/or producer, including recognition of the material terms of a production agreement to be entered into if he elects to be a producer as set forth in the May 2, 2012 supplement to his previous agreement.

              In determining the compensation terms, the Committee considered the total compensation arrangements provided to CEOs of other diversified media companies, Mr. Moonves' stature as one of the most influential leaders in the entertainment industry, his tenure as a Company executive since 1995, and his performance as the Company's Chief Executive Officer, including in connection with the creation of premium content across the Company's portfolio of businesses. In concluding Mr. Moonves' new agreement, the Committee was advised by its independent compensation consultant and independent legal counsel. Mr. Moonves' new employment agreement is filed as Exhibit 10 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012.

              The Compensation Committee did not change the compensation arrangements set forth in the employment agreements for any other named executive officer during 2012.

Elements of Executive Compensation

              The Company's compensation arrangements with each of the senior executives, including the named executive officers, consist of the following elements:

  •
  Base Salary

  •
  Performance-Based Compensation Programs

    •
    Annual Bonus Awards

    •
    Long-Term Incentives

  •
  Retirement and Deferred Compensation Plans

  •
  Other Compensation (Perquisites and Other Personal Benefits)

              The Compensation Committee considers these elements in determining a senior executive's compensation package in order to reward for both the long- and short-term performance of the executive and the Company. The Committee does not use rigid guidelines in determining the mix of compensation elements (i.e., long-term versus currently paid out compensation and cash versus non-cash compensation) for each senior executive. However, the Committee does consider the level of base salary of each named executive officer as it relates to the allocation of guaranteed versus performance-based compensation. Variable, at-risk compensation, both short- and long-term, makes up the majority of each senior executive's total compensation.

              The Compensation Committee believes that its consideration of these compensation elements effectively achieves the objective of aligning compensation with performance measures that are directly related to the Company's financial goals and creation of stockholder value, without encouraging senior executives to take unnecessary and excessive risks that threaten the value of the Company. The Committee selects the financial performance metrics, goals and criteria for the performance-based compensation programs each year and also approves adjustments to the calculation of those goals and criteria, including pre-approved adjustments for awards intended to satisfy Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), in order to avoid distorted performance goals and criteria. The Committee believes this process results in performance goals and criteria that are challenging, yet realistic, and that will not encourage senior executives to engage in risky business activities in order to achieve unattainable goals or overcome lower results caused by unforeseen events.

Base Salary

              The Company provides the senior executives with base salary that is sufficiently competitive to attract and retain talented individuals and provides a secure base of guaranteed cash to compensate them for services rendered during the fiscal year. In order to ensure that the majority of compensation is variable, at-risk and tied to performance, the Compensation Committee set base salary levels for the named executive officers between 9% and 26% of targeted total compensation for 2012. When reviewing proposals for changes to base salary for the named executive officers, the Committee considers the following:

  •
  Appropriate competitive compensation data for the position;

  •
  Individual performance;

  •
  Base salary level for the executive in relation to that executive's total compensation package;

  •
  Input and recommendations of Mr. Moonves as President and Chief Executive Officer (for executives other than himself and Mr. Redstone);

  •
  The level of the annual merit increase budget across the Company as a whole; and

  •
  Existing contractual obligations, if any.

              In reviewing base salary during 2012 for the named executive officers, the Compensation Committee continued to consider their level of base salary as it relates to the allocation of guaranteed versus variable, at-risk compensation, as well as the factors listed above. As a result, none of the named executive officers received base salary increases during 2012.

Performance-Based Compensation Programs

              CBS's performance-based compensation programs provide for the opportunity to reward senior executives for contributing to annual financial and operational performance (through annual bonus programs) and for realizing stock price appreciation (through long-term equity incentives). Bonus awards are based on the Compensation Committee's review of the Company's financial results and qualitative assessment of senior executive performance against key strategic objectives and are not directly linked to the Company's stock price performance. A high percentage of the named executive officers' total compensation is performance-based (targeted at 74% – 90% of total compensation for 2012), with a significant portion of total compensation in the form of equity awards (targeted at 30% – 57% of total compensation for 2012).

Bonus Awards

              The Company provides an opportunity for annual bonus awards under its short-term incentive program ("Bonus Program"). The purpose of the Bonus Program is to benefit and advance the interests of the Company by granting annual bonus awards to the named executive officers and other senior executives as "pay for performance"—a reward for their individual contributions to the Company's annual financial and operational success.

              At the beginning of each fiscal year, the Compensation Committee approves funding levels that can be earned for that year for the Bonus Program. These funding levels are based on financial performance goals set by the Committee that are derived from budget determinations for the relevant year that take into account expected financial performance of the Company's industry peers for that year, as well as on expected performance against the key strategic objectives identified below. After the end of the fiscal year, the Committee evaluates the Company's actual performance relative to the funding levels in order to determine the aggregate amount available for payouts under the Bonus Program.

              In January 2013, the Committee evaluated the Company's actual financial performance for 2012, including the levels of achievement against the pre-established performance goals, and management's performance in 2012 against the strategic objectives, relative to the funding levels approved at the beginning of 2012, in order to determine the aggregate amount available for bonus payouts. The aggregate amount of awards provided to the named executive officers, as well as to the other participants in the Bonus Program, is limited by the funding pool resulting from the Committee's evaluation.

              As part of the Bonus Program, the named executive officers and certain other senior executives participate in the Company's Senior Executive Short-Term Incentive Plan (the "Senior Executive STIP"), which is a shareholder approved plan that provides for deductibility of amounts paid pursuant to the plan. Under the Senior Executive STIP, awards may be paid, in whole or in part, in cash, in the form of stock-based awards issued under the Company's long-term incentive plan or in any other form prescribed by the Committee.

              At the beginning of each fiscal year, the Compensation Committee sets a performance criterion under the Senior Executive STIP, as a first step toward qualifying bonus awards made under the Senior Executive STIP as "qualified performance-based compensation" eligible for deductibility under Section 162(m) of the Code. Assuming that the Committee determines that the criterion is met, the terms of the Senior Executive STIP establish for each of the named executive officers a maximum bonus that may be paid under the plan, subject to the Committee's negative discretion ("downward discretion"), for deductibility purposes. See the "Compensation Deductibility Policy" section below for a discussion of the Section 162(m) performance criterion set for 2012. The Committee may approve bonus compensation in excess of amounts paid under the Senior Executive STIP, in order to provide appropriate compensation, which excess amounts may not be deductible. In any exercise of its downward discretion under the Senior Executive STIP, the Committee takes into account certain terms in Mr. Moonves' employment agreement which provide that a portion of his bonus must be, at least, an amount consistent with the level of achievement attained against a "Company-Wide performance goal(s)" established for that year by the Committee (provided such achievement level is at least 80%), as described under "Summary Compensation Table for Fiscal Year 2012—Employment Agreements—Leslie Moonves."

              The Compensation Committee considers individual performance factors in determining bonus payouts for the senior executives. In addition to reviewing each executive's contributions to the achievement of financial goals, for 2012, the Committee also considered the following key strategic objectives: (i) strengthening the Company's financial position; (ii) providing continuous flow of top-tier content; (iii) continuing to drive growth through strategic transformation of the Company; (iv) maintaining and building the Company's reputation as one of the most desirable organizations for top "talent"; (v) continuing to ensure a high degree of focus on the importance of a diverse workforce; and (vi) positioning the Company for long-term success. In this regard, the Committee also considers the input and recommendations of Mr. Moonves as President, Chief Executive Officer (for executives other than himself and Mr. Redstone). With respect to Messrs. Redstone and Moonves, the Committee takes into account the performance evaluation of each of them conducted by the Committee, along with the Nominating and Governance Committee, based on the goals and objectives for each of them approved by the Compensation Committee at the beginning of each year. The Committee's determination regarding the amount of the annual bonus awards to be paid to the named executive officers takes into account all of the factors it deems appropriate, with no pre-determined emphasis on any individual item, and utilizes discretion to award an appropriate bonus.

              The Compensation Committee also considers target bonus amounts for each named executive officer, which amounts are based on competitive practice. See "Summary Compensation Table for Fiscal Year 2012—Employment Agreements" for a discussion of the named executive officers' target bonus amounts. The differences in the target bonus amounts set forth in the named executive officers' agreements reflect the level of relative impact of each of their positions on Company performance.

              In determining the bonus amounts for 2012 for the named executive officers, as set forth in the Summary Compensation Table for Fiscal Year 2012, the Compensation Committee took into account their leadership and execution with respect to the key strategic objectives identified above. As a result of this leadership and execution, the Company exceeded its own financial objectives and outperformed its diversified media peers across key industry benchmarks, while also being positioned by management for long-term success. The Committee noted the following accomplishments within this context:

The Company Exceeded its 2012 Internal Budget Objectives for OIBDA and FcF and Continued to Strengthen its Financial Position Relative to its Diversified Media Peers.

  •
  The Company exceeded the performance criterion based on budgeted OIBDA and FcF for the Senior Executive STIP through:

    •
    achieving adjusted OIBDA growth of 10% over the prior year and further improving its adjusted OIBDA margin by approximately 160 basis points to a record level of 25% (see Annex A, "Reconciliation of Non-GAAP Measures"), and

    •
    maintaining a high level of free cash flow conversion of nearly 50% (excluding contributions to its qualified pension plans) for 2012 (see Annex A, "Reconciliation of Non-GAAP Measures").

  •
  Adjusted diluted EPS grew 23% during 2012 to $2.55—breaking the prior year's record as the highest adjusted diluted EPS for the Company since the Separation (see Annex A, "Reconciliation of Non-GAAP Measures");

  •
  The Company's stock price appreciation for 2012 exceeded the average of the Company's diversified media peers and the S&P 500 Index;

  •
  The Company continued to strengthen its balance sheet by refinancing debt to take advantage of lower borrowing costs, which is expected to result in annualized interest expense savings of approximately $53 million;

  •
  The Company secured four key retransmission deals and three major affiliation agreements, generating incremental revenue streams; and

  •
  The Company continued to deliver on its commitment to return value to stockholders through a $1.7 billion increase in the share repurchase program and a 40% increase in the total dividends paid per share in 2012 versus the prior year.

The Company Continued to Deliver Top-Tier Content Across All Content-Related Business Units.

  •
  The Network continued to lead the competition in certain key Nielsen Media Research ratings categories;

  •
  The Network maintained its #1 position for the 2012 portion of the 2012/2013 television season in key categories (households and viewers) and tied for the #1 ranking in the Adults 25-54 demographic:

  •
  Among viewers, had 11 of the top 20 regularly-scheduled programs—more than all the other networks combined;

  •
  Among viewers, was #1 in many categories (New Program, Comedy, Drama, New Drama, News Program) and had the #1 Program on 4 nights and the #1 Scripted Series on 5 nights;

  •
  Due to the strength of the Network's content, delivered a large scale renewal of 18 shows from the prior 2011-2012 season and, among viewers, claimed the #1 and #2 most-watched new programs; and

  •
  Topped its nearest competitor by an average of more than 2.6 million viewers per night in primetime;

    •
    CBS Sports delivered a year of successful events for its coverage of the PGA Tour, AFC, the U.S. Open and NCAA season and expanded its reach by securing new broadcasting rights (i.e., for College basketball, the Atlantic Coast Conference, Big 12, and Pac-12 agreement with ESPN; the Arena Football League deal through the 2013 season; and, for National A-10 basketball games, the Atlantic 10 deal through the 2020/2021 season);

    •
    The Network secured its top-tier late night programming with contract extensions with David Letterman and Craig Ferguson through 2014;

    •
    The Company's programming (with respect to the Network, CBS News, and Showtime) received 151 Emmy nominations and 33 wins; Showtime's Homeland won Emmy awards for Best Drama, Best Lead Actor, Best Lead Actress and Best Writing;

    •
    The Company continued to lead the industry in domestic syndicated programming with 8 of the top 10 highest-rated first-run shows and was #1 in every first-run genre (#1 Game Show, #1 Talk Show, #1 Court Show; #1 Entertainment News Magazine);

    •
    CBS Television Stations' WCBS in New York is the #1 TV Station for prime time in the U.S. in terms of households/total viewers, based on Nielsen Media Research;

    •
    CBS Radio is home to the most listened to radio stations in the U.S. for news, sports, alternative music, classic hits, adult hits, and adult alternative music, based on the Spring 2012 Ranker Report from Arbitron Inc.

    •
    Showtime's award-winning original programming continued to impact growth, with an increase in the number of subscribers; Homeland ranked as the highest rated sophomore season premiere at Showtime, since 1993 (the earliest year available for program level Nielsen Media Research data);

    •
    Simon & Schuster continued to produce even more bestsellers in hardcover, paperback and multiformats, than in the prior year, 317 of which appeared on the New York Times bestseller lists (vs. 233 in 2011) and 35 of which held the #1 position (vs. 29 in 2012), and 6 titles were named to the New York Times Book Review's list of "100 Notable Books of 2012";

    •
    CBS Films had its bona fide first hit with "Woman in Black" grossing over $54 million during its theatrical run in the U.S., Canada and Puerto Rico; and

    •
    The Company continued to have the #1 TV Network website (in average monthly videos streamed, unique viewers and minutes spent viewing video), according to comScore—with more than double the viewers of its closest network online competitor.

The Company Continued to Drive Growth through Diversification and Expansion of its Sources of Revenue and Position Itself for Future Success.

              The Company:

    •
    increased non-advertising revenue through 3 major TV station affiliation arrangements (Nexstar, Belo and Sinclair) and 4 key retransmission compensation arrangements (Cablevision, DirecTV, AT&T and Dish Networks);

    •
    continued to capitalize on the Company's success in creating successful "franchise" TV shows and selling two of the Company's new shows—"Elementary" and "Vegas"—in international syndication for a significant value per episode;

    •
    further expanded its brand—and revenues—internationally by:

    •
    extending its international licensing agreement with Netflix to stream select shows in Canada, Latin America, the U.K., Ireland and Scandinavia,

    •
    expanding its strategic partnership with Chellomedia to create CBS-branded channels in 83 territories across Europe, the Middle East and Africa,

    •
    entering into agreements with key non-U.S. broadcasters for the Company's programming to be made available in Austria, Germany, Japan, Netherlands, New Zealand and Switzerland;

    •
    continued to exploit the full range of the Company's content across new media to increase audience outreach through strategic partnerships (e.g., with Yahoo!, Twitch TV, Major League Gaming and TuneIn), cross-content opportunities (e.g., creation of the CBS Sports Radio network and a new sports magazine 60 Minutes of Sports), and innovation and growth from its core Interactive business (e.g., CBS Connect; expansion of its fantasy sports platform to third party developers through the newly established Fantasy Platform Development Center, a first-of-its-kind industry initiative); and

    •
    continued to evaluate its portfolio of businesses and sought opportunities to optimize operations whether through divesting (5 radio stations in non-strategic markets), acquiring (101.9 FM to expand its WFAN franchise) or restructuring (combining the domestic and international syndication businesses under new leadership).

The Company Secured its Reputation as a Desirable Organization for Top "Talent" and Demonstrated its Commitment to Diversity.

              The Company:

    •
    continued to capitalize on opportunities to acquire key executive and creative talent, exemplified by the acquisition of key talent from notable industry leaders, including Yahoo!, NBC Universal, Tribune and ESPN;

    •
    continued achievement with respect to increasing minority representation in internal promotions, overall minority representation in its workforce (including in higher salary brackets) and supplier diversity spending from the prior year; and

    •
    continued to actively participate in, support and sponsor programs to develop diverse talent in the workplace and to appoint diverse candidates to key executive roles.

              With respect to the performance of each named executive officer, the Compensation Committee also determined (in the case of Messrs. Redstone and Moonves) and concurred in the recommendations made by Mr. Moonves (in the case of the other named executive officers) that:

    •
    Mr. Redstone continued to oversee the Board of Directors in his role as Executive Chairman. Under his guidance, the Company had record-breaking results in key metrics, strengthened its financial position, and executed strategies to create and deliver value to its shareholders and to position the Company for long-term success.

    •
    Mr. Moonves provided leadership in delivering record-breaking results in key metrics in a macroeconomic environment that has been slow to recover. He provided the leadership under which the Company's stock price once again outperformed the average of its diversified media peers and the S&P 500. Together with his senior management team, he focused division and corporate unit management to grow OIBDA, expand margins and deliver on FcF goals. He continued to demonstrate consistent leadership in driving continued ratings successes, taking advantage of this success to secure 4 retransmission deals

    (Cablevision, DirecTV, AT&T and Dish Networks) and 3 major affiliation agreements (Nexstar, Belo and Sinclair) resulting in non-advertising revenue growth. Mr. Moonves continued to improve the strength and reputation of the Company's brands and businesses in international markets with the expansion of the multi-year streaming deal with Netflix to stream select shows in Canada, Latin America, the U.K. and Ireland, expansion of our strategic partnership in the Europe, Middle East and Africa (EMEA) region, and contract extensions for broadcasting rights in Austria, Germany, Japan, Netherlands, Switzerland and New Zealand. He also advanced strategic plans to develop cross-platform opportunities among core assets. Under Mr. Moonves' leadership, the Company continued to return significant value to shareholders as demonstrated by a total shareholder return that was a top-performer among its diversified media peers and an increase in both the share repurchase program and the dividend. The Compensation Committee also acknowledged Mr. Moonves' successes in management development and human resources, including his involvement in acquiring key executive and creative talent, his execution of the Company's succession planning and diversity programs and his leadership in fostering a remarkably stable senior management team. Mr. Moonves was instrumental in continuing to lead the CBS Television Network in solidifying its #1 position in key ratings measures and further outpacing the competition with his direct involvement in developing and securing high quality programming and maintaining CBS' reputation as one of the most highly desirable organizations for top creative talent.

    •
    Mr. Ianniello led his team to successfully manage the Company's financial operations to deliver record-breaking key financial results in a less than robust macroeconomic environment. Mr. Ianniello continued focus on improving the cost structure in 2012, which contributed to an approximately 160 basis points improvement on the prior year's adjusted OIBDA margin (see Annex A, "Reconciliation of Non-GAAP Measures"). He continued to strengthen the Company's financial stability by refinancing debt to take advantage of lower borrowing costs, which is expected to result in annualized interest expense savings of approximately $53 million. The Compensation Committee also acknowledged Mr. Ianniello's contributions to the Company's continued outperformance of its media peers across key industry benchmarks. He also continued to improve operations through strategic restructuring activities.

    •
    Mr. Briskman provided leadership with respect to the Company's legal affairs by serving in a prominent role in successfully managing significant corporate litigation, arbitration and settlement matters and was instrumental in reducing the pending litigation docket; addressing regulatory and legal issues, including the expansion of the Company's privacy program; and collaborating on negotiations of key contracts for the Company, including with respect to acquisitions and divestitures. He also continued to improve the efficiency of the legal departments of the Company and managed the outside legal fees.

    •
    Mr. Ambrosio, in his role as the Company's chief human resources and administrative officer, is responsible for all aspects of the global human resources function, as well as the oversight of corporate real estate, strategic sourcing, facilities management and security, and management oversight of the Company's EcoMedia business unit. In human resources, he was integral in meeting the recruitment, retention and succession planning needs at the most senior executive levels across the entire Company, addressing the Company's critical needs for top executive talent. His leadership has also resulted in the expansion of the Company's past successes in its efforts toward building a diverse workforce and inclusive workplace. Mr. Ambrosio effectively managed the Company's most significant areas of people and administrative costs, including controlling overall compensation and benefit expenses, reducing sourcing spend across the Company's business units and negotiating key real estate occupancy costs. These efforts contributed significantly to the Company's reduction in administrative costs and expansion of margins. Under Mr. Ambrosio's guidance, the EcoMedia team continued to significantly grow its client, business partner and revenue base, including the launch of two new advertising products—Wellness Ads and Education Ads.

              In determining the individual bonus payouts to the named executive officers for 2012, the Compensation Committee took into consideration the factors above, as well as the historical bonus payouts and performance relative to previous years' performances. For Mr. Moonves, the Committee not only took into account the successes in his role as President and Chief Executive Officer of the Company, but also his leadership, unique in this industry, in connection with the creation of premium content across the Company's portfolio of businesses, particularly with respect to the CBS Television Network, which outperformed its media peers in 2012. For all of these reasons, the Committee determined to award bonuses in the amounts set forth in the "Summary Compensation Table for Fiscal Year 2012." In addition, during 2013, as part of Mr. Moonves' bonus for 2012, the Compensation Committee awarded to Mr. Moonves a grant of shares of the Company's Class B Common Stock having a value of $2.5 million. This award will be reportable in the Company's 2014 proxy statement in accordance with SEC rules.

Long-Term Incentive Programs

Long-Term "Management" Incentive Program (LTMIP)

              The LTMIP is designed as a "pay for performance" vehicle to encourage executives to make decisions which will create and sustain long-term value for stockholders. It is also a vehicle used to retain talent and build executive ownership. Through the Company's total compensation design, a significant portion of the named executive officers' total compensation opportunity is directly linked to stock price performance (with equity awards targeted at 30%-57% of total compensation for 2012), with the intention of creating alignment with the stockholders. In determining the target value to be delivered through these equity vehicles, the Compensation Committee reviews competitive market data, the Company's retention needs, potential stockholder dilution, the expense to be incurred by the Company and prior equity grant practices. Eligibility to participate in the LTMIP is generally limited to executives who have management responsibility.

              The type and mix of equity-based vehicles used to deliver value varies primarily by an executive's level in the organization and the Company's business needs. The Compensation Committee considers the following objectives in determining the appropriate type and mix of equity-based vehicles:

  •
  Increased alignment with stockholder interests (Stock Options):  Provide the opportunity to acquire an equity interest in the Company and share in the appreciation of the value of the stock.

  •
  Increased accountability for senior executive (Performance-Based Stock Awards):  Motivate senior executives to focus on Company performance through the achievement of pre-determined financial goals over a designated period.

  •
  Retention of talent in both up and down markets (Time-Based Stock Awards):  Provide real value in awards that are earned over a specified vesting period.

              The values, mix, and type of annual grants for each senior executive are discussed by management and the Compensation Committee and ultimately approved by the Committee, unless the terms have been previously approved and set forth in an employment agreement. In determining the value, mix and type of each senior executive's award, the Committee takes into consideration the objectives to allocating award types noted above and the competitive assessment of total compensation reviewed by the independent compensation consultant (as discussed in the "Evaluating Senior Executive Compensation" section above) and also reviews the LTMIP with its independent compensation consultant and senior management. For 2012, Messrs. Ianniello, Briskman and Ambrosio received LTMIP awards, based on their current contractual target values that took into account the compensation assessment and the relative impact of the executive's position on Company performance, of which 40% was delivered in stock options, 30% in performance-based restricted stock units ("PRSUs"), and 30% in time-based restricted stock units ("TRSUs" and together with the PRSUs, the "RSUs"). For 2012, Mr. Redstone was awarded performance share units ("PSUs") as described in "Performance Goals for LTMIP Awards—PSUs".

              For Mr. Moonves, his annual grant of restricted share units for 2012, which was comprised of 50% PRSUs and 50% TRSUs, was awarded in accordance with the terms set forth in his former employment agreement in effect during the annual LTMIP award cycle. Also, as provided for in that agreement, the Committee used its discretion to grant to him 1 million stock options, during the annual LTMIP award cycle, to reward his success in creating significant shareholder value and to motivate him to continue these efforts. In addition, during 2012, as part of Mr. Moonves' bonus for 2011, the Compensation Committee granted to Mr. Moonves shares of the Company's Class B Common Stock having a value of $2.5 million. In connection with the extension of his employment arrangements in October 2012 to retain his future services for the Company, Mr. Moonves was granted a stock option award having a grant date value of $7.5 million. (See the Grants of Plan-Based Awards During 2012 table.)

Performance Goals for LTMIP Awards

    PRSUs

              PRSU Awards for 2012. The performance goals are set based on financial and operational goals for the relevant fiscal year, which take into account expected performance of the Company's industry peers for that year as determined by media industry analysts. At the beginning of each year, the Compensation Committee reviews performance goals and considers which metrics offer the best measure of Company performance. In setting the performance goals for 2012, which exceeded those of the previous year, the Committee took into account the performance goals from the previous year and sought to establish performance goals that were meaningful and challenging and designed to motivate performance, without encouraging senior executives to engage in risky business activities in order to achieve unattainable goals.

              For 2012, the performance goal for the most senior levels of management, including the named executive officers (except for Mr. Redstone who does not receive PRSUs and except for PRSUs granted to Mr. Moonves pursuant to his employment agreement), was the achievement during 2012 of an 80% or greater level of the weighted average performance of (i) the percentage of an OIBDA Metric Target (as defined below) of $3.245 billion actually achieved (75% weighting) and (ii) the percentage of an FCF Metric Target (as defined below) of $1.424 billion actually achieved (25% weighting). The performance goal for Mr. Moonves' PRSU grant was the achievement during 2012 of an FCF Metric Target of $1.424 billion.

              In setting the 2012 performance goals, the Compensation Committee selected two metrics: (i) OIBDA (i.e., operating income before depreciation and amortization) (the "OIBDA metric") and (ii) free cash flow (i.e., operating income before depreciation and amortization, less cash interest, taxes paid, working capital requirements and capital expenditures) (the "FCF metric"). The "OIBDA Metric Target" is calculated by starting with the Company's budget for 2012 for the OIBDA metric and then taking into account items approved by the Committee that may otherwise distort the calculation of the performance goal, and the "FCF Metric Target" is calculated by starting with the Company's budget for 2012 for the FCF metric and then taking into account the same items. The OIBDA metric was selected because it is an important indicator of the Company's operational strength and performance of its businesses, as it provides a link between profitability and operating cash flow. The FCF metric was selected because it gives a clear view of the Company's ability to generate cash (and thus profits), which allows the Company to pursue opportunities that enhance stockholder value.

              The vesting of an annual award of PRSUs is subject to the Compensation Committee's determination of the level of achievement against a pre-determined performance goal set by the Committee. See "Grants of Plan-Based Awards During 2012—Description of Plan-Based Awards" for vesting schedules. The number of target shares is determined at the time of grant based on the closing price of a share of the Company's Class B Common Stock on the NYSE on the date of grant (February 23, 2012). The number of shares earned upon vesting of the PRSUs is determined in accordance with the following schedule:

    •
    if the Company achieves less than 80% of the pre-determined performance goal, the award will be forfeited;

    •
    if the Company achieves 80% of the pre-determined performance goal, 80% of the target shares will be earned;

    •
    if the Company achieves 100% of the pre-determined performance goal, 100% of the target shares will be earned; and

    •
    if the Company achieves 120% or greater of the pre-determined performance goal, 120% of the target shares will be earned.

              For achievement at intermediate points between 80% and 100% and between 100% and 120%, the number of shares to be delivered will be linearly interpolated. Dividend equivalents accrue on the target number of shares and equal the value of regular cash dividends paid on the shares of the Company's Class B Common Stock. Dividend equivalents are paid in cash, less applicable withholdings, when the PRSUs vest, but only up to the amount payable with respect to the target number of shares. If the PRSUs do not vest, then the dividend equivalents accrued on those PRSUs are forfeited.

              Payout Under PRSU Awards for 2012. In February 2013, the Compensation Committee reviewed and discussed the Company's performance versus the 2012 performance goals. The Committee then certified that the 2012 performance goals had been exceeded. Actual performance with respect to the OIBDA metric was $3.408 billion and with respect to the FCF metric was $1.54 billion. Thus, 108.1% and 120% of the target number of shares underlying the PRSUs granted in February 2012 to Mr. Moonves and to Messrs. Ianniello, Briskman and Ambrosio, respectively, will vest in accordance with their respective schedules.

    PSUs

              2012 PSU Awards. Mr. Redstone received a PSU grant in 2012, with the target number of shares determined using the formula set forth in his employment agreement for prior PSU awards, which target number of shares was calculated to be 114,026 shares. The terms of the 2012 PSU grant are substantially the same as those applicable to Mr. Redstone's previous PSU grants awarded pursuant to his employment agreement. The number of shares of Class B Common Stock to be delivered under Mr. Redstone's 2012 PSU grant for the measurement period January 1, 2012 through December 31, 2014 is determined in accordance with the following schedule (the "SMR TSR Schedule"): if the Company achieves less than the 25th percentile total shareholder return ("TSR"), the award of PSUs will be forfeited; if the Company achieves the 25th percentile TSR, the number of shares to be delivered will be 25% of the target number of shares; if the Company achieves the 50th percentile TSR, the number of shares to be delivered will be 100% of the target number of shares; and if the Company achieves the 100th percentile TSR (i.e., if it is the first ranked company in the reference group for TSR), the number of shares to be delivered will be 300% of the target number of shares. For Company achievement at intermediate points between the 25th and 50th percentile, or between the 50th percentile and the 100th percentile, the number of shares to be delivered will be linearly interpolated. Notwithstanding the SMR TSR Schedule, in the event the Company achieves less than the 50th percentile TSR for the measurement period, but achieves a hurdle set by the Compensation Committee (i.e., the Company's three-year average actual OIBDA meets or exceeds the Company's three-year average budgeted OIBDA), then the number of shares to be delivered will equal the average of the target award and the number of shares that would have been delivered under the SMR TSR Schedule. If this OIBDA hurdle is not met, then the number of shares to be delivered, if any, will be in accordance with the SMR TSR Schedule.

              Payout Under PSU Award for Measurement Period 2010-2012. In February 2013, the Compensation Committee reviewed achievement of the performance thresholds for the measurement period that ran from January 1, 2010 through December 31, 2012 with respect to the PSU award granted in 2010 to Mr. Redstone, and confirmed that, of the established thresholds, the Company's achievement of the 98.3 percentile TSR during the 2010-2012 measurement period was the applicable threshold to determine the number of shares of Class B Common Stock to be delivered for the performance period. As a result, on February 12, 2013, 293.2% of the target number of shares relating to his 2010 award vested.

Grant Date of Awards

              The grant date for equity awards is the date on which the Compensation Committee approves awards under the Company's LTMIP or, if so determined by the Committee, a future grant date, or a date specified in an employment agreement. The Committee may approve an award that will have a future grant date, with the exercise price of any stock option not to be less than the closing price of a share of the Company's Class B Common Stock on the NYSE on the date of grant. The Company does not set grant dates intentionally to precede the release of material non-public information. Communications regarding individual grant awards, including the terms and conditions, are provided to recipients as soon as administratively feasible. Annual management grants made in 2012 (except with respect to Mr. Redstone's PSU award and Mr. Moonves' RSU award), were approved on February 23, 2012, with a grant date of the same date. The exercise price of stock options granted on February 23, 2012 was the closing price of the Company's Class B Common Stock on that date (i.e., $29.44). Mr. Moonves' annual RSU award for 2012, with a grant date of February 23, 2012, was approved under his then-current employment agreement, which was approved on February 23, 2010. Mr. Redstone received a PSU grant on January 1, 2012, pursuant to the Committee's approval of such award on December 24, 2011. Under Mr. Moonves' new agreement, he received a stock option on October 18, 2012, which was the third trading day following the public announcement of the new agreement, with an exercise price equal to the closing price of the Company's Class B Common Stock on such date of grant.

Other Terms for RSUs/Stock Options/PSUs

              For a description of certain other material terms of the RSU, stock option and PSU grants, see "Grants of Plan-Based Awards During 2012—Description of Plan-Based Awards."

Delegation of Authority With Respect to Awards

              The Compensation Committee has delegated to the President and Chief Executive Officer limited authority, with respect to executives who are not senior executives, to grant long-term incentive awards under the Company's long-term incentive plan to such executives in connection with their hiring, promotion or contract renewal and to modify the terms of outstanding equity grants in certain post-termination scenarios. The Committee delegated this authority in order for the Company to have the ability to (i) act in a timely manner in a competitive environment in connection with the hiring of new executives or the compensating of an existing executive being given a significant increase in responsibility and (ii) maintain flexibility to manage compensation in post-termination scenarios when mutually beneficial to the Company and the executive. The Committee's delegation specifies the circumstances in which the authority can be used; limits the amount that can be awarded to an individual, the total amount that can be awarded in any period, and, in certain circumstances, aggregate incremental expense that can be incurred by the Company resulting from modifications of the terms of outstanding equity grants; and specifies the method for establishing the grant date. The delegation also requires that the President and Chief Executive Officer report to the Committee periodically on his exercise of this delegated authority.

Stock Ownership Guidelines

              In order to further align the senior executives' interests with those of the Company's stockholders, the Company has established stock ownership guidelines. The guidelines provide that, within five years, starting in fiscal year 2007 or, if later, in the year in which a senior executive becomes subject to the guidelines, these senior executives are expected to acquire and establish holdings in Company stock equal in value to a multiple of their cash base (base salary less mandatory deferrals, if applicable), depending upon their positions as follows:

Senior Executive	Ownership Guideline Multiple
CEO	5x cash base
Other Senior Executives	2x to 3x cash base

              All types of equity holdings, with the exception of stock options, are included in determining ownership. The Compensation Committee monitors compliance with these guidelines by receiving an annual progress report from senior management. During 2012, senior management reported to the Committee that all of the senior executives subject to the guidelines, including the named executive officers, met the guidelines. The Committee determined to continue to monitor compliance with the guidelines.

Retirement and Deferred Compensation Plans

              The Company provides active, eligible employees, including the named executive officers, with the opportunity to build financial resources for retirement through the Company's broad-based tax-qualified defined benefit and defined contribution plans. In addition, eligible executives, including the named executive officers, participate in the Company's nonqualified defined benefit and deferred compensation plans. In some instances, participants in these qualified and nonqualified plans may also have frozen benefits in other qualified and nonqualified plans. Information regarding these retirement and deferred compensation plans is set forth in the narrative following each of the Pension Benefits in 2012 tables and Nonqualified Deferred Compensation in 2012 table.

All Other Compensation

              The Company provides for other compensation to participating employees (including the named executive officers) by providing Company-matching contributions in the CBS 401(k) and 401(k) excess plans and Company-paid life insurance. Compensation paid to the named executive officers in relation to these programs is included in the "All Other Compensation" column of the Summary Compensation Table for Fiscal Year 2012.

              In certain instances, the Company provides executives, including the named executive officers, with additional benefits that the Company believes are reasonable and typical for executives in similar industries and helps the Company to attract and retain these executives. Among these benefits are transportation-related benefits, which the Company believes provide travel flexibility and efficiencies that result in a more productive use of the executive's time, given the demands of his position. In addition, the Company provided security services to Mr. Moonves, at the Company's request, due to the significance of the chief executive to the Company and the security issues that surround a senior executive in Mr. Moonves' position, representing a high-profile company with multinational interests. Mr. Moonves is also entitled to reimbursement for certain taxes and fees attributable to the period through fiscal year 2012 resulting from his obligation to the Company under his employment agreement to provide services in New York and Los Angeles, since the Company has significant operations in both cities; however, no such reimbursements were made in 2012. Mr. Moonves' new employment agreement eliminated this entitlement with respect to future years. The Company also requires certain East Coast-based senior executives to provide extended services at the Company's West Coast operations, for which the Company provides an expense allowance; executives are reimbursed for taxes on imputed income associated with certain expenses. All additional benefits are also described in footnote 7 to the "All Other Compensation" column of the Summary Compensation Table for Fiscal Year 2012.

Post-Termination Arrangements

              Post-termination payments with respect to the named executive officers are set forth in each of their respective employment agreements. Each of the named executive officers is entitled to post-termination payments and benefits upon the occurrence of a termination without cause or a resignation for good reason (except for Mr. Redstone) and upon death or disability. The employment agreements for Messrs. Ianniello, Briskman and Ambrosio also provide enhanced severance payments and benefits in the event of a termination within twenty-four months following certain corporate events. None of the Company's employment arrangements with the named executive officers or long-term incentive plans provide for payment solely upon a change in control.

              The new employment agreement for Mr. Moonves provides for, as consideration for the extension of his employment arrangements, additional post-termination payments and benefits in certain instances of termination of employment that were not included in his prior employment agreement. Upon the occurrence of a termination without cause or a resignation for good reason at any time prior to the annual RSU grant in 2017, Mr. Moonves is entitled to a cash payment in respect of consideration not received. Upon expiration of his term as Chief Executive Officer of the Company, the new agreement extends the period during which Mr. Moonves would provide services as a senior advisor from three years to four years and increases his annual advisor fee during such period from $3 million to $4.5 million. Mr. Moonves will also continue to have the opportunity to provide services as a producer following notice to the Company. In the event of a termination of the employment agreement without cause or for good reason, or in certain circumstances following the expiration of the original employment term, Mr. Moonves will be entitled to a cash payment unless he elects to provide services as a producer or if he does not have the opportunity to so elect.

              The terms of these payments and benefits and the estimated potential payments that would be made to each named executive officer if his employment terminated as of the 2012 fiscal year end for the applicable reasons noted above are described under "Potential Payments Upon Termination." In assessing post-termination payments and benefits in connection with senior executive employment arrangements, the Compensation Committee considers competitive practice with respect to comparable executives at media peers as well as prevailing practice and trends with respect to other public companies that are relevant in terms of size and complexity. The objective of these payments and benefits is to recruit and retain talent in a competitive market and, as applicable, compensate executives for restrictive covenants and other obligations following a termination without cause or a resignation for good reason.

Compensation Deductibility Policy

              In approving compensation, the Compensation Committee takes into account Section 162(m) of the Code, which generally limits to $1 million the federal tax deductibility of some forms of compensation paid in one year to the chief executive officer and the three most highly compensated executive officers employed by the Company at the end of the year (other than the Company's chief financial officer). However, the Compensation Committee has approved, and may continue to approve, compensation exceeding the $1 million limitation, including with respect to a portion of base salary and long-term incentives, and exceeding the maximum bonus amount provided for under the Senior Executive STIP, in order to provide appropriate compensation. As part of the Bonus Program, the named executive officers are eligible to receive bonus awards under the Senior Executive STIP, and the senior executives (including the named executive officers) are eligible to receive long-term compensation under the Company's long-term incentive plan. Performance-based compensation may qualify for an exception to the limit on deductibility, provided that the plan under which such compensation is paid meets certain requirements, including stockholder approval. Each of the Senior Executive STIP and the Company's long-term incentive plan is designed to permit awards that comply with the Section 162(m) exception for performance-based compensation. The stockholders of the Company have approved both of these plans.

              In order for bonus awards made under the Senior Executive STIP to be eligible for deductibility under Section 162(m), the Compensation Committee establishes a performance criterion for the bonus awards, which criterion must not be certain of being achieved at the time it is set. In setting the performance criterion for 2012, which exceeded that of the previous year, the Committee took into account the performance criterion from the previous year and sought to establish a performance criterion that was meaningful and challenging and designed to motivate performance, without encouraging senior executives to engage in risky business activities in order to achieve unattainable goals.

              For 2012, the Section 162(m) performance criterion established was the achievement during 2012 of an 80% or greater level of the weighted average performance of (i) the percentage of an OIBDA Metric Target of $3.245 billion actually achieved (75% weighting) and (ii) the percentage of an FCF Metric Target of $1.424 billion actually achieved (25% weighting). The "OIBDA Metric Target" is calculated by starting with the Company's budget for 2012 for the OIBDA metric and then taking into account items approved by the Committee that may otherwise distort the calculation of the performance criterion, and the "FCF Metric Target" is calculated by starting with the Company's budget for 2012 for the FCF metric and then taking into account the same items.

              Assuming that the Compensation Committee determines that the performance criterion has been achieved, the terms of the Senior Executive STIP establish a maximum bonus for each named executive officer that can be awarded under the Senior Executive STIP equal to eight times his base salary in effect at the beginning of the year with the amount of the bonus, if any, actually awarded to any named executive officer under the Senior Executive STIP being subject to the Committee's downward discretion, as discussed under the "Performance-Based Compensation Programs—Bonus Awards" section above. This framework for establishing a maximum bonus is designed to provide that the awards granted under the Senior Executive STIP will be eligible for deductibility under Section 162(m).

              In January 2013, the Compensation Committee reviewed and discussed the Company's performance versus the 2012 performance criterion. Actual performance with respect to the OIBDA metric was $3.408 billion and with respect to the FCF metric was $1.54 billion. The Committee then certified that the 2012 performance criterion had been exceeded with actual performance exceeding the targeted level. Therefore, the Committee awarded bonuses to the named executive officers under the Senior Executive STIP, except for a portion of the shares of the Company's Class B Common Stock which were awarded to Mr. Moonves as part of his bonus.

              With respect to the Company's long-term incentive plan, the Compensation Committee also establishes performance goals for PRSUs and PSUs, rendering them eligible for deductibility under

Section 162(m), as described in the "Long-Term Incentive Programs—Performance Goals for LTMIP Awards" section above.

Employment Contracts

              All of the named executive officers are, and were during 2012, parties to employment contracts with the Company, as the Compensation Committee has considered it to be in the Company's best interest, and as the best means, to secure the employment of each of these executives. The terms and provisions of these contracts are more fully described in the narrative section following the Summary Compensation Table for Fiscal Year 2012 and in "Changes in Named Executive Officers' Compensation Arrangements for 2012" in this "Compensation Discussion and Analysis."

              The Compensation Committee approves all employment arrangements with senior executives. With respect to employees other than senior executives, employment contracts are subject to an approval process coordinated through the Office of the Executive Vice President, Human Resources and Administration.

COMPENSATION COMMITTEE REPORT

              The following Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such information by reference.

              The Compensation Committee Charter states that the primary purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to the compensation of the Company's executive officers and other senior executives. Under the Charter, the Compensation Committee's authorities and duties include, among other things:

  •
  Adopting and periodically reviewing the Company's philosophy, strategy and principles regarding the design and administration of the Company's compensation programs;

  •
  Reviewing and approving the total compensation packages for the Executive Chairman, the President and Chief Executive Officer, the Company's other executive officers, and other senior executives identified by the Committee after consultation with the Company's Chief Executive Officer and Executive Vice President, Human Resources and Administration, and in certain instances, other persons among the Company's most highly compensated executives (excluding "Talent," as such term is currently used in the media or entertainment industries); and

  •
  Overseeing the administration of the Company's incentive compensation plans (including the bonus plan for executives subject to Section 162(m) of the Code) and equity-based compensation plans.

              The Compensation Committee retains an independent compensation consulting firm to advise the Committee in its review of senior executive compensation. The consultant reports directly to the Compensation Committee.

              The full text of the Compensation Committee Charter is available on the Company's website at www.cbscorporation.com. The Compensation Committee assesses the adequacy of its Charter at least every other year, or more frequently as the Committee may determine.

              The Compensation Committee of the Board of Directors of CBS Corporation has reviewed and discussed with the Company's management the Compensation Discussion and Analysis ("CD&A") included in this proxy statement. Based on this review and these discussions, the Compensation Committee has recommended to the CBS Corporation Board of Directors that the CD&A be included in this proxy statement and incorporated by reference from this proxy statement into the Company's Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 15, 2013.

Members of the Compensation Committee

Charles K. Gifford, Chair
William S. Cohen
Bruce S. Gordon
Doug Morris

 EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Year 2012(1)

              The following table sets forth information concerning total compensation for the Company's last three completed fiscal years for the Company's principal executive officer, principal financial officer and the three other most highly compensated executive officers of the Company for fiscal year 2012 who were serving as executive officers at the end of fiscal year 2012 (the "named executive officers").

Name and Principal Position (a)	Year (b)	Salary ($) (c) (2)	Bonus ($) (d) (3)	Stock Awards ($) (e) (4)	Option Awards ($) (f) (5)	Change in Pension Value and NQDC Earnings ($) (g) (6)	All Other Compensation ($) (h) (7)	Total ($) (i)
Sumner M. Redstone	2012	1,756,731	10,000,000	5,672,794	0	13,885,193	11,997	31,326,715
Executive Chairman and	2011	1,750,000	10,000,000	5,506,813	2,999,203	18,428	9,466	20,283,910
Founder	2010	1,638,461	10,000,000	5,469,792	2,999,996	18,580	160,229	20,287,058
Leslie Moonves	2012	3,513,461	27,500,000	11,499,958	16,329,994	1,903,379	1,410,234	62,157,026
President and Chief	2011	3,500,000	27,500,000	8,499,978	27,316,800	1,478,466	1,605,433	69,900,677
Executive Officer	2010	3,513,462	27,500,000	7,999,982	14,868,000	869,854	2,977,722	57,729,020
Joseph R. Ianniello	2012	1,505,769	7,100,000	1,799,962	1,199,997	228,895	403,907	12,238,530
Executive Vice President	2011	1,500,000	7,100,000	1,799,988	1,199,678	154,229	174,877	11,928,772
and Chief Financial Officer	2010	1,505,769	6,000,000	1,799,988	1,199,998	89,724	188,305	10,783,784
Louis J. Briskman	2012	1,305,000	5,200,000	1,799,962	1,199,997	1,391,736	66,418	10,963,113
Executive Vice President	2011	1,300,000	5,200,000	1,799,988	1,199,678	1,060,964	51,228	10,611,858
and General Counsel	2010	1,305,000	2,990,000	1,799,988	1,199,998	999,779	44,623	8,339,388
Anthony G. Ambrosio	2012	752,885	1,402,500	899,980	599,999	256,879	96,255	4,008,498
Executive Vice President,	2011	750,000	1,402,500	899,994	599,839	182,429	76,513	3,911,275
Human Resources	2010	710,192	1,275,000	913,739	599,996	292,998	66,656	3,858,581
and Administration

(1)
The table below sets forth the following 2012 compensation items: (i) cash compensation comprised of salary and annual bonus awards, (ii) annual equity awards, and (iii) special equity awards. The table below differs from the Summary Compensation Table, in that the table below excludes column (g) ("Change in Pension Value and NQDC Earnings") and column (h) ("All Other Compensation") and as further described in the footnotes to the table below. This table is not required by SEC rules and is not designed to replace the Summary Compensation Table. It is intended to provide information that the Company believes is useful in understanding and analyzing 2012 compensation decisions.

Annual Compensation
	Cash Portion
Name	Salary ($)	Bonus ($)		Annual Equity Awards ($) (a)	Total Annual Compensation ($)	Special Equity Award ($)
Sumner M. Redstone	1,756,731	10,000,000		5,672,794	17,429,525	—
Leslie Moonves	3,513,461	27,500,000	(b)	17,829,984	48,843,445	7,499,994	(c)
Joseph R. Ianniello	1,505,769	7,100,000		2,999,959	11,605,728	—
Louis J. Briskman	1,305,000	5,200,000		2,999,959	9,504,959	—
Anthony G. Ambrosio	752,885	1,402,500		1,499,979	3,655,364	—

(a)
Represents the grant date fair value, determined in accordance with FASB ASC Topic 718, of the annual stock and option awards, as applicable, granted in 2012 to the named executive officers, as disclosed in columns (e) and (f) in the Summary Compensation Table. For Mr. Moonves, does not include the $2.5 million grant of shares of the Company's Class B Common Stock to him as part of his bonus for fiscal year 2011 performance or the grant noted in (c) below.

(b)
See footnote (3) below for a discussion of Mr. Moonves' 2012 bonus.

(c)
Represents the grant date fair value, determined in accordance with FASB ASC Topic 718, of a special stock option grant awarded to Mr. Moonves on October 18, 2012, as disclosed in column (f) of the Summary Compensation Table in connection with the extension of his employment arrangements in October 2012.
(2)
Salary includes amounts deferred under qualified and nonqualified arrangements. For 2012, all named executive officers, except for Mr. Redstone, deferred a portion of their salary under qualified and nonqualified deferred compensation arrangements. See the Nonqualified Deferred Compensation in 2012 table for further information on amounts deferred under nonqualified deferred compensation arrangements.

(3)
With respect to all named executive officers, amounts set forth in the "Bonus" column for 2012, 2011 and 2010 reflect cash payments made in early 2013 for fiscal year 2012 performance, early 2012 for fiscal year 2011 performance, and early 2011 for fiscal year 2010 performance, respectively.

  With respect to Mr. Moonves' 2012 bonus, the Compensation Committee awarded to Mr. Moonves a total cash bonus amount which reflects a $20,000,000 payment for the successes in his role as President and Chief Executive Officer of the Company and a special cash payment of $7,500,000 for his leadership in connection with the creation of premium content across the Company's portfolio of businesses, particularly with respect to the CBS Television Network, which outperformed its media peers in 2012. During 2013, the Compensation Committee determined to grant Mr. Moonves, as part of his bonus, a $2.5 million grant of shares of the Company's Class B Common Stock. This award will be reportable in the Company's 2014 proxy statement in accordance with SEC rules.

(4)
These amounts reflect the aggregate grant date fair values determined in accordance with FASB ASC Topic 718 of grants of (i) restricted share units ("RSUs"), (ii) performance share units ("PSUs"), and (iii) shares of the Company's Class B Common Stock ("Share Award"), as applicable, for each executive. In 2012, only Mr. Redstone was granted a PSU award, with respect to which the maximum number of shares to be delivered, assuming attainment of the highest level of performance conditions, would be 342,078 shares, with respect to which the maximum grant date value, determined in accordance with FASB ASC Topic 718, would be $9,283,997. In 2012, only Mr. Moonves was granted a Share Award, with a value of $2.5 million, as part of his bonus for 2011. For the performance-based RSUs granted in 2012 to Messrs. Moonves, Ianniello, Briskman and Ambrosio (representing, of the aggregate grant date values included in column (e), $4,499,992 for Mr. Moonves and 50% of the awards for the other executives), the maximum grant date value, determined in accordance with FASB ASC Topic 718, would be $5,400,003, $1,079,977, $1,079,977 and $539,988, respectively. For a discussion of the assumptions made in calculating the grant date fair value amounts for 2012, see "RSUs and PSUs" in Note 11 to the audited 2012 consolidated financial statements on page II-63 in the Company's Form 10-K for the fiscal year ended December 31, 2012.

(5)
These amounts reflect the aggregate grant date fair values determined in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in calculating the grant date fair value amounts for 2012, see "Stock Options and Equivalents" in Note 11 to the audited 2012 consolidated financial statements on pages II-64 in the Company's Form 10-K for the fiscal year ended December 31, 2012.

For Mr. Moonves, the 2012 amount represents (i) a grant of 1 million stock options awarded by the Compensation Committee, using its discretion to grant stock options during the annual LTMIP award cycle to Mr. Moonves under his then-current employment agreement and (ii) a grant of stock options having a grant date value of $7.5 million in connection with the extension of his employment arrangements in October 2012.

(6)
Amounts reflect changes in pension value only, as none of the Company's nonqualified deferred compensation plans provide for above-market interest or preferential earnings, except for Mr. Redstone (as noted below). For Mr. Redstone, the amounts for 2012, 2011 and 2010 also include the minimum required distributions he received under qualified pension plans. For Mr. Briskman, the amounts for 2012, 2011 and 2010 also include the distributions he received under qualified and nonqualified pension plans pursuant to which he has an accumulated benefit, but is not currently accruing benefits. See "Pension Benefits in 2012" for further information on these plans.

Pursuant to Mr. Redstone's amended employment agreement, effective March 16, 2007, the approximate $10 million balance of his vested deferred salary compensation account (the "Deferred Compensation Balance") was converted to stock option equivalents ("SOEs") of equal value. For purposes of this table, the Company considers an increase in the intrinsic value of the SOEs (i.e., the extent to which the market price of the stock underlying an SOE is above its exercise price at a given point in time) as preferential. The intrinsic value of the SOEs increased from $0 as of December 31, 2011 to $13,861,865 as of December 31, 2012, as the market price of the stock underlying each SOE (which was $38.05 as of December 31, 2012) exceeded its exercise price ($30.21). At December 31, 2012, this intrinsic value exceeded the Deferred Compensation Balance by $3,527,328. See "Employment Agreements—Sumner M. Redstone" for further information on the SOEs. Information about each nonqualified deferred compensation plan is included in the "Description of Nonqualified Deferred Compensation" section.

(7)
The following table and footnotes describe each component of the "All Other Compensation" column for 2012:

					PERQUISITES AND OTHER PERSONAL BENEFITS
Named Executive Officer	Company Contribution to 401(k) Plan ($)	Company Contribution to 401(k) Excess Plan ($)	Company- Paid Life Insurance ($) (a)	Tax Reimbursement ($) (b)	Extended Services on West Coast ($) (c)	Transportation- Related Benefits ($) (d)	Security ($) (e)	Total ($) (f)
Sumner M. Redstone	—	—	3,780	—	—	8,217	—	11,997
Leslie Moonves	3,967	22,283	131,280	0	—	660,247	583,808	1,410,234

Joseph R. Ianniello	8,750	17,500	2,268	130,517	50,829	194,043	—	403,907
Louis J. Briskman	5,409	20,841	1,966	38,202	0	—	—	66,418
Anthony G. Ambrosio	3,967	22,283	1,134	68,871	0	—	—	96,255

(a)
Represents premiums paid in 2012 by the Company for life insurance coverage.

(b)
With respect to Mr. Moonves, no tax reimbursements were made in 2012. Mr. Moonves' new employment agreement eliminated, with respect to periods following 2012, his entitlement to a tax neutralization payment with respect to any incremental New York state and local taxes and fees he incurred resulting from his obligation to the Company under his employment agreement to provide services in New York and Los Angeles. For Messrs. Ianniello, Briskman and Ambrosio, amounts include tax reimbursement on imputed income associated with the West Coast Expense (defined below).

(c)
The Company requires that certain East Coast-based senior executives provide extended services at the Company's West Coast operations, for which the Company provides an estimated expense allowance. The amounts shown in this column represent certain other costs and expenses incurred in connection with providing these services ("West Coast Expense").

(d)
The amounts of perquisites and other personal benefits shown in this column include (i) for Messrs. Redstone and Moonves, the percentage of personal use of a car and driver provided for business-related security reasons, and (ii) for Messrs. Moonves and Ianniello, the incremental cost to the Company of the personal use of the Company aircraft. The incremental cost to the Company of the personal use of the Company aircraft is calculated by dividing the total variable costs (including fuel, maintenance, landing and navigation fees, catering, flight crew trip expenses, telecommunications, supplies and miscellaneous expenses) by the total flight hours for such year and multiplying such amount by the executive's total number of flight hours for his personal use for the year (including flights made to reposition the plane in connection with such personal use). Fixed costs which do not change based on usage, such as pilot salaries, hangar rental and insurance are excluded.

(e)
The amount represents the cost to the Company for the provision of a Company-specified level of regular security coverage (i.e., exclusive of cost for any extraordinary incident coverage) deemed necessary to protect CBS's business interests. Although the security is directed by and provided at the request of the Company for business purposes, the cost is being reported as a perquisite.

(f)
The "Total" amount also includes for Mr. Moonves (i) matching charitable contributions made by the Company on his behalf, in his capacity as a director, under the directors' matching gift program ($7,500); and (ii) automobile insurance provided by the Company ($1,149).

From time to time, tickets to sporting and other entertainment events are provided to certain employees, including the named executive officers, without charge, to attend these events as they relate to a business purpose. Tickets are made available to employees, including the named executive officers, for personal use if the tickets are not otherwise needed for business use. The Company does not incur incremental costs with respect to tickets to sporting and other entertainment events, as the tickets were purchased by the Company for business purposes and are made available if the tickets are not utilized for such purposes.

Employment Agreements

              All of the named executive officers have employment agreements that set forth the terms and conditions of their employment with the Company. The material terms of each of these agreements necessary to an understanding of the information provided in the Summary Compensation Table for Fiscal Year 2012 and the Grants of Plan-Based Awards During 2012 table are provided below. For the vesting terms of long-term compensation awards granted to the named executive officers during 2012, see "Grants of Plan-Based Awards During 2012—Description of Plan-Based Awards." See "Potential Payments Upon Termination" for a description of the payments and benefits that would be provided to the named executive officers in connection with a termination of their employment, including enhanced severance payments and benefits available to certain named executive officers in connection with a termination of their employment following specified corporate events.

Sumner M. Redstone

              Effective March 13, 2007, the Company entered into an amendment to Mr. Redstone's December 2005 employment agreement, pursuant to which he serves as Executive Chairman and Founder of CBS Corporation, with a pay package structured at that time to reduce fixed compensation, strengthen the pay-for-performance linkage and shift the pay towards equity. Under the amended agreement, Mr. Redstone received a base salary of $1.75 million during 2012. His target bonus was $5 million for 2012. His salary and target bonus are subject to review on at least an annual basis and may be increased at the discretion of the Compensation Committee. Mr. Redstone is provided with $2.5 million of life insurance during his employment with the Company.

              Pursuant to the amended agreement, Mr. Redstone received in 2007 through 2011, an annual award of stock options for shares of the Company's Class B Common Stock having a value of $3 million. Also pursuant to the amended agreement, Mr. Redstone received in 2007 through 2011 an annual award of PSUs, with a target value of $3 million. Payouts under the PSUs range from zero to a maximum of 300% of the target number of shares of the Company's Class B Common Stock for the award. In 2012, Mr. Redstone was awarded PSUs having a target value of $3 million, on terms consistent with those granted in prior years. The Committee may make additional awards to Mr. Redstone in future years.

              In addition to the above, effective as of March 16, 2007, the approximate $10 million balance of Mr. Redstone's vested deferred compensation account was converted into appreciation rights ("Stock Option Equivalents" or "SOEs") with the same fair value on the conversion date. The Stock Option Equivalents have an exercise price equal to the closing price of a share of the Company's Class B Common Stock on the date of conversion, vest ratably over a four-year period and have a term of eight years. Accordingly, Mr. Redstone will only realize value on such Stock Option Equivalents to the extent the price of a share of the Company's Class B Common Stock is higher, at the time the Stock Option Equivalents are exercised, than the exercise price.

Leslie Moonves

              On October 15, 2012, the Company entered into a new employment agreement with Mr. Moonves (the "2012 Agreement"), which supersedes his employment agreement dated February 23, 2010 (the "Prior Agreement") and extends the term of his employment through June 30, 2017. The Prior Agreement provided for an annual base salary of $3.5 million and a target bonus of $12 million, both subject to an annual review and increase at the discretion of the Compensation Committee. Pursuant to the terms of the Prior Agreement, a portion of the bonus amount payable to Mr. Moonves, if any, is subject to a payment schedule based on levels of achievement (ranging from 80% to 120%) of a "Company-wide" performance goal established by the Compensation Committee, which goal will be the same as the performance criterion under the Senior Executive STIP. The payment schedule provides that an 80% level of achievement against this goal will result in a payment of at least 80% of 85% of the target bonus amount set forth in his employment agreement; a 100% level of achievement will result in a payment of at least 85% of the target amount; and a 120% or greater level of achievement will result in a payment of at least 120% of 85% of the target amount. Under the terms of the Prior Agreement, on February 23, 2012, as part of the annual LTMIP award cycle, Mr. Moonves received an annual RSU award with a grant date value that was $500,000 higher than the prior year's award and, pursuant to the Committee's use of discretion under the Prior Agreement, a grant of 1 million stock options.

              The 2012 Agreement continues to provide: for the same annual base salary and target bonus as the Prior Agreement, both subject to an annual review by the Compensation Committee; that a portion of the bonus amount payable to Mr. Moonves is subject to the same payment schedule set forth above; and for an annual RSU award through 2017, with each such award having a grant date value that is $500,000 higher than the prior year's award, consistent with the terms of the Prior Agreement (except for the 2017 RSU award, the value of which will be prorated by 50% to reflect the agreement's scheduled expiration on June 30, 2017). In connection with the extension of the term of his employment through June 30, 2017, the Compensation Committee approved a grant of stock options made on October 18, 2012 having a grant date value equal to $7.5 million, and an RSU grant made on February 12, 2013 having a grant date value of $14.5 million. The Compensation Committee may make additional awards to Mr. Moonves in future years.

              The 2012 Agreement contains restrictive covenants imposing non-competition obligations, restricting solicitation of employees, and protecting confidential information and the Company's ownership of work product and requiring cooperation in litigation, as well as other covenants, during Mr. Moonves' employment and for specified periods after the termination of employment.

              Pursuant to the 2012 Agreement, Mr. Moonves reports to the Board and to Mr. Redstone, and Mr. Moonves is nominated annually for election to the Board and agrees to serve as a member of the Board for each period for which he is so elected. Under the 2012 Agreement, Mr. Moonves performs services in New York as well as in Los Angeles. In accordance with the terms of his Prior Agreement (and 2012 Agreement), which entitles him to life insurance up to a maximum annual cost of $150,000 per year, Mr. Moonves was provided with $16 million of life insurance during 2012.

Joseph R. Ianniello

              On July 20, 2009, the Company entered into an employment agreement with Mr. Ianniello, which superseded his prior employment agreement with the Company and provides for his employment as the Executive Vice President and Chief Financial Officer of CBS Corporation through July 19, 2013. The agreement provides for an annual base salary of $1.5 million, which is subject to annual review and increase at the discretion of the Compensation Committee, and an annual target bonus equal to 200% of his annual salary as in effect on November 1st of such year. Mr. Ianniello is also eligible to receive annual grants of long-term compensation, as determined by the Company's Compensation Committee, based on a target value of $3 million. The agreement also contains restrictive covenants imposing non-competition obligations, restricting solicitation of employees, protecting the Company's confidential information and its ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment. Mr. Ianniello's employment agreement was amended and restated as of February 3, 2011 to provide for enhanced severance payments and benefits in the event his employment is terminated by the Company without cause or by him for good reason, in either case in connection with specified corporate events.

Louis J. Briskman

              Effective October 1, 2011, the Company entered into a new employment agreement with Mr. Briskman, which superseded his prior employment agreement with the Company and provides for his continued employment as the Executive Vice President and General Counsel of CBS Corporation through December 31, 2013. The agreement provides for an annual base salary of $1,300,000, which may be reviewed and increased at the discretion of the Compensation Committee. Under the new agreement, Mr. Briskman's annual target bonus is 200% of his base salary as in effect on November 1st of such year, and Mr. Briskman is eligible to receive annual grants of long-term compensation, as determined by the Company's Compensation Committee, based on a target value of $3 million, commencing in 2012.

              Mr. Briskman's employment agreement contains restrictive covenants imposing non-competition obligations, restricting solicitation of employees, protecting the Company's confidential information and its ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment. The agreement also provides for enhanced severance payments and benefits in the event his employment is terminated by the Company without cause or by him for good reason, in either case in connection with specified corporate events. Mr. Briskman's employment agreement provides that he will continue to receive supplemental pension payments pursuant to an agreement dated March 2, 1999, as amended on May 3, 2000, with the former CBS Corporation. See the footnotes and narrative accompanying the Pension Benefits in 2012 tables for information on his supplemental pension payments.

Anthony G. Ambrosio

              Effective June 7, 2010, the Company entered into an employment agreement with Mr. Ambrosio, which superseded his prior employment agreement with the Company and provides for his continued employment as the Executive Vice President, Human Resources and Administration of CBS Corporation through June 6, 2013. The agreement provides for an annual base salary of $750,000, which may be reviewed and increased at the discretion of the Compensation Committee, and an annual target bonus equal to 85% of his salary as in effect on November 1st of such year. Mr. Ambrosio is also eligible to receive annual grants of long-term compensation, as determined by the Company's Compensation Committee, based on a target value of $1.5 million. The agreement also contains restrictive covenants imposing non-competition obligations, restricting solicitation of employees, protecting the Company's confidential information and its ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment. Mr. Ambrosio's employment agreement was amended and restated as of February 3, 2011 to provide for enhanced severance payments and benefits in the event his employment is terminated by the Company without cause or by him for good reason, in either case in connection with specified corporate events.

Grants of Plan-Based Awards During 2012

              The following table sets forth information concerning grants of equity awards under the Company's incentive programs to the named executive officers in fiscal year 2012.

						All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
									Grant Date Fair Value of Stock and Option Awards ($)(3)
			Estimated Possible Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)(2)
		Committee Action Date (1)
Name	Grant Date		Threshold (#)	Target (#)	Maximum (#)
Sumner M. Redstone	1/1/2012	12/14/2011	28,507	114,026	342,078	—	—	—	5,672,794
Leslie Moonves	1/31/2012	1/31/2012	—	—	—	87,780	—	—	2,499,974

	2/23/2012	2/18/2010	122,283	152,853	183,424	—	—	—	4,499,992

	2/23/2012	2/18/2010	—	—	—	152,853	—	—	4,499,992

	2/23/2012	2/23/2012	—	—	—	—	1,000,000	29.44	8,830,000

	10/18/2012	10/10/2012	—	—	—	—	790,305	34.06	7,499,994
Joseph R. Ianniello	2/23/2012	2/23/2012	24,456	30,570	36,684	—	—	—	899,981

	2/23/2012	2/23/2012	—	—	—	30,570	—	—	899,981

	2/23/2012	2/23/2012	—	—	—	—	135,900	29.44	1,199,997
Louis J. Briskman	2/23/2012	2/23/2012	24,456	30,570	36,684	—	—	—	899,981

	2/23/2012	2/23/2012	—	—	—	30,570	—	—	899,981

	2/23/2012	2/23/2012	—	—	—	—	135,900	29.44	1,199,997
Anthony G. Ambrosio	2/23/2012	2/23/2012	12,228	15,285	18,342	—	—	—	449,990

	2/23/2012	2/23/2012	—	—	—	15,285	—	—	449,990

	2/23/2012	2/23/2012	—	—	—	—	67,950	29.44	599,999

(1)
The "Committee Action Date" refers to the date on which the Compensation Committee approved the grants reported in the table. With respect to Mr. Moonves' performance-based and time-based RSU awards granted on February 23, 2012 under his Prior Agreement and the stock options granted to Mr. Moonves on October 18, 2012 under his 2012 Agreement, the "Committee Action Date" refers to the date on which the Compensation Committee approved the terms of the employment agreement that provides for the grants.

(2)
The exercise price of the options is the closing price of the Company's Class B Common Stock on the date of grant.

(3)
Amounts reflect the fair value on the date of grant, calculated in accordance with FASB ASC Topic 718, of the awards reported in the table.

Description of Plan-Based Awards

              Equity awards reported in the Grants of Plan-Based Awards During 2012 table were granted to the named executive officers under the Company's long-term incentive programs, except for the unrestricted share award made to Mr. Moonves as part of his bonus for fiscal year 2011 performance.

              RSUs—The number of RSUs awarded is determined by dividing the value to be delivered by the closing price of a share of the Company's Class B Common Stock on the NYSE on the date of grant. Except for Mr. Moonves' annual RSU grants, vesting for RSUs occurs in equal annual installments over four years. Some RSU awards are subject to performance conditions ("PRSUs"), as described under "Compensation Discussion and Analysis—Long-Term Incentive Programs—Performance Goals for LTMIP Awards—PRSUs." With respect to Mr. Moonves' annual RSU grant for

2012, the PRSUs vest and settle upon the later of the first anniversary of the grant date and the date of the Compensation Committee's certification of the level of performance achieved, and the RSUs subject only to time-based vesting are scheduled to vest in thirds, with 33 1/3% vesting on each of the first two anniversaries of the date of grant and 33 1/3% vesting on February 22, 2015.

              Stock Options—The number of stock options awarded is determined by using a Black-Scholes valuation methodology in accordance with FASB ASC Topic 718 employing the same methodologies and assumptions that are applied for purposes of the Company's financial accounting statements (as reviewed by the Compensation Committee's independent consultant). Stock options have an exercise price not less than the closing price of a share of the Company's Class B Common Stock on the NYSE on the grant date and have an eight-year term. Vesting for stock options occurs in equal annual installments over four years, except for the stock option grants to Mr. Moonves. Mr. Moonves' February 23, 2012 stock option grant vests 33 1/3% on each of the first two anniversaries of the date of grant and 33 1/3% on February 22, 2015, and his October 18, 2012 stock option grant vests in full on the first anniversary of the grant date.

              PSUs—PSUs are notional units of measurement and represent the right to receive a number of shares of the Company's Class B Common Stock determined on the basis of the total stockholder return ("TSR") of the Company's Class B Common Stock relative to the TSR of the common stock of companies comprising the Standard & Poor's 500 Composite Index (with limited exceptions) (the "reference group") over a defined measurement period and, under certain circumstances, determined on the basis of achievement of a pre-determined performance threshold (see "Compensation Discussion and Analysis—Long-Term Incentive Programs—Performance Goals for LTMIP Awards—PSUs" for a description of this threshold). For 2012, only Mr. Redstone received PSUs. The target shares for the 2012 PSU grant were determined on the basis of the average closing price of a share of the Company's Class B Common Stock on the NYSE for the 10 trading days prior to the date of grant. Payout under the PSUs ranges from zero to a maximum of 300% of the target number of shares of the Company's Class B Common Stock for the award. The 2012 PSU grant is subject to a three-year measurement period running from January 1, 2012 through December 31, 2014. The number of shares to be delivered under the 2012 PSU grant is determined in the manner described under "Compensation Discussion and Analysis—Long-Term Incentive Programs—Performance Goals for LTMIP Awards—PSUs."

              For other terms of these awards relating to performance goals and grant dates, see "Compensation Discussion and Analysis—Long-Term Incentive Programs—Performance Goals for LTMIP Awards" and "—Grant Date of Awards."

Outstanding Equity Awards at Fiscal Year-End 2012

              The following table sets forth for each named executive officer information concerning the outstanding equity awards at December 31, 2012, which included unexercised and vested stock options, unexercised and unvested stock options, unvested RSUs and PSUs, and unearned and unvested PSUs. The market values in this table were calculated using the closing price of a share of the Company's Class B Common Stock on December 31, 2012, which was $38.05.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Sumner M. Redstone	3/16/2007	620,604	—	30.21	3/16/2015	—	—	—	—

	2/28/2008	700,934	—	23.96	2/28/2016	—	—	—	—

	9/22/2008	445,000	—	15.39	9/22/2016	—	—	—	—

	2/24/2009	1,300,578	433,526	5.20	2/24/2017	—	—	—	—

	3/1/2010	302,419	302,419	13.43	3/1/2018	—	—	—	—

	3/1/2011	98,814	296,442	23.19	3/1/2019	—	—	—	—

	1/1/2010	—	—	—	—	629,413	23,949,165	—	—

	1/1/2011	—	—	—	—	—	—	456,579	17,372,831

	1/1/2012							288,714	10,985,568
Leslie Moonves	10/19/2007	5,000,000	—	28.70	10/19/2015	—	—	—	—

	4/2/2009	—	216,763	5.20	2/24/2017	—	—	—	—

	10/16/2009	—	600,000	13.09	10/16/2017	—	—	—	—

	3/1/2010	—	1,500,000	13.43	3/1/2018	—	—	—	—

	3/1/2011	900,000	2,700,000	23.19	3/1/2019	—	—	—	—

	2/23/2012	—	1,000,000	29.44	2/23/2020	—	—	—	—

	10/18/2012	—	790,305	34.06	10/18/2020	—	—	—	—

	2/23/2010	—	—	—	—	102,407	3,896,586	—	—

	2/23/2011	—	—	—	—	130,208	4,954,414	—	—

	2/23/2012	—	—	—	—	318,088	12,103,247	—	—
Joseph R. Ianniello	5/25/2006	28,111	—	26.30	5/25/2014	—	—	—	—

	9/6/2006	4,247	—	28.30	9/6/2014	—	—	—	—

	3/6/2007	50,506	—	30.94	3/6/2015	—	—	—	—

	2/28/2008	70,094	—	23.96	2/28/2016	—	—	—	—

	2/24/2009	2	109,754	5.20	2/24/2017	—	—	—	—

	3/1/2010	108,871	108,871	13.43	3/1/2018	—	—	—	—

	3/1/2011	39,525	118,577	23.19	3/1/2019

	2/23/2012	—	135,900	29.44	2/23/2020	—	—	—	—

	2/24/2009	—	—	—	—	15,649	595,444	—	—

	2/23/2010	—	—	—	—	68,434	2,603,914	—	—

	2/23/2011	—	—	—	—	68,244	2,596,684	—	—

	2/23/2012	—	—	—	—	67,254	2,559,015	—	—
Louis J. Briskman	5/25/2006	133,293	—	26.30	5/25/2014	—	—	—	—

	3/6/2007	202,020	—	30.94	3/6/2015	—	—	—	—

	2/28/2008	233,644	—	23.96	2/28/2016	—	—	—	—

	9/23/2008	265,957	—	14.85	9/23/2016	—	—	—	—

	2/24/2009	77,086	303,468	5.20	2/24/2017	—	—	—	—

	3/1/2010	120,967	120,968	13.43	3/1/2018	—	—	—	—

	3/1/2011	39,525	118,577	23.19	3/1/2019	—	—	—	—

	2/23/2012	—	135,900	29.44	2/23/2020

	2/24/2009	—	—	—	—	43,269	1,646,385	—	—

	2/23/2010					76,037	2,893,208	—	—

	2/23/2011	—	—	—	—	68,244	2,596,684	—	—

	2/23/2012	—	—	—	—	67,254	2,559,015	—	—

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Anthony G. Ambrosio	5/25/2006	35,442	—	26.30	5/25/2014	—	—	—	—

	3/6/2007	101,010	—	30.94	3/6/2015	—	—	—	—

	2/28/2008	140,186	—	23.96	2/28/2016	—	—	—	—

	2/24/2009	—	121,388	5.20	2/24/2017	—	—	—	—

	3/1/2010	60,483	60,484	13.43	3/1/2018	—	—	—	—

	3/1/2011	19,762	59,289	23.19	3/1/2019	—	—	—	—

	2/23/2012	—	67,950	29.44	2/23/2020

	2/24/2009	—	—	—	—	17,308	658,569	—	—

	2/23/2010	—	—	—	—	38,019	1,446,623	—	—

	4/1/2010	—	—	—	—	324	12,328	—	—

	2/23/2011	—	—	—	—	34,122	1,298,342

	2/23/2012	—	—	—	—	33,627	1,279,507	—	—

(1)
Each option award grant identified in the above table vests as follows: 25% vesting on each of the first four anniversaries of the date of grant, except with respect to the following grants: for Mr. Moonves, (i) the 10/19/07 grant, of which 25% vested on each of October 1, 2008 and the first two anniversaries thereof and 25% vested on September 30, 2011, (ii) the 4/2/09 grant, of which 25% vested on each of February 24, 2010 and the first three anniversaries thereof, (iii) the 10/16/09 grant, of which 25% vested on each of September 30, 2010 and the first two anniversaries thereof and 25% vests on September 30, 2013, (iv) the 3/1/11 grant, of which the final 25% installment vests on February 22, 2015, (v) the 2/23/12 grant, of which 33 1/3% vested on the first anniversary of the date of grant and 33 1/3% vests on each of the second anniversary of the date of grant and February 22, 2015, and (vi) the 10/18/12 grant, which vests fully on the first anniversary of the date of grant; and for Mr. Briskman, the 9/23/08 grant, of which the final 33 1/3% installment vested on September 30, 2011.

(2)
Set forth below is a schedule of the vesting related to each grant date for the stock awards identified in the above table:

Grant Date	Stock Awards Vesting Schedule	Type
2/24/2009	25% vested on each of the first four anniversaries of the date of grant. Vesting for each award was subject to the satisfaction of performance conditions for 2009.	RSU
1/1/2010	0-300% of the award vested subject to the satisfaction of performance conditions for the three-year measurement period ending December 31, 2012.	PSU
2/23/2010	25% vested on each of the first three anniversaries of the date of grant, and the final 25% vests on the fourth anniversary of the date of grant, except with respect to Mr. Moonves' award, 33 1/3% of which vested on each of the first three anniversaries of the date of grant. One half of each initial award was subject to the satisfaction of performance conditions for 2010.	RSU
4/1/2010	33 1/3% vested on the first three anniversaries of the date of grant.	RSU
1/1/2011	0-300% of the award vests subject to the satisfaction of performance conditions for the three-year measurement period ending December 31, 2013.	PSU
2/23/2011	25% vested on the first two anniversaries of the date of grant, and 25% vests on each of the third and fourth anniversaries of the date of grant, except with respect to Mr. Moonves' award, 33 1/3% of which vested on the first two anniversaries of the date of grant, and 33 1/3% vests on the third anniversary of the date of grant. One half of each initial award was subject to the satisfaction of performance conditions for 2011.	RSU

Grant Date	Stock Awards Vesting Schedule	Type
1/1/2012	0-300% of the award vests subject to the satisfaction of performance conditions for the three-year measurement period ending December 31, 2014.	PSU
2/23/2012	25% vested on the first anniversary of the date of grant and 25% vests on the next three anniversaries of the date of grant, except with respect to Mr. Moonves' award. For Mr. Moonves, one half of his award vested on the first anniversary of the date of grant following Compensation Committee certification as to the achievement of performance conditions, and with respect to the other half of his award, 33 1/3% vested on the first anniversary of the date of grant and 33 1/3% vests on each of the second and third anniversaries of the date of grant. One half of each initial award was subject to the satisfaction of performance conditions for 2012. See also paragraph below this chart.	RSU

For RSUs with a grant date of 2/23/12, amounts in these columns, with respect to the portion of each award that is subject to performance conditions, reflect actual achievement of the applicable performance conditions for 2012. For PSUs with a grant date of 1/1/10, amounts in these columns reflect actual achievement for the 1/1/10-12/31/12 measurement period.

(3)
For PSUs with a grant date of 1/1/11 and 1/1/12, amounts in these columns reflect achievement assuming truncated two-year and one-year measurement periods, respectively, ending 12/31/12 (rather than the actual 1/1/11-12/31/13 and 1/1/12-12/31/14 measurement periods, respectively), which would result in the payment of 291.6% and 253.2%, respectively, of the target number of shares.

Option Exercises and Stock Vested During 2012

              The following table sets forth information concerning each exercise of stock options and the vesting of stock awards during 2012 for each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Sumner M. Redstone	0	0	1,285,652	37,849,595
Leslie Moonves	2,166,763 (3)	42,213,301	489,664	14,331,439
Joseph R. Ianniello	109,755 (3)	3,004,379	78,087	2,304,077
Louis J. Briskman	536,100	14,742,935	122,281	3,614,513
Anthony G. Ambrosio	136,563 (3)	3,838,024	59,163	1,750,155

(1)
Represents RSUs and PSUs that vested during 2012 and unrestricted shares that were awarded to Mr. Moonves in 2012 as part of his bonus for 2011. The net shares delivered to each of the named executive officers after withholding for applicable taxes were as follows: Mr. Redstone, 671,366 shares; Mr. Moonves, 259,520 shares; Mr. Ianniello, 38,645 shares; Mr. Briskman, 53,249 shares; and Mr. Ambrosio, 31,719 shares.

(2)
Represents the number of shares underlying RSUs and PSUs that vested during 2012 and the number of unrestricted shares awarded to Mr. Moonves in 2012 as part of his bonus for 2011, multiplied by the closing price of the Company's Class B Common Stock on the NYSE on the applicable vesting date.

(3)
Represents stock options that were exercised during 2012 pursuant to the executive's 10b5-1 plan.

Pension Benefits in 2012

              The following tables set forth information concerning each qualified and nonqualified defined benefit pension plan that provides payments in connection with retirement with respect to each of the named executive officers. The first table sets forth information with respect to pension plans pursuant to which named executive officers were accruing benefits as of December 31, 2012, and the second table sets forth information with respect to pension plans pursuant to which named executive officers had an accumulated benefit but were not accruing benefits as of December 31, 2012.

Pension plans pursuant to which named executive officers were accruing benefits as of December 31, 2012:

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Sumner M. Redstone	Qualified—CBS Retirement Plan Component of CBS Combined Pension Plan (CCPP)	9.7	67,218	6,224 (3)

	Nonqualified—CBS Retirement Excess Pension Plan	9.7	116,648	—
Leslie Moonves (4)	Qualified—CBS Retirement Plan Component of CCPP	8.5	380,709	—

	Nonqualified—CBS Retirement Excess Pension Plan	8.5	3,613,914	—
Joseph R. Ianniello	Qualified—CBS Retirement Plan Component of CCPP	9.0	188,408	—

	Nonqualified—CBS Retirement Excess Pension Plan	9.0	448,660	—
Louis J. Briskman (4)	Qualified—CBS Retirement Plan Component of CCPP	7.3	337,993	—

	Nonqualified—CBS Retirement Excess Pension Plan	7.3	770,510	—
Anthony G. Ambrosio	Qualified—CBS Retirement Plan Component of CCPP	7.0	163,995	—

	Nonqualified—CBS Retirement Excess Pension Plan	7.0	426,685	—

(1)
The years of credited service under the plans identified in the table above differ from the years of actual service with respect to Messrs. Redstone, Moonves, Ianniello, Briskman and Ambrosio, who have been employed by the Company since 1996, 1995, 1997, 1975 and 1985, respectively. Their respective credited service for benefit accruals began in the following years: Mr. Redstone, 2003; Messrs. Moonves and Ianniello, 2004; Mr. Briskman, 2005; and Mr. Ambrosio, 2006. Prior to their participation in these plans, Messrs. Moonves, Ianniello, Briskman and Ambrosio participated in the pension plans identified in the table set forth below.

(2)
The present value of each named executive officer's accumulated benefit at December 31, 2012 in these plans was calculated assuming commencement of benefits at age 65 (except with respect to Mr. Redstone) using a discount rate of 4.00% and mortality rates in accordance with the RP-2000 sex distinct mortality table with a six-year projection using the Scale AA sex distinct table. Since Mr. Redstone is above the plan's normal retirement age, the present value calculations assume immediate commencement.

(3)
Mr. Redstone receives certain minimum required payments from the CBS Retirement Plan Component of the CCPP (CRP Component) on a monthly basis.

(4)
Messrs. Moonves and Briskman are eligible for early retirement, since they are at least 55 years of age and have provided at least 10 years of eligibility service, but have not yet reached 65, the normal retirement age. See the description of the CRP Component below for information about the effect of early retirement.

Pension plans pursuant to which named executive officers had an accumulated benefit but were not accruing benefits as of December 31, 2012:

Name	Benefit Accrual Status	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Sumner M. Redstone	N/A	N/A	N/A	N/A	N/A
Leslie Moonves (3)	Frozen Benefit	Qualified—Cash Balance Component of CCPP	9.0	163,495	—

	Frozen Benefit	Nonqualified—CBS Supplemental Executive Retirement Plan (SERP)	9.0	1,916,418	—

	Frozen Benefit	Nonqualified—CBS Bonus Supplemental Executive Retirement Plan	3.8	544,618	—
Joseph R. Ianniello	Frozen Benefit	Qualified—Cash Balance Component of CCPP	6.3	58,330	—

	Frozen Benefit	Nonqualified—SERP	6.3	7,016	—
Louis J. Briskman (3)(4)	Frozen Benefit; In Pay Status	Qualified—Group W Component of CCPP	27.7	112,729	8,962

	Frozen Benefit; In Pay Status	Nonqualified—Westinghouse Executive Pension Plan (WEPP)	26.5	1,998,945	158,921

	Frozen Benefit; In Pay Status	Nonqualified—Executive Supplemental Pension Arrangement	28.5	6,556,411	521,249
Anthony G. Ambrosio	Frozen Benefit	Qualified—Cash Balance Component of CCPP	25.5	248,026	—

	Frozen Benefit	Nonqualified—SERP	25.5	69,004	—

	Frozen Benefit	Nonqualified—CBS Bonus SERP	14.1	38,144	—

(1)
The years of credited service under the plans identified in the table above differ from the years of actual service with respect to Messrs. Moonves, Ianniello, Briskman and Ambrosio, who have been employed by the Company since 1995, 1997, 1975 and 1985, respectively. With respect to Messrs. Moonves, Ianniello and Ambrosio, their respective years of credited service under these plans reflect actual service through the date on which these plans froze their respective benefit accruals, as follows: CCPP and SERP for Messrs. Moonves and Ianniello, 2004; CCPP and SERP for Mr. Ambrosio, 2010; CBS Bonus Supplemental Executive Retirement Plan for Messrs. Moonves and Ambrosio, 1999. Mr. Briskman has been receiving benefits under the CCPP since 2002, and the WEPP and his supplemental pension arrangement since 2004; his years of credited service under these plans reflect actual service and additional credited service in accordance with the provisions of the plans.

(2)
The present value of each named executive officer's accumulated benefit at December 31, 2012 in these plans was calculated assuming commencement of benefits at age 65 (except for Mr. Briskman, see footnote (4) below), a discount rate of 4.00% and mortality rates in accordance with the UP-94 male mortality table, with a one-year setback for males and a four-year setback for females.

(3)
Messrs. Moonves and Briskman are eligible for early retirement, since they are at least 55 years of age and have provided at least 10 years of vesting service, but have not yet reached 65, the normal retirement age. See the description of the CCPP below for information about the effect of early retirement.

(4)
Mr. Briskman's benefits are valued using an immediate single life factor, rather than assuming commencement at age 65, since he is currently receiving benefits. His active participation in these plans ended on December 31, 2001, following his departure from a CBS subsidiary of Former Viacom, and he began receiving benefits under the CCPP in 2002 and the WEPP and supplemental pension arrangement in 2004. Mr. Briskman returned to the Company on September 6, 2005, whereupon he received credit in the CBS Retirement Plan and CBS Retirement Excess Pension Plan for his service with the former CBS Corporation prior to September 6, 2005 for purposes of eligibility and vesting, but not for benefit accrual.

Description of Pension Benefits

              The Company currently maintains several qualified and nonqualified defined benefit plans as a result of various mergers, acquisitions and divestitures involving the Company and its various businesses, as well as changes implemented by the Company and its predecessors in retirement programs. Most of these plans, including all of the plans identified below, are closed to new participants and operate only for employees who are grandfathered into these plans. The Company's practice is generally not to grant additional years of benefit accrual service under the pension plans. The normal retirement age for all Company-sponsored pension plans is 65. See the two immediately preceding tables for the named executive officers' participation in these plans.

Pension plans pursuant to which named executive officers were accruing benefits as of December 31, 2012:

CBS Retirement Plan Component of the CBS Combined Pension Plan (CRP Component)

              All of the named executive officers participate in the CRP Component, a tax-qualified defined benefit plan, which became a component of the CBS Combined Pension Plan as of December 31, 2011. The CRP Component has been closed to new participants since July 2010. For existing participants, participation in the CRP began on the later of the date an eligible employee attained age 21 or completed one year of eligibility service. Employees are fully vested in their accrued benefit upon completion of five full years of vesting service. The Company pays the entire cost of the benefits provided by the CRP Component. Eligible compensation for purposes of qualified plans is limited by federal law; for 2012, the limit was $250,000 (the "Annual Limit").

              For each year of credited service up to a maximum of 30 years, the benefit formula for calculating an age 65 accrued benefit under the CRP Component is 1.25% of the participant's final average compensation up to the Social Security covered compensation amount, plus 1.75% of the participant's final average compensation above the Social Security covered compensation amount. Final average compensation includes eligible salary, commissions, overtime and short-term incentive awards. If an employee who participates in the CRP Component reaches age 55 with 10 years of eligibility service, he or she is considered eligible for an early retirement benefit. The reductions for retiring early are 6% per year for each year that the benefit begins between ages 65 and 60, plus 4% per year for each year that the benefit begins between ages 60 and 55. The normal forms of payment for a married or single participant are a 50% joint and survivor annuity or single life annuity, respectively. All optional forms of payment under the CRP Component are actuarially equivalent to the normal forms of payment.

CBS Retirement Excess Pension Plan (CREPP)

              The Company maintains the CREPP, an unfunded nonqualified defined benefit plan, to provide benefits to employees who are participants in the CRP Component and whose annual base salary and commissions has exceeded the Annual Limit. The benefits under the CREPP are calculated by determining the excess, if any, of (i) the benefits that would be payable under the CRP Component if it were not subject to the Annual Limit, over (ii) the benefits actually payable under the CRP Component. Early retirement reduction factors are identical to those of the CRP Component. The maximum amount of total annual compensation that may be taken into account under the CRP and the CREPP together is $750,000, except with respect to Messrs. Redstone and Moonves. For Mr. Redstone, who is also eligible to participate in the Viacom pension and excess pension plans, the amount of compensation that can be taken into account is $375,000. Pursuant to the terms of Mr. Moonves' employment agreement, the amount of compensation that can be taken into account for him equals the amount of his base salary. Employees are fully vested in their accrued CREPP benefit upon completion of five full years of vesting service. The normal forms of payment for a married or single participant are a 50% joint and survivor annuity or single life annuity, respectively. All optional forms of payment under the CREPP are actuarially equivalent to the normal form of payment.

Pension plans pursuant to which named executive officers had an accumulated benefit but were not accruing benefits as of December 31, 2012:

CBS Combined Pension Plan (CCPP)

              The Company maintains the CCPP, a tax-qualified defined benefit plan for eligible employees who satisfied age and service requirements. The CCPP contains seven separate components, including the CRP Component as of December 31, 2011, with each of the components having been closed to new participants since March 31, 1999, with the exception of the CRP Component, which has been closed to new participants since July 2010. Messrs. Moonves, Ianniello and Ambrosio have frozen benefits in the Cash Balance Component, and Mr. Briskman has accumulated benefits in payment status under the Group W Component. For all of the components, employees are fully vested in their accrued benefit upon completion of five years of vesting service. The Company pays the cost of the benefits provided by the CCPP. Eligible compensation for purposes of the CCPP is limited to the Annual Limit. Early retirement reductions differ in each of these components of the CCPP; however, each component defines early retirement eligibility as age 55 with 10 years of vesting service while actively employed for each component.

              Cash Balance Component:    The cash balance benefit is expressed in the form of a hypothetical account balance. Benefits accrue monthly at a rate generally between 2%-12% of eligible compensation; the rate may increase with service. Eligible compensation is generally base salary. Interest credits are applied monthly to the prior month's balance, with a minimum interest rate of 5%. The normal forms of payment for a married or single participant are a 50% joint and survivor annuity or single life annuity, respectively; however, a lump sum payment option is available for this component. All optional forms of payment under the Cash Balance Component are actuarially equivalent to the normal forms of benefit. The named executive officers participating in the Cash Balance Component are eligible to commence receiving benefits upon termination from employment at any age, without any early retirement subsidy, and to the extent an annuity payment is elected, an early retirement supplement and subsidy are available on the portion of the benefit accrued prior to March 31, 1999.

              Group W Component:    The participant receives a monthly pension equal to the greater of $31 for each year of participation or 1/12 of 2% of annual pensionable wages for each year of participation. Pensionable wages include base pay, certain overtime pay and 50% of short-term incentive awards. While early retirement reduction provisions vary, as applied to the named executive officers hired prior to 1995 with less than 30 years of vesting service, the plan requires a reduction of 1/3 of 1% for each month the retirement date precedes age 65 (4% per year) down to age 60, with additional reductions using an IRS-approved mortality table and an annual interest rate of 7% for commencement prior to age 60. The normal forms of payment for a married or single participant are a 50% joint and survivor annuity or single life annuity, respectively; however, a lump sum payment option is available for this benefit. All optional forms of payment under the Group W Component are actuarially equivalent to the normal forms of benefit.

CBS Supplemental Executive Retirement Plan (SERP)

              The Company maintains the SERP, an unfunded nonqualified defined benefit plan, for eligible employees who participate in the CCPP whose annual base salary has exceeded the Annual Limit. The benefits under the SERP applicable to the named executive officers are calculated by determining the excess, if any, of (i) the benefits that would be payable under the Cash Balance Component if it were not subject to the Annual Limit, over (ii) the benefits actually payable under the Cash Balance

Component. The normal forms of payment for a married or single participant are a 50% joint and survivor annuity or single life annuity, respectively. All optional forms of payment under the SERP are actuarially equivalent to the normal form of payment.

CBS Bonus Supplemental Executive Retirement Plan (Bonus SERP)

              The Company established the Bonus SERP, an unfunded nonqualified defined benefit plan, to provide benefits based on short-term incentive awards to certain employees who are participants in the CCPP. This plan has been closed to new participants since March 31, 1999, at which time all benefits vested. The benefit is based on 50% of the average of a participant's highest five consecutive short-term incentive awards for the last 10 years, multiplied by 1.7% times credited service up to a maximum of 35. Benefits under the Bonus SERP applicable to the named executive officers have been frozen since March 31, 1999. Early retirement reduction factors are identical to those of the applicable CCPP component. The normal forms of payment for a married or single participant are a 50% joint and survivor annuity or single life annuity, respectively. All optional forms of payment under the Bonus SERP are actuarially equivalent to the normal form of payment.

Westinghouse Executive Pension Plan (WEPP)

              The WEPP is an unfunded nonqualified defined benefit plan, which provides benefits based upon an executive's final average compensation which are offset by benefits payable under the CCPP. This plan has been closed to new participants since March 31, 1999, at which time all benefits vested. The WEPP normal retirement formula is as follows: the sum of the participant's average monthly base salary and average monthly short-term incentive awards is multiplied by the product of the participant's executive service times 1.47%. The early retirement reduction factors for the WEPP are identical to those in the Group W Component of the CCPP. The normal form of payment is a single life annuity. All optional forms of payment under the WEPP are actuarially equivalent to the normal form of payment. Mr. Briskman is the only named executive officer with a benefit under the WEPP and he has been in receipt of such frozen benefit since 2004. See footnote (4) to the second table in this "Pension Benefits in 2012" section.

Executive Supplemental Pension Arrangement

              Pursuant to an agreement dated March 2, 1999, as amended on May 3, 2000, Mr. Briskman received monthly supplemental pension payments during 2012 under an unfunded nonqualified defined benefit arrangement. Mr. Briskman's payments under this arrangement are paid in the form of a single life annuity and are offset by benefits payable under the Group W Component of the CCPP and the WEPP. These payments are based on the WEPP benefit formula using certain assumptions with respect to final average compensation, average monthly base salary, average monthly short-term incentive awards and executive service, as set forth in the agreement. Early retirement reductions did not apply to this arrangement. Mr. Briskman has been in receipt of this frozen benefit since 2004. See footnote (4) to the second table in this "Pension Benefits in 2012" section.

 Nonqualified Deferred Compensation in 2012

              The following table sets forth information concerning nonqualified deferred compensation.

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Sumner M. Redstone	Deferred salary plans	0	0	13,868,659(4)	0	13,968,760

	Deferred bonus plans	0	0	0	0	0
Leslie Moonves	Deferred salary plans	508,000	22,283	1,584,656	0	17,410,570

	Deferred bonus plans	0	0	172,340	0	1,960,367
Joseph R. Ianniello	Deferred salary plans	62,500	17,500	108,725	0	645,871

	Deferred bonus plans	0	0	0	0	0
Louis J. Briskman	Deferred salary plans	60,273	20,841	135,470	0	1,048,624

	Deferred bonus plans	0	0	3,521	(236,096)(5)	0
Anthony G. Ambrosio	Deferred salary plans	95,500	22,283	155,524	0	831,241

	Deferred bonus plans	0	0	0	0	0

(1)
Executive contributions pursuant to deferred salary and bonus plans are included in the "Salary" and "Bonus" columns, respectively, in the Summary Compensation Table for Fiscal Year 2012.

(2)
Amounts reported are included in the "All Other Compensation" column of the Summary Compensation Table for Fiscal Year 2012.

(3)
Amounts reflect earnings or losses on all amounts deferred in 2012 and prior years in nonqualified plans, net of deductions for fees. No portion of these amounts is included in the Summary Compensation Table for Fiscal Year 2012, as none of these plans or arrangements provide for above-market or preferential earnings, except with respect to Mr. Redstone, as noted in footnote (6) to the Summary Compensation Table for Fiscal Year 2012.

(4)
Amount reflects earnings on amounts deferred under the Excess 401(k) Plan and the increase in the intrinsic value of Mr. Redstone's SOEs. On March 16, 2007, the $10,334,370 balance of Mr. Redstone's deferred salary compensation account, which was fully vested, was converted to unvested SOEs of equal fair value that have an exercise price equal to the closing price of a share of the Company's Class B Common Stock on the date of conversion, vested ratably over a four-year period and have a term of eight years. The intrinsic value of the SOEs increased from $0 as of December 31, 2011 to $13,861,865 as of December 31, 2012, due to the increase in the market price of the stock underlying each SOE (which was $38.05 as of December 31, 2012). See "Employment Agreements—Sumner M. Redstone" for further information on the SOEs.

(5)
In 2012, Mr. Briskman received the final distribution of amounts he deferred under the CBS Deferred Incentive Compensation Program prior to his departure from the Company in 2002.

Description of Nonqualified Deferred Compensation

              Set forth below is information with respect to each plan under which deferrals of compensation are reflected in the table above.

Deferred Salary Plans

CBS Excess 401(k) Plan for Designated Senior Executives (Excess 401(k) Plan)

              The Company maintains supplemental 401(k) plans, including the Excess 401(k) Plan, an unfunded nonqualified deferred compensation plan intended to provide benefits to employees who are eligible to participate in the CBS 401(k) Plan and whose annual base salary exceeds the Annual Limit. A participant can defer between 1% and 15% of his or her eligible compensation through payroll deductions on a pre-tax basis. Eligible compensation generally includes base pay or salary, including pre-tax contributions to the CBS 401(k) Plan and the Company's group health plan, flexible spending accounts and contributions to the commuter reimbursement account plan, plus overtime, commissions, hazard pay and shift differential pay. For 2012, the Company matched Excess 401(k) Plan contributions based on the rate of matching contributions under the CBS 401(k) Plan (70% of the first 5% of eligible compensation deferred on a pre-tax basis). Company contributions are fully vested after five years of service. Matching contributions made by the Company to the CBS 401(k) Plan and the Excess 401(k) Plan together are not made with respect to compensation in excess of $750,000. For Mr. Redstone, who is eligible to participate in the Viacom 401(k) and 401(k) excess plans, the amount of compensation that can be taken into account for Company matching amounts is limited to $375,000.

              Deferred amounts are reflected in phantom accounts and are credited with earnings and/or losses as if the deferred amounts were actually invested in accordance with the participant's investment elections under the CBS 401(k) Plan. The Company's matching contributions are also reflected in phantom accounts, which are credited with earnings and/or losses as if the matching contributions were actually invested in the CBS 401(k) Plan's CBS Class B Company Stock Fund. The CBS 401(k) Plan offers 20 investment options in which Excess 401(k) Plan balances may be notionally invested, and participants may change or reallocate investment directions on any business day on which the NYSE is open. The vested portion of a participant's Excess 401(k) Plan account is distributed in cash after termination of employment in accordance with the participant's distribution election, either in a lump sum payment or in installment payments. All of the named executive officers actively participate in the Excess 401(k) Plan, except for Mr. Redstone, although he does maintain a balance in the Excess 401(k) Plan.

CBS Supplementary Employee Investment Fund (SEIF)

              The SEIF was established to provide benefits to employees who were eligible to participate in the former CBS Corporation's qualified defined contribution plan and whose annual base salary exceeded the Annual Limit during the applicable years. This nonqualified deferred compensation plan, which is partially funded using a rabbi trust, was closed to new participants as of 1998 and ceased permitting new contributions effective January 1, 2002. Participants were permitted to contribute 1% to 12.5% of their eligible compensation, which was matched by the former CBS Corporation. Eligible compensation generally included base pay or salary and excluded bonus payments, overtime compensation, deferred compensation and additional compensation. The SEIF offers six investment options in which employee contributions may be invested and in which Company matching contributions may be notionally invested, and participants may reallocate investment directions on any business day on which the NYSE is open. Payouts under the SEIF are made in cash after termination of employment in accordance with the participant's distribution election, either in a lump sum payment or installment payments. Mr. Moonves has a balance in the SEIF.

CBS Deferred Compensation Arrangements

              The Company previously required certain senior executives to defer specified amounts of their base salary compensation, as determined by their respective employment contracts. Deferred amounts are held in phantom accounts and are credited with earnings and/or losses as if the deferred amounts were actually invested in accordance with the participant's investment elections under the CBS 401(k) Plan. These arrangements are not funded. Distributions are made in accordance with the individual's respective employment contract. Mr. Moonves has a deferred compensation balance in connection with these arrangements due to deferral requirements from a prior employment contract with the Company.

Deferred Bonus Plans

CBS Bonus Deferral Plan for Designated Senior Executives (BDP)

              The Company maintains bonus deferral plans, including the BDP, an unfunded nonqualified deferred compensation plan intended to provide benefits to employees who are eligible to participate in the CBS 401(k) Plan and whose annual base salary exceeds the Annual Limit. Participants can defer between 1% and 15% of their short-term incentive plan bonus to the BDP on a pre-tax basis. Deferred amounts are reflected in phantom accounts and are credited with earnings and/or losses as if the deferred amounts were actually invested in accordance with the participant's investment elections under the CBS 401(k) Plan. Amounts deferred under the BDP are distributed in cash after termination of employment in accordance with the participant's distribution election, either in a lump sum payment or installment payments. None of the named executive officers made elections to defer bonus amounts paid in 2012. Mr. Moonves is the only named executive officer who maintains a balance in the BDP.

CBS Deferred Incentive Compensation Program (ICP)

              Under the ICP, eligible participants were permitted to defer up to 100% of their performance awards, including bonuses. Since 2001, no new contributions have been made to this nonqualified deferred compensation program, which is funded using a rabbi trust. Prior to January 1, 1998, deferred amounts were treated as if invested in debentures with a face value of $100. Debentures were deemed convertible into a certain number of shares of the Company's common stock. At the time a deferred installment is paid, the employee receives the greater value of (i) the cash amount equal to the face value of the debentures due for such installment, plus cash equal to accrued interest on the deferred amount at a 10-year U.S. Treasury bond rate, and (ii) shares of common stock equal to the number of shares into which the debentures due for such installment are convertible, plus cash equal to accrued interest on the deferred amount at a 10-year U.S. Treasury bond rate. The Company may choose to pay the entire value in cash, in shares of the Company's Class B Common Stock or in a combination of stock and cash. Amounts are paid either in a lump sum or installments following termination of service, as elected by the participant. For amounts deferred after January 1, 1998, eligible employees could elect to defer up to 100% of their annual incentive award. Amounts deferred are credited with interest based on the one year U. S. Treasury bill rate (or such other rate as determined by the Compensation Committee), reset every January. Deferred amounts are paid either (i) in a lump sum in any future year not later than the year of normal retirement or (ii) in a lump sum or annual installments after termination of employment. Mr. Briskman had a balance in the ICP, but received his final installment distribution under the ICP during 2012 and no longer maintains a balance.

Potential Payments upon Termination

              During 2012, all of the named executive officers had employment agreements providing for separation payments upon certain types of termination of employment. The tables below set forth estimated potential payments that would be made to a named executive officer if his employment had terminated as of December 31, 2012. In determining the benefits payable upon certain terminations of employment, the Company has assumed in all cases that the executive has complied and continues to comply with all of the restrictive and other covenants included in his employment agreement and has not become employed by a new employer in those cases where the employment agreement requires mitigation by the executive.

              The following tables reflect incremental payments and benefits that would be owed by the Company to the executive beyond what the named executive officer had earned and which were no longer subject to vesting conditions, as of December 31, 2012, and do not reflect benefits that are provided pursuant to plans or arrangements that do not discriminate in favor of executive officers and are available generally to all salaried employees, such as amounts accrued under the CBS 401(k) and 401(k) excess plans, accumulated and vested benefits under the Company's pension plans, disability benefits and accrued vacation pay. Payments made to a named executive officer would be made subject to any applicable requirements of Section 409A of the Code. In the case of Messrs. Moonves, Ianniello, Briskman and Ambrosio, receipt of the payments and benefits shown below upon a termination without Cause or for Good Reason is conditioned on the named executive officer's execution of a release in favor of the Company.

		Continuation of Salary and Other Cash Compensation ($)(1)	Annual Bonus Continuation ($)(2)	Incremental Pension Benefit ($)	Continuation of Medical, Dental and Life Insurance ($)(3)	Vesting of Equity Awards ($)(4)(5)
Sumner M. Redstone (6)
•	Termination for Cause	0	0	0	0	0
•	Voluntary termination	0	0	0	0	0
•	Without Cause termination	0	0	0	0	56,281,225
•	Death	0	0	0	0	56,281,225
•	Disability	0	0	0	0	56,281,225
Leslie Moonves
•	Termination for Cause	0	0	0	0	0
•	Voluntary termination without Good Reason	0	0	0	0	0
•	Without Cause termination	45,250,000	69,500,000	4,063,591	673,625	131,866,231
•	Good Reason termination	43,765,710	69,500,000	4,063,591	673,625	131,866,231
•	Death	0	0	0	0	131,866,231
•	Disability	0	0	0	590,760	131,866,231
Joseph R. Ianniello
•	Termination for Cause	0	0	0	0	0
•	Voluntary termination without Good Reason	0	0	0	0	0
•	Without Cause termination	3,000,000	6,000,000	0	35,794	17,573,033
•	Good Reason termination	3,000,000	6,000,000	0	35,794	15,708,477
•	Death	0	0	0	0	17,573,033
•	Disability	0	0	0	0	17,573,033

		Continuation of Salary and Other Cash Compensation ($)(1)	Annual Bonus Continuation ($)(2)	Incremental Pension Benefit ($)	Continuation of Medical, Dental and Life Insurance ($)(3)	Vesting of Equity Awards ($)(4)(5)
Louis J. Briskman
•	Termination for Cause	0	0	0	0	0
•	Voluntary termination without Good Reason	0	0	0	0	0
•	Without Cause termination	1,950,000	6,142,500	0	1,966	25,574,601
•	Good Reason termination	1,950,000	6,142,500	0	1,966	25,574,601
•	Death	0	0	0	0	25,574,601
•	Disability	0	0	0	0	25,574,601
Anthony G. Ambrosio
•	Termination for Cause	0	0	0	0	0
•	Voluntary termination without Good Reason	0	0	0	0	0
•	Without Cause termination	1,125,000	956,250	0	35,653	9,979,410
•	Good Reason termination	1,125,000	956,250	0	35,653	9,979,410
•	Death	0	0	0	0	11,638,166
•	Disability	0	0	0	0	11,638,166

(1)
Amounts reflect, with respect to base salary: for Mr. Moonves, three times his annual base salary; for Mr. Ianniello, the continuation of his base salary for a period of 24 months, in this instance, January 1, 2013 through December 31, 2014; and for each of Messrs. Briskman and Ambrosio, the continuation of his base salary for a period of 18 months, in this instance, January 1, 2013 through June 30, 2014. In addition, Mr. Moonves' amount includes the following cash compensation: (a) cash payments of $14.5 million and $10.25 million (the former of which would no longer apply as of February 12, 2013 and the latter of which would have been prorated in the case of a termination for "Good Reason") in respect of consideration not received over the remainder of the employment term and (b) a cash payment of $10 million which would be payable to Mr. Moonves unless he elects to provide services as a producer to the Company following his termination without "Cause" or for "Good Reason."

(2)
For terminations without "Cause" or for "Good Reason": for Mr. Moonves, amounts reflect the payment of three times the average of the last three completed calendar year bonuses, with his target bonus included for 2012; for Mr. Ianniello, amounts reflect the payment of 24 months' worth of his target bonus; for Mr. Briskman, amounts reflect the payment of 18 months' worth of bonus, which is based on the greater of his target bonus and the average of the bonuses paid for the two calendar years preceding the calendar year of his termination; and for Mr. Ambrosio, amounts reflect 18 months' worth of his target bonus. With respect to a December 31, 2012 termination date, bonuses for the period January 1, 2012 through December 31, 2012 (as determined by the Compensation Committee, which would have been earned by the named executive officers as set forth in the Summary Compensation Table) are not included as "Annual Bonus Continuation." Target bonus amounts for the named executive officers were as follows for 2012: Mr. Redstone, $5,000,000; Mr. Moonves, $12,000,000; Mr. Ianniello, $3,000,000; Mr. Briskman, $2,600,000; and Mr. Ambrosio, $637,500.

(3)
The amounts shown for Messrs. Moonves, Ianniello and Ambrosio reflect the Company's cost of providing continued health insurance benefits and life insurance coverage as provided in their employment agreements. Upon termination, Mr. Briskman will be entitled to receive, independent of his employment agreement, continued medical benefits previously earned under the CBS retiree medical program. The amount shown for Mr. Briskman reflects the Company cost of providing continued life insurance coverage as provided in his employment agreement.

(4)
The calculation of the value associated with the acceleration or continuation (as the case may be) of the vesting of equity grants, (i) in the case of stock awards, was based on the closing price of the Company's Class B Common Stock on December 31, 2012, which was $38.05, with the inclusion of the PRSUs awarded on February 23, 2012 reflecting actual achievement of the applicable performance conditions; and (ii) in the case of options, was based on the difference between such closing price and the exercise price of the option.

In the case of Mr. Redstone, the number of shares to be delivered in settlement of his 2010, 2011 and 2012 PSUs under these post-termination scenarios would be determined in accordance with the award schedule discussed in "Compensation Discussion and Analysis—Long-Term Incentive Programs—Performance Goals for LTMIP Awards—PSUs" based on a three-year performance period ending December 31, 2012, as required by the terms of his employment agreement. Under these post-termination scenarios, Mr. Redstone would be entitled to settlement of 293.2% of his target 2010, 2011 and 2012 PSU awards.

See the Outstanding Equity Awards at Fiscal Year-End 2012 table and accompanying footnotes for more information about the equity awards included in the above calculation.

(5)
In the case of Messrs. Redstone, Moonves and Briskman, the amounts included with respect to a termination of employment due to "Death" or "Disability" reflect the accelerated vesting of outstanding equity awards in accordance with the provisions of each named executive officer's employment agreement. In September 2011, the Compensation Committee provided for accelerated vesting of equity awards (other than PSUs) then outstanding upon an employee's termination of employment due to death or permanent disability, and the Company included a similar provision in the terms and conditions of awards granted pursuant to the LTMIP after such date. Accordingly, the amounts shown for Messrs. Ianniello and Ambrosio reflect accelerated vesting pursuant to this program.

(6)
Mr. Redstone's employment contract does not include a "Good Reason" clause.

              The following table reflects payments and benefits that are additional to those set forth in the preceding table that would be owed by the Company to Messrs. Ianniello, Briskman and Ambrosio if their employment was terminated by the Company without Cause, or if they terminated their employment with Good Reason, on December 31, 2012, within twenty-four months following the occurrence of a "Corporate Event" (as defined below).

		Continuation of Salary ($)(1)	Annual Bonus Continuation ($)(2)	Incremental Pension Benefit ($)	Continuation of Medical, Dental and Life Insurance ($)(3)	Outplacement Services ($)(4)	Vesting of Equity Awards ($)(5)
Joseph R. Ianniello
•	Without Cause termination	1,500,000	9,900,000	0	17,897	18,000	0
•	Good Reason termination	1,500,000	9,900,000	0	17,897	18,000	1,864,556
Louis J. Briskman
•	Without Cause termination	1,950,000	3,847,500	0	3,931	18,000	0
•	Good Reason termination	1,950,000	3,847,500	0	3,931	18,000	0
Anthony G. Ambrosio
•	Without Cause termination	1,125,000	2,321,250	0	38,080	18,000	1,658,756
•	Good Reason termination	1,125,000	2,321,250	0	38,080	18,000	1,658,756

(1)
Amounts reflect, with respect to Mr. Ianniello, the continuation of his base salary for an additional 12 months, and with respect to each of Messrs. Briskman and Ambrosio, the continuation of his base salary for an additional 18 months.

(2)
Amounts reflect the payment of 36 months' worth of bonus, which is based on the average of the bonuses paid for the three calendar years preceding the calendar year of termination, less the amount shown in the preceding table.

(3)
The amounts shown for Mr. Ianniello reflect the Company's cost of providing continued health insurance benefits and life insurance coverage as provided in his employment agreement for an additional 12 months. The amounts shown for Mr. Ambrosio reflect the Company's cost of providing continued health insurance benefits for an additional 18 months and life insurance coverage for an additional 30 months, each as provided in his employment agreement. Upon termination, Mr. Briskman will be entitled to receive, independent of his employment agreement, continued medical benefits previously earned under the CBS retiree medical program. The amount shown for Mr. Briskman reflects the Company cost of providing continued life insurance coverage as provided in his employment agreement for an additional 24 months.

(4)
The amounts shown for Messrs. Ianniello, Briskman and Ambrosio reflect the Company's cost of providing outplacement services for a maximum period of 12 months following termination of employment.

(5)
The calculation of the value associated with the acceleration or continuation (as the case may be) of the vesting of equity grants, in the case of stock awards, was based on the closing price of the Company's Class B Common Stock on December 31, 2012, which was $38.05, and, in the case of options, was based on the difference between such closing price and the exercise price of the option.

              None of the named executive officers' employment agreements provide for post-termination payments and benefits solely in the event of a change-in-control, and, in the case of Mr. Moonves, the amount of payments to which he is entitled upon termination is not affected by whether the termination occurs before or after a change-in-control. Mr. Moonves' 2012 Agreement provides for a "gross-up" in the event any payment or benefit owed to him under the agreement is subject to the excise tax imposed by Section 4999 of the Code. If the Company experienced a change-in-control on

December 31, 2012, and Mr. Moonves was terminated on that date and such termination was determined to be contingent on the change-in-control, none of Mr. Moonves' payments and benefits would trigger an excise tax imposed under Section 4999 of the Code.

              The employment agreements of each of Messrs. Ianniello, Briskman and Ambrosio provide for a "gross-up" if the executive's employment is terminated "Without Cause" or for "Good Reason" within 24 months following the occurrence of a "Corporate Event" and any payment or benefit owed to him under the agreement is subject to the excise tax imposed by Section 4999 of the Code, but only if the aggregate amount of such payments and benefits exceeds a specified percentage of the safe harbor amount. If the aggregate amount of payments and benefits owed does not exceed the specified percentage, the payments and benefits would be reduced to avoid imposition of the excise tax. In connection with such termination "Without Cause" or for "Good Reason" on December 31, 2012, which occurred within 24 months following the occurrence of a "Corporate Event," and if the specified percentage were exceeded, the Company would owe Messrs. Ianniello, Briskman and Ambrosio as a tax gross-up in respect of the excise tax, an amount equal to approximately 44.8%, 39.4% and 39.6%, respectively, of the total present value of the payments and benefits each would receive in connection with such termination that are taken into account for purposes of determining the amount of the excise tax.

Termination for Cause or Voluntary Termination Without Good Reason

              Each named executive officer's employment agreement includes a definition of "Cause" (as discussed below) for which the executive's employment may be terminated by the Company. The named executive officers will receive no incremental payments and benefits under their respective employment agreements in the event of a termination by the Company for "Cause" or a named executive officer's voluntary termination without "Good Reason" (also discussed below).

Termination Without "Cause" by the Company or for "Good Reason" by the Named Executive Officer

              Each named executive officer will receive termination payments and benefits if the Company terminates his employment without "Cause" or, except for Mr. Redstone, if the named executive officer terminates employment with the Company for "Good Reason" pursuant to his employment agreement. Mr. Redstone's employment agreement does not include any provision on resignation for "Good Reason."

              If a termination without "Cause" or for "Good Reason" had occurred as of December 31, 2012, then, in addition to compensation the named executive officer would have earned as of the termination date and benefits generally available to all salaried employees (such as amounts accrued under the CBS 401(k) plans, accumulated and vested benefits under the Company's nonqualified deferred compensation and pension plans, disability benefits and accrued vacation pay):

  •
  Mr. Redstone would have received accelerated vesting of his outstanding equity awards (for a termination without "Cause");

  •
  Mr. Moonves would have received (i) a cash severance amount equal to three times the sum of his salary at the time of termination and the average of the annual bonuses payable with respect to the last three completed calendar years in which he served as President and Chief Executive Officer of the Company; (ii) a cash payment of $14.5 million (representing the grant date fair value of the RSU grant to be made on February 12, 2013 in connection with the extension of his employment arrangements, which he would not have received if terminated as of December 31, 2012; this payment no longer applies as of February 12, 2013) and $10.25 million (which would have been prorated in the case of a December 31, 2012 termination for "Good Reason" to $8.8 million) in respect of consideration not received over the remainder of the employment term; (iii) a cash payment of $10 million unless he elects to provide services to the Company as a Producer following his termination; (iv) Company-paid medical and dental benefits for up to 36 months following termination; (v) Company-paid life insurance until the end of the original employment term; (vi) accelerated vesting of outstanding equity awards; (vii) up to three years of additional age and service credit under certain nonqualified supplemental retirement plans; (viii) certain incidental costs for office space and secretarial support; and (ix) interest on amounts delayed pursuant to Section 409A of the Code;

  •
  Mr. Ianniello would have received (i) a cash severance amount equal to two times the sum of his salary and target bonus in effect at the time of his termination; (ii) Company-paid medical and dental benefits for up to 24 months; (iii) Company-paid life insurance for 24 months; and (iv)(a) in the case of a termination without "Cause," accelerated vesting of all unvested stock options and RSUs, and (b) in the case of a termination for "Good Reason," accelerated vesting of the remainder of all unvested stock option and RSU grants that are at least 25% vested on the termination date and, with respect to any unvested stock option and RSU grants that are not at least 25% vested on the termination date, accelerated vesting of the unvested stock options and RSUs that would have vested during the 24-month period following his termination of employment;

  •
  Mr. Briskman would have received (i) a cash severance amount equal to 18 months of his annual salary; (ii) an additional cash severance amount equal to 18 months of the greater of his target bonus or the average of the annual bonuses payable with respect to the two calendar years preceding the calendar year of termination; (iii) Company-paid medical and dental benefits for up to 18 months; (iv) Company-paid life insurance until the end of the employment term; (v) accelerated vesting of all stock options that would have vested during the 18-month period following his termination of employment; (vi) continued vesting of all other stock options in accordance with their established vesting schedules; and (vii) accelerated vesting of all RSUs and other equity awards; and

  •
  Mr. Ambrosio would have received (i) a cash severance amount equal to 18 months of his annual salary; (ii) an additional cash severance amount equal to 18 months of his target bonus; (iii) Company-paid medical and dental benefits for up to 18 months; (iv) Company-paid life insurance until the end of the employment term; and (v) accelerated vesting of all unvested stock options, restricted shares and RSUs that would have vested during the 18-month period following his termination of employment.

              With respect to Mr. Moonves, his employment agreement requires that (x) the cash severance amount described in clause (i) above be paid 50% in a lump sum within a specified period following the termination date and 50% over the 36-month severance period and (y) the cash payments described in clauses (ii) and (iii) above be paid within specified periods following the termination date. The employment agreement for Mr. Ianniello requires that the cash severance amount be paid 50% in a lump sum within a specified period following the termination date and 50% over the 24-month severance period. The employment agreements for Messrs. Briskman and Ambrosio require that salary continuation be paid over the 18-month severance period and that bonus continuation be paid in accordance with the Company's standard practice for the payment of bonuses.

              Named executive officers who receive benefits upon termination without "Cause" or for "Good Reason" may be subject to mitigation obligations under the terms of the employment agreement and are subject to certain restrictive covenants relating to non-competition, solicitation of Company employees, protection of the Company's confidential information and its ownership of work product and cooperation in litigation.

    Definition of Termination for "Cause":

  •
  A termination for "Cause" for Mr. Redstone would have been: dishonesty; conviction of embezzlement, fraud or other conduct which would constitute a felony; willful unauthorized disclosure of confidential information; failure, neglect of or refusal to substantially perform the duties of his employment; or any other act or omission which is a material breach of the Company's policies regarding employment practices or the applicable federal, state and local laws prohibiting discrimination or which is materially injurious to the financial condition or business reputation of the Company or any subsidiary thereof. With respect to equity awards granted to Mr. Redstone after 2009, a termination for "Cause" for Mr. Redstone would also have been: failure to comply with the written policies of the Company, including its Business Conduct Statement; willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, whether or not related to his employment with the Company, after being instructed to cooperate; willful destruction or failure to preserve documents or other material known to be relevant to such an investigation; or the willful inducement of others to engage in any of the conduct described in this sentence or the preceding sentence.

  •
  A termination for "Cause" for Mr. Moonves would have been: engaging or participating in intentional acts of material fraud against the Company; willful misfeasance having a material adverse effect on the Company (except in the event of his incapacity); conviction of a felony; willful unauthorized disclosure of trade secrets or other confidential material information of the Company; resignation without "Good Reason" other than for death or incapacity; willful and material violation of any Company policy that is generally applicable to all employees or officers of the Company, including, but not limited to, policies concerning insider trading or sexual harassment, the Supplemental Code of Ethics for Senior Financial Officers, and the Company's Business Conduct Statement; willful failure to cooperate fully with a bona fide Company internal investigation or an investigation of the Company by regulatory or law enforcement authorities, whether or not related to his employment with the Company, after being instructed by the Board to cooperate, or willful destruction of or knowing and intentional failure to preserve documents of other material known by him to be relevant to any such investigation; or willful and material breach of the provisions of his employment contract.

  •
  A termination for "Cause" for Mr. Ianniello would have been: embezzlement, fraud or other conduct which would constitute a felony or a misdemeanor involving fraud or perjury; willful unauthorized disclosure of confidential information; failure to obey a material lawful directive that is appropriate to his position from the Chief Executive Officer, the Executive Chairman and Founder, or the Board of Directors (or any committee thereof); failure to comply with the Company's written policies, including the Company's Business Conduct Statement; material breach of his employment agreement; failure (except in the event of disability) or refusal to substantially perform material obligations under his employment agreement; willful failure to cooperate with a bona fide internal investigation or investigation by regulatory or law enforcement authorities or the destruction or failure to preserve documents or other material reasonably likely to be relevant to such an investigation, or the inducement of others to fail to cooperate or to destroy or fail to produce documents or other material; or conduct which is considered an offense involving moral turpitude under federal, state or local laws, or which might bring him to public disrepute, scandal or ridicule or reflect unfavorably upon any of the Company's businesses or those who conduct business with the Company and its affiliated entities.

  •
  A termination for "Cause" for Mr. Briskman would have been: embezzlement, fraud or other conduct which constitutes a felony or a misdemeanor involving fraud or perjury; willful unauthorized disclosure of confidential information; failure to obey a material lawful directive that is appropriate to his position from an executive in his reporting line; failure to comply with the written policies of the Company, including its Business Conduct Statement; material breach of his employment agreement; failure (except in the event of disability) or refusal to substantially perform his material obligations under the employment contract; willful failure to cooperate with a bona fide internal investigation or investigation by regulatory or law enforcement authorities or the destruction or failure to preserve documents or other materials, or the inducement of others not to cooperate or to destroy or fail to produce documents or other material; or conduct that is considered an offense involving moral turpitude under applicable law or which might bring him to public disrepute, scandal or ridicule or reflect unfavorably upon any of the Company's businesses or those who conduct business with the Company and its affiliated entities.

  •
  A termination for "Cause" for Mr. Ambrosio would have been: embezzlement, fraud or other conduct which would constitute a felony or a misdemeanor involving fraud or perjury; willful unauthorized disclosure of confidential information; failure to obey a material lawful directive that is appropriate to his position from an executive in his reporting line; failure to comply with the written policies of the Company, including its Business Conduct Statement; material breach of his employment agreement; failure (except in the event of disability) or refusal to substantially perform his material obligations under the employment agreement; willful failure to cooperate with a bona fide internal investigation or investigation by regulatory or law enforcement authorities or the destruction or failure to preserve documents or other material reasonably likely to be relevant to such an investigation, or the inducement of others to fail to cooperate or to destroy or fail to produce documents or other material; or conduct which is considered an offense involving moral turpitude under federal, state or local laws, or which might bring him to public disrepute, scandal or ridicule or reflect unfavorably upon any of the Company's businesses or those who conduct business with the Company and its affiliated entities.

              Definition of "Good Reason" Termination:    Mr. Redstone's employment agreement does not include any provision on resignation for "Good Reason." A "Good Reason" termination for Mr. Moonves would have been based on the following circumstances: his removal or any failure to reelect him as President and Chief Executive Officer of the Company (or any higher office or title attained); his removal from or failure to be elected or reelected to the Board at any annual meeting of stockholders of the Company at which his term as director is scheduled to expire; a failure to fill any vacancy of the Chairman position within a specified period; the assignment by the Company of duties inconsistent with the usual and customary duties associated with a chief executive officer of a publicly traded company comparable to the Company; the diminution or withdrawal of a meaningful portion of his authority or responsibilities; a reduction in his salary, target bonus or other compensation levels as the same may be increased from time to time during the employment term; the Compensation Committee's establishing Company-wide performance goal(s) that fail to satisfy the incentive goal parameters set forth in his employment agreement; payment of a bonus that is less than the Company-wide performance bonus portion payable in accordance with the terms set forth in his employment agreement; the Company's requiring him to be based anywhere other than the New York or Los Angeles metropolitan area, except for required travel on the Company's business; any other material breach by the Company of its material obligations under the employment agreement, including, without limitation, a breach regarding his duties, positions, authority or reporting lines as set forth in paragraph 2 of his employment agreement; or termination by him of his employment, during the 30-day period following the 12-month anniversary of the date on which there occurs a "material event" described in (x) below or after the 90-day period following the date on which there occurs a "material event" described in (y) below, in either case based on his judgment (and in the case of a material event described in (y) below, following the expiration of a discussion period) that the occurrence of the material event has adversely and materially affected his ability to perform his CEO duties effectively, provided, however, that in the case of a material event described in (y) below, he shall provide written notice of termination to the Chair of the Compensation Committee and offer to meet within ten days to discuss his judgment. A "material event" shall have occurred (x) on the date on which a majority of the independent directors of the Board ceases to consist of (1) those individuals who, immediately prior to October 15, 2012, constitute the independent directors of the Board (the "Original Independent Directors") and (2) those successor independent directors who are elected or appointed to the Board, either by a vote of the Board or by action of the Company's stockholders pursuant to a recommendation by the Board, as a result of the death or voluntary retirement or resignation of an Original Independent Director (or any such successor), including a voluntary determination by such Original Independent Director (or such successor) not to stand for reelection; or (y) upon the appointment of a non-Executive Chairman other than Mr. Redstone or himself.

              For the other named executive officers, "Good Reason" generally would have been triggered by the following: (i) a material reduction in (A) position, titles, offices, reporting relationships, authorities, duties or responsibilities ("Duties") from those in effect immediately prior to such reduction or (B) base salary or target compensation in effect immediately prior to such reduction; (ii) the assignment of duties or responsibilities that are materially inconsistent with his current Duties or that materially impair his ability to function in his role with the Company as of a specified date; (iii) the material breach by the Company of any of its obligations under the agreement; (iv) with respect to each of Messrs. Briskman and Ambrosio, the relocation of his position outside of the New York metropolitan area to any metropolitan area other than Los Angeles; or (v) with respect to Mr. Ianniello, a material reduction in his after-tax income which results from the performance of services in California for the Company. For the avoidance of doubt, a material reduction described in clause (i)(A) above is deemed to have occurred if (x) he ceases to be the most senior executive responsible for his area of expertise at the Company (or if the Company has a public parent company, at the public parent company) or (y) neither the Company nor its ultimate parent company (if any) is a public company.

Termination Without "Cause" by the Company or for "Good Reason" by the Named Executive Officer Following the Occurrence of a Corporate Event

              Each of Messrs. Ianniello, Briskman and Ambrosio will receive termination payments and benefits if the Company terminates his employment without Cause or if he terminates employment with the Company for Good Reason, in either case within 24 months following the occurrence of a "Corporate Event." If a termination without Cause or for Good Reason during the 24-month period following the occurrence of a "Corporate Event" occurs, then, in addition to the payments and benefits previously described in connection with a termination of employment by the Company without Cause or a termination of employment by the named executive officer for Good Reason, each of Messrs. Ianniello, Briskman and Ambrosio would receive the following payments and benefits: (i) the continuation of base salary for an additional 12 months, in the case of Mr. Ianniello, or for an additional 18 months, in the case of Messrs. Briskman and Ambrosio; (ii) a prorated target bonus for the calendar year of termination; (iii) an amount generally equal to an additional 12 months of bonus, in the case of Mr. Ianniello, or 18 months of bonus, in the case of Messrs. Briskman and Ambrosio; (iv) Company-paid medical and dental benefits for an additional 12 months, in the case of Mr. Ianniello, or for an additional 18 months, in the case of Messrs. Briskman and Ambrosio; (v) Company-paid life insurance for 36 months (instead of 24 months, in the case of Mr. Ianniello, or for the remainder of the term, for Messrs. Briskman and Ambrosio); (vi) accelerated vesting of stock options, RSUs and other equity awards to the extent vesting of such awards would not be accelerated upon a termination without Cause or for Good Reason occurring other than during the 24-month period following the occurrence of a Corporate Event; and (vii) outplacement services for up to 12 months.

              A "Corporate Event" generally is defined as the occurrence of (i) a merger, consolidation or reorganization of the Company, subject to certain exceptions, (ii) the sale or disposition of all or substantially all of the assets of the Company, (iii) the acquisition of stock by any person or group representing more than 20% of the voting power of the Company, subject to certain exceptions, or (iv) a majority of the independent directors of the Company's Board of Directors ceasing to consist of the independent directors as of January 1, 2011 and their successor independent directors. The full definition of "Corporate Event" is set forth in the employment agreement of each of Messrs. Ianniello, Briskman and Ambrosio.

Termination Due to Disability

              If Mr. Redstone were to be terminated during the employment term as a result of his disability, the Company would pay salary earned through the date of his termination and the vesting of his outstanding equity awards would be accelerated. If Mr. Moonves were to be terminated during the employment term as a result of his disability, Mr. Moonves would receive salary earned through the date of his termination, a prorated target bonus for the year in which the termination occurs, Company-paid life insurance coverage for the remainder of the term of his agreement, and accelerated vesting of his outstanding equity awards. If Messrs. Ianniello, Briskman and Ambrosio were to be terminated during the employment term as a result of their disability, they would receive salary earned through the date of termination, a prorated bonus for the calendar year in which the termination occurs (which the executive would have earned), a prorated target bonus for the period during which they receive short-term disability benefits under the Company's short-term disability program, and accelerated vesting of their outstanding equity awards.

Termination Due to Death

              If Mr. Redstone were to die during the employment term, the Company would pay salary earned through the date of his death and the vesting of his outstanding equity awards would be accelerated. If Mr. Moonves were to die during the employment term, his estate or beneficiary would receive salary earned through the date of his death, a prorated target bonus for the year in which his death occurs, and accelerated vesting of his outstanding equity awards. If Messrs. Ianniello, Briskman and Ambrosio were to die during the employment term, their beneficiaries or estates would receive salary earned through the date of death, a prorated bonus for the calendar year in which death occurs (which the executive would have earned) and accelerated vesting of their outstanding equity awards. No additional payments or benefits would be due under their respective contracts.

Post-Termination Service as a Senior Advisor and/or Producer

              Mr. Moonves' Prior Agreement provided, and his 2012 Agreement continues to provide, incentives for him to continue his employment with the Company for a specified period as a Senior Advisor following the end of the original employment term or upon an earlier termination of his employment without "Cause" or for "Good Reason." The 2012 Agreement increases the advisor period from three to four years and, in connection with his services as a Senior Advisor, increases the annual salary from $3 million to $4.5 million and continues to provide a one-time RSU award having a grant date value of $9 million.

              Like his Prior Agreement, the 2012 Agreement also affords Mr. Moonves the opportunity to provide services as a Producer for a four-year period, upon written notice to the Company, following the end of the original employment term or upon an earlier termination of his employment without "Cause" or for "Good Reason." If Mr. Moonves elects to provide services as a Producer, the material terms set forth in the letter agreement between him and the Company, dated May 2, 2012 (the "Supplemental Agreement"), will constitute a binding production agreement, subject to the parties' obligation to endeavor to enter into a binding long-form production agreement within a specified period that amends or supercedes the Supplemental Agreement. The Supplemental Agreement is filed as Exhibit 10 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed on August 2, 2012. In the event of a termination of Mr. Moonves' employment without "Cause" or for "Good Reason," or in certain circumstances following the expiration of the original employment term, Mr. Moonves will be entitled to a cash payment of $10.0 million unless he elects to provide services as a Producer.

              Under the terms of the 2012 Agreement, Mr. Moonves will be entitled to continued participation in the Company's employee benefit plans, continuation of his Company-paid life insurance coverage, use of Company aircraft, certain incidental costs for office space and secretarial support and security services while he serves as a Senior Advisor and/or Producer to the Company. The 2012 Agreement also contains restrictive covenants imposing non-competition obligations, restricting solicitation of employees, and protecting confidential information and the Company's ownership of work product as well as other covenants, during the period in which Mr. Moonves provides services as a Senior Advisor and/or Producer and for specified periods thereafter.

ITEM 3—PROPOSAL TO APPROVE AN AMENDMENT AND RESTATEMENT
OF THE CBS CORPORATION 2009 LONG-TERM INCENTIVE PLAN

              The Board has approved, subject to stockholder approval, an amendment and restatement of the CBS Corporation 2009 Long-Term Incentive Plan (the "Plan") to extend the term of the Plan, increase the number of shares authorized for issuance under the Plan and update certain administrative and other provisions in the Plan. Stockholders originally approved the Plan at our 2009 Annual Meeting of Stockholders, authorizing the issuance of up to 71,575,000 shares of the Company's Class B common stock, par value $0.001 per share ("Shares"), under the Plan, of which 32,500,000 million were authorized for issuance in the form of awards other than stock options and stock appreciation rights (i.e., in the form of "full-value" awards).

              If approved, the amendment would (i) extend the term of the Plan up to the Company's 2018 Annual Meeting of Stockholders; (ii) authorize an additional 35,683,647 Shares for issuance under the Plan; (iii) increase the underlying limit on full-value awards by an additional 23,936,251 Shares; and (iv) update certain administrative and other provisions in the Plan, which updates would not materially alter the Plan, including the manner in which the Company presently administers the Plan. The Company's named executive officers have an interest in this proposal as they would be eligible to receive equity awards under the amended and restated Plan (the "Amended Plan").

              The text of the Amended Plan appears at the end of this proxy statement as Annex B. The following description of the Amended Plan should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the Amended Plan.

              National Amusements, which beneficially owns directly and indirectly through its wholly owned subsidiary, NAI EH, approximately 79.7% of the voting power of the Company's common stock, has advised the Company that it intends to vote all of its shares of the Company's Class A Common Stock in favor of the Amended Plan.

Additional Information

              As of April 5, 2013, approximately 24,816,353 Shares remained available for issuance under the Plan, of which approximately 9,063,749 Shares remained available for issuance under the Plan in the form of full-value awards. If the Amended Plan is approved and the number of available Shares is increased as described above, approximately 60.5 million Shares would be available for issuance under the Amended Plan following stockholder approval, of which approximately 33 million Shares would be available for issuance in the form of full-value awards.

              The following table illustrates the potential dilutive impact of the additional Shares being requested under the Amended Plan.

SHARE AUTHORIZATION (shares in millions)
	Total Shares Available	Equity Dilution: Percent of Shares Outstanding(2)
Shares available for future awards as of April 5, 2013(1)	24.8	4.0%
Requested increase to Shares available in the Amended Plan	35.7	5.8%
Shares available for future awards if the Amended Plan is approved	60.5	9.9%
(1)
Reflects Shares available under the CBS Corporation 2009 Long-Term Incentive Plan. An additional 1,066,131 Shares are available for future awards under the Company's equity plans for Outside Directors. For more information about the Company's outstanding awards and Shares available for future awards, see "Equity Compensation Plan Information."

(2)
As of April 5, 2013, there were 613,746,659 million shares outstanding (41,557,888 million shares of Class A Common Stock and 572,188,771 million shares of Class B Common Stock).

              The purpose of the proposed increase in authorized Shares is to secure an adequate number of Shares to fund awards under the Company's long-term management incentive program up to the Company's 2018 Annual Meeting of Stockholders. During calendar years 2010 through 2012, the Company granted an average of approximately 12.5 million Shares per year (of which approximately 6.7 million Shares were granted in the form of full-value awards) under the Plan. The number of additional Shares requested would allow the Company to continue awarding equity incentives, which the Board believes are an integral part of the Company's long-term compensation philosophy.

              The following table provides information regarding the Company's annual "burn rate" (see footnote 3 to the table below) for the past three years.

BURN RATE (shares in millions)
Year	Awards Granted(1)	Basic Weighted Average Number of Common Shares Outstanding(2)	Burn Rate(3)
2012	9.2	642.0	1.4%
2011	12.1	664.0	1.8%
2010	16.1	679.0	2.4%
	Three-Year Average:		1.9%
(1)
Includes stock options, stock appreciation rights, RSUs and PSUs. For PSUs and performance-based RSUs ("PRSUs"), the amount includes the number of Shares actually delivered upon certification of the performance goals applicable to such grants. Performance metrics for PSUs and PRSUs for 2012 are described in this proxy statement under "Compensation Discussion and Analysis—Long-Term Incentive Programs—Performance Goals for LTMIP Awards."

(2)
As reported in the Company's financial statements filed with the Annual Report on Form 10-K for 2012.

(3)
Burn Rate = % of (Awards Granted) / (Basic Weighted Average Number of Class A and Class B Common Shares Outstanding).

              Approximately 42.6 million awards remain outstanding under all of the Company's equity plans. See footnote 2 to the "Equity Compensation Plan Information" chart for more information on the Company's equity plans. Future awards may only be made from the Plan (or, if approved, the Amended Plan) and the Company's equity plans for Outside Directors.

              As of April 5, 2013, the Company's equity overhang, or the percentage determined by dividing the number of awards outstanding under all of the Company's equity plans by the total number of shares of Class A and Class B Common Stock outstanding, was 6.9%. In light of the Company's ongoing share buyback program, under which the Company repurchased 35.5 million and 42.2 million Shares during 2012 and 2011, respectively, the Company believes its overhang level is reasonable and will continue to be so if the Amended Plan is approved by stockholders.

Amended Plan Description

Purpose

              The Amended Plan advances the interests of CBS and its stockholders by providing equity-based incentives that are necessary to attract, reward and retain employees, consultants and other advisors upon whose judgment and contributions the Company depends for its success.

Eligibility

              The Amended Plan provides that awards may be granted to any employee of, or to the extent designated by the Compensation Committee of the Board of Directors (the "Committee"), any consultant or advisor to, the Company or any majority-owned subsidiary or any other subsidiary designated by the Committee. Approximately 1,600 employees of the Company and its subsidiaries, including officers, are eligible for long-term management incentive awards under the Amended Plan. Approximately 13,000 employees (including some management employees) are eligible to receive awards (currently in the form of restricted share units ("RSUs")) under broad-based equity incentive programs.

Types of Awards

              The Amended Plan provides for awards of stock options to purchase Shares, stock appreciation rights, restricted and unrestricted Shares, RSUs, dividend equivalents, performance awards (including performance share units) and other equity-related awards and cash payments, which are described in more detail below. Awards under the Amended Plan may be structured to qualify as "performance-based compensation" pursuant to Section 162(m) of the Code.

Share and Other Limits

              Subject to adjustment as described under "Adjustments" below, the Amended Plan would add 35,683,647 Shares to the Plan, such that approximately 60,500,000 Shares would be available for issuance under the Amended Plan following stockholder approval. Additionally, the Amended Plan would increase the underlying limit on full-value awards by an additional 23,936,251 Shares, such that a total of approximately 33,000,000 Shares would be available for issuance in the form of full-value awards under the Amended Plan following stockholder approval. Shares delivered under the Amended Plan will be from authorized but unissued Shares, treasury Shares or, subject to conditions that the Committee may determine, from Shares beneficially owned by one or more stockholders of the Company.

              Shares subject to awards under the Amended Plan will again be available for future awards upon the occurrence of specified events that result in fewer than the total number of Shares subject to the award being delivered to the participants. Shares that will be added back to the Amended Plan limit (and, as applicable, to the "full-value" award sub-limit) and will again be available for awards are those Shares (i) subject to an award that expires or is cancelled, forfeited or terminated without having been exercised or settled, as applicable, or (ii) subject to an award that is settled in cash. Upon exercise of a stock option or stock-settled stock appreciation right, the number of Shares subject to the award (or portion thereof) being exercised shall be counted against the overall Amended Plan limit, regardless of the actual number of Shares used to settle the stock option or stock-settled stock appreciation right upon exercise. Any Shares exchanged by a participant or withheld from a participant as full or partial payment to the Company of the exercise price or the tax withholding upon exercise or settlement of an award will not be returned to the number of Shares available for delivery under the Amended Plan. Shares underlying awards granted in substitution for awards previously granted by an entity acquired by the Company will not be counted against the Amended Plan limit (or, as applicable, to the "full-value" award sub-limit).

              In addition to the above limits on Shares, the Amended Plan also contains the following provisions for purposes of Section 162(m) of the Code:

  •
  For the period beginning on the date of stockholder approval of the Amended Plan and ending on the day prior to the date of the Company's 2018 Annual Meeting of Stockholders, the maximum aggregate number of Shares that may be granted to any one participant under the Amended Plan in the form of stock options and stock appreciation rights, as described below (regardless of whether stock appreciation rights are settled in cash, in Shares, in other Company securities designated by the Committee or in a combination thereof), is 25,500,000 (subject to adjustment).

  •
  For awards (other than those awards described above) intended to satisfy the exception for "qualified performance-based compensation" under Section 162(m) of the Code, the maximum amount that may be granted to any participant during any calendar year is $50 million for awards denominated in cash and 10,000,000 Shares for awards denominated in Shares (subject to adjustment). Notwithstanding the previous sentence, if in any calendar year, a participant is granted awards having an aggregate dollar value and/or number of Shares less than the maximum dollar amount and/or number of Shares that could have been awarded to such participant based on the degree to which the relevant performance goals were achieved, the excess of the maximum dollar amount and/or number of Shares over the aggregate dollar amount and/or number of Shares actually awarded will increase the maximum dollar amount and/or number of Shares that may be awarded to such participant for the next calendar year for which the participant is granted awards intended to satisfy the exception for "qualified performance-based compensation" under Section 162(m) of the Code (subject to adjustment).

              While the Amended Plan is intended to comply with Section 162(m) of the Code, the Committee may elect to grant non-deductible awards under the Amended Plan.

Term of the Amended Plan

              Unless earlier terminated by action of the Board, the Amended Plan will terminate at midnight on the day prior to the date of the 2018 Annual Meeting of Stockholders, and no grants may be made on or after the date of such meeting. If the Amended Plan is not approved, the Plan will terminate at midnight on the day prior to the date of the 2014 Annual Meeting of Stockholders.

Administration

              The Committee administers the Amended Plan. The Committee selects the participants who receive awards under the Amended Plan, and determines the type of award to be granted, the number of Shares subject to awards or the cash amount payable in connection with an award and the terms and conditions of these awards in accordance with the terms of the Amended Plan. The Committee has full authority to interpret the Amended Plan and to establish rules for its administration. Subject to certain limitations, the Committee may delegate its authority under the Amended Plan to one or more members of the Committee and/or one or more officers of the Company.

              With respect to any award that is intended to satisfy the exception for "qualified performance-based compensation" set forth in Section 162(m) of the Code, the Committee will consist of at least the number of directors required from time to time to satisfy this exception, and each such Committee member will satisfy the qualification requirements of such exception. Failure of any Committee member to meet these qualification requirements will not, however, invalidate any action taken or awards granted by the Committee.

Awards Generally

              Stock Options.    Stock options can be either non-qualified stock options or "incentive stock options, " within the meaning of Section 422 of the Code, as determined by the Committee. Historically, the Company has not granted incentive stock options.

              Subject to certain limits described below, the Committee shall determine the number and kind of stock options granted, the exercise price of the stock options, the vesting schedule applicable to such stock options, the period during which they can be exercised and any applicable performance goal requirements. The Committee may, in its discretion, accelerate the vesting date of any stock option.

              The Committee may not "reprice" (as defined in the Amended Plan) any stock option without stockholder approval. No stock option may be granted with a per share exercise price of less than 100% of the fair market value of a Share on the date of grant. No stock option can be exercised after the tenth anniversary of the date of grant. The exercise price of a stock option will be paid in full on or before the settlement date for the Shares issued upon the exercise of the stock options in cash or, in the discretion of the Committee, in Shares (or other Company securities designated by the Committee) or in a combination of cash and Shares (or such other securities) or with any other form of valid consideration that is acceptable to the Committee. The Committee may also allow a participant to pay all or a portion of the exercise price using a net share settlement procedure, through the withholding of Shares or through a cashless exercise procedure.

              The Amended Plan sets forth general rules concerning the effects of a participant's termination of service on the stock options, including the period, if any, following the participant's termination of service during which vested stock options may be exercised. The Committee generally has the discretion to increase the post-termination exercise periods described above but in no event may a stock option be exercised following the earlier to occur of the expiration date of the option and the tenth anniversary of the date of grant.

              Stock Appreciation Rights.    The Committee may grant stock appreciation rights ("SARs") under the Amended Plan alone or in tandem with stock options. No SAR that is granted alone may be granted with a per share exercise price of less than 100% of the fair market value of a Share on the date of grant. SARs will be subject to the terms and conditions established by the Committee as set forth in the applicable award agreement.

              SARs granted in tandem with a stock option may be granted either at the time the stock option is granted or by amendment at any time prior to the exercise, expiration or termination of such stock option. This type of SAR entitles the holder to surrender the related stock option in lieu of exercise and to receive an amount equal to the excess of the fair market value of a Share, determined as of the day preceding the date the holder surrenders the stock option, over the aggregate exercise price of such stock option. This amount will be paid in cash or, in the discretion of the Committee, in Shares (or other Company securities designated by the Committee) or in a combination of cash and Shares (or such other securities). No SAR granted in tandem with a stock option can be exercised unless the related stock option is then exercisable. The Committee may not "reprice" (as defined in the Amended Plan) any SAR without stockholder approval.

              Restricted Shares, Unrestricted Shares and RSUs.    The Committee may grant restricted or unrestricted Shares and RSUs under the Amended Plan. A restricted Share is a Share granted to the participant, which is subject to restrictions as determined by the Committee. An RSU is a contractual right to receive, in the discretion of the Committee, a Share (or other Company securities designated by the Committee), a cash payment equal to the fair market value of a Share or a combination of cash and Shares (or such other securities), subject to terms and conditions as determined by the Committee.

              Restricted Shares and RSUs will be subject to a vesting schedule, subject to any restrictions that the Committee shall determine. For restricted Share awards, the participant will have all rights as a holder of Shares, except that the participant will not be entitled to be registered on the books and records of the Company until the Shares represented thereby have vested, and the restricted Shares cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such Shares have vested or unless otherwise determined by the Committee. Shares issued in settlement of RSUs may be evidenced by, among other things, book entry registration or the issuance of stock certificates for the appropriate number of Shares, free of restrictions.

              If a participant's service is terminated for any reason (including as a result of the participant's death, retirement or permanent disability), the unvested restricted Shares and RSUs will be forfeited as of the date of such event, unless the Committee determines otherwise. The Committee may, in its discretion, accelerate the dates on which restricted Shares and RSUs vest.

              Performance Awards.    The Committee may grant performance awards, which are defined as awards the granting, vesting, exercisability, payment and/or settlement of which is conditioned in whole or in part on the achievement of one or more performance goals during a performance period selected by the Committee. The terms and conditions of performance awards will be determined by the Committee, and shall be payable in cash, in Shares (or other Company securities designated by the Committee) or in a combination of cash and Shares (or such other securities), as determined by the Committee.

              Any performance awards that are intended to comply with the exception for "qualified performance-based compensation" under Section 162(m) of the Code will be subject to performance goals based on one or more, or any combination, of the following performance metrics, as selected by the Committee in its discretion: OIBDA, OIBDA without inter-company eliminations, operating income, free cash flow, net earnings, net earnings from continuing operations, earnings per share, revenue, net revenue, operating revenue, total shareholder return, Share price, return on equity, return in excess of cost of capital, profit in excess of cost of capital, return on assets, return on invested capital, net operating profit after tax, operating margin and profit margin. For performance awards that are not intended to meet such exception under Section 162(m) of the Code, the Committee may establish performance goals based on other performance metrics, as it deems appropriate. The performance goals may be based on objectives related to individual performance, Company performance, or the performance of a subsidiary, division, department, region, function or business unit. The performance goals may be determined on an absolute or cumulative basis or on a percentage of improvement over time. In addition, a performance goal may be measured in terms of Company performance (or of the performance of a subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index. Historically, the Company generally has granted awards subject to performance goals based on total shareholder return, free cash flow, or a weighted average of OIBDA and free cash flow, as described under "Compensation Discussion and Analysis—Long-Term Incentive Programs—Performance Goals for LTMIP Awards." For more information about the performance metrics applicable to performance awards granted during 2012, see "Compensation Discussion and Analysis—Long-Term Incentive Programs—Performance Goals for LTMIP Awards."

              To the extent compliance with the exception for "qualified performance-based compensation" under Section 162(m) of the Code is required in order to ensure the deductibility of any performance award ("Section 162(m) Awards"), the Committee shall specify, in a manner that satisfies the requirements of Section 162(m) of the Code, whether the calculation of the performance goals applicable to such performance award shall be adjusted or modified in order to reflect any recapitalization, reorganization, stock split or dividend, merger, acquisition, divestiture, consolidation, spin-off, split-off, split-up, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event occurring during the relevant performance period, to exclude the effect of "extraordinary items" under GAAP, including, without limitation, changes in accounting standards, and/or to reflect any other item or event determined by the Committee in its discretion.

              The Committee retains the right to reduce an Award such that the amount of the Award is less than the maximum amount that could be paid based on the degree to which the performance goals related to such award were attained. However, the Committee may not increase the amount of any Section 162(m) Award above the maximum amount that could be paid based on the attainment of performance goals.

              Dividend Equivalents and Other Awards.    The Committee may, in its sole discretion, allow any recipient of an award under the Amended Plan to receive, currently or on a deferred basis, interest, dividends or dividend equivalent payments, with respect to the number of Shares covered by an award other than stock options and SARs. The Committee may also provide for the amount of such interest, dividend or dividend equivalent to be reinvested and/or subject to the same terms and conditions (including vesting and forfeiture provisions) as the related award.

              The Committee has the authority to grant other equity-related awards or cash payments, which payments may be based on one or more criteria determined by the Committee, under the Amended Plan that are consistent with the purpose of the Amended Plan and the interests of the Company.

Deferral of Awards

              At the discretion of the Committee, a participant may elect to defer the payment or settlement of awards upon such terms and conditions as the Committee may prescribe.

Adjustments

              In the event of a merger, consolidation, stock-split, reverse stock-split, dividend, distribution, combination, reclassification, reorganization, spin-off, split-off, split-up or recapitalization that changes the character or amount of the Shares or other changes in the corporate structure, equity securities or capital structure of the Company, the Committee will make such adjustments, if any, as it deems appropriate to the number and kind of securities subject to any outstanding award, the exercise price or purchase price, if any, of any outstanding award or the initial value of any outstanding phantom shares, and the maximum number or kind of securities that may be granted under the Amended Plan or under the applicable sub-limits or the aggregate number or kind of securities that may be granted to any participant. These adjustments will not be considered a repricing under the Amended Plan.

Transfer Restrictions

              The rights of a participant with respect to any award granted under the Amended Plan will be exercisable during the participant's lifetime only by the participant and will not be transferable by the participant other than by will or the laws of descent and distribution. The Committee may, however, permit other transferability, subject to any conditions and limitations that it imposes. No award will be construed as giving any employee a right to receive future awards or to continued service with the Company.

Amendment and Termination of the Amended Plan

              The Board may at any time alter, amend, suspend or terminate the Amended Plan, in whole or in part, except that no alteration or amendment will be effective without stockholder approval if such approval is required by law or under the rules of the principal stock exchange on which the Shares are listed, and no termination, suspension, alteration or amendment may materially adversely affect the terms of any then outstanding awards without the consent of the affected participant.

              Notwithstanding the above paragraph, the Committee shall have broad authority to amend the Amended Plan or outstanding awards under the Amended Plan without the approval of participants if the Committee deems the amendment necessary or appropriate to comply with applicable law or to avoid adverse tax consequences to any person under Section 409A of the Code, even if such amendment would otherwise be detrimental to such person.

Breach of Agreements

              The Committee may include a provision in any agreement or certificate governing an award under the Amended Plan that would require a participant to return awards or amounts realized on such award under the Amended Plan upon such terms and conditions as the Committee may prescribe.

Terms and Conditions

              The Committee may provide that Shares issuable under an award will be subject to such further restrictions or conditions as the Committee may determine, including, but not limited to, conditions on vesting or transferability, forfeiture provisions and tax withholding conditions.

Summary of U.S. Federal Income Tax Consequences

              The following discussion is intended as a general summary of the U.S. federal income tax consequences associated with the grant and exercise of stock options. This summary does not purport to be complete and does not address any applicable non-U.S., state or local tax laws.

              Non-Qualified Stock Options.    In general, no taxable income is realized by the participant upon the grant of a non-qualified stock option, and no deduction generally is then available to the Company. Upon exercise of a non-qualified stock option, the excess of the fair market value of the Shares on the date of exercise over the exercise price will be taxable to the participant as ordinary income. The amount included in the gross income of the participant will also be deductible by the Company. The tax basis of Shares acquired by the participant will be equal to the exercise price plus the amount includable in the gross income of the participant as ordinary income. When a participant disposes of Shares acquired upon exercise of a non-qualified stock option, any amount realized in excess of the fair market value of the Shares on the date of exercise generally will be treated as a capital gain and will be long-term or short-term, depending on the holding period of the Shares. If the amount received is less than such fair market value, the loss will be treated as a long-term or short-term capital loss, depending on the holding period of the Shares. Certain additional rules may apply if the exercise price of a non-qualified stock option is paid in Shares or other securities previously owned by the participant.

              Incentive Stock Options.    In general, no taxable income is realized by a participant and no tax deduction is available to the Company upon either the grant or exercise of an incentive stock option. If a participant holds the Shares acquired upon the exercise of an incentive stock option for more than one year after the transfer of the Shares upon exercise of the incentive stock option and more than two years from the date of the grant of the incentive stock option (the "ISO Holding Period"), the difference between the exercise price and the amount realized upon the sale of the Shares will be treated as a long-term capital gain or loss and no deduction will be available to the Company. If the Shares acquired upon exercise of the incentive stock option are disposed of before the expiration of the ISO Holding Period, the participant will realize ordinary income and the Company will be entitled to a deduction on the portion of the gain, if any, equal to the difference between the incentive stock option exercise price and the fair market value of the Shares on the date of exercise or, if less, the difference between the amount realized on the disposition and the adjusted tax basis of the stock. Any further gain or loss from an arm's-length sale or exchange will be taxable as a long-term or short-term capital gain or loss, depending upon the holding period of the Shares before disposition. Certain additional rules may apply if the exercise price of an incentive stock option is paid in Shares or other securities previously owned by the participant.

              The excess of the fair market value at the time of exercise of the shares acquired upon the exercise of an incentive stock option over the exercise price of such stock option may constitute an adjustment to taxable income for purposes of the alternative minimum tax ("AMT"). Special rules for computing AMT income also may apply in certain cases where there are subsequent sales of Shares in disqualifying dispositions and to determine the basis of the stock for purposes of computing AMT income on the subsequent sale of the Shares.

Section 409A of the Code

              Section 409A of the Code provides additional rules governing the taxation of nonqualified deferred compensation. If an award is subject to Section 409A of the Code, payment or settlement of awards under the Amended Plan that constitute deferred compensation may be delayed for six months following a participant's termination of service if the participant is determined to be one of the Company's "specified employees" as defined under Section 409A on the date of his or her termination. Neither the Company nor any of its subsidiaries is liable for any tax, interest or penalties that may be imposed on a participant pursuant to Section 409A of the Code.

Section 162(m) of the Code

              As described above, awards granted under the Amended Plan may be structured to qualify as performance-based compensation under Section 162(m) of the Code. To qualify, the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by the stockholders. For purposes of Section 162(m) of the Code, the material terms include (i) the individuals eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an individual under the performance goal. Each of these aspects is discussed above, and stockholder approval of the Amended Plan will be deemed to constitute approval of each of these aspects of the Amended Plan for purposes of the stockholder approval requirements of Section 162(m) of the Code.

Plan Benefits

              The number of Shares that will be awarded under the Amended Plan is not currently determinable. As of April 5, 2013, the closing price of one Share was $45.20. If the proposed increase in the number of Shares available for issuance under the Amended Plan had been in effect during 2012, the Company expects that its award grants for 2012 would not have been substantially different from those actually made in such year under the Plan.

              The stock options previously granted under the Plan, on or prior to April 5, 2013, are as follows: Mr. Redstone, 1,000,094; Mr. Moonves, 12,157,357; Mr. Ianniello, 672,806; Mr. Briskman, 638,588; Mr. Ambrosio, 319,293; all current executive officers as a group, 15,552,626; and all current employees as a group (excluding executive officers), 8,701,533. Outside Directors do not participate in the Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

              The Board of Directors recommends a vote "FOR" the approval of the amendment and restatement of the CBS Corporation 2009 Long-Term Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

              The following table sets forth certain information as of December 31, 2012, concerning shares of the Company's Class B Common Stock authorized for issuance under equity compensation plans approved by the Company's stockholders. As of December 31, 2012, there were no equity awards outstanding or securities available for future issuance under equity compensation plans not previously approved by security holders. None of the shares of the Company's Class A Common Stock are authorized for issuance under the Company's equity compensation plans.

Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (2)	47,229,662 (3)	$21.38	31,902,874 (4)
Equity compensations plans not approved by security holders	—	—	—

Total:	47,229,662	$21.38	31,902,874

(1)
This table does not include plans assumed by the Company pursuant to mergers with publicly traded companies if no awards were made under such plans after completion of the mergers. For this reason, this table does not include options for 104,408 shares in the aggregate, all of which were assumed in the mergers and remain outstanding as of December 31, 2012. The weighted-average exercise price of these options as of December 31, 2012 was $23.07.

(2)
Equity compensation plans approved by the Company's security holders include the following: the Company's 2000 and 2004 Long-Term Management Incentive Plans, the Company's 2009 Long-Term Incentive Plan, the Company's 2000 Stock Option Plan for Outside Directors and the Company's 2005 RSU Plan for Outside Directors.

(3)
This amount includes 485,273 shares underlying PSUs and 680,359 shares underlying PRSUs, in each case granted under the Company's 2009 Long-Term Incentive Plan, which numbers of shares assume that target performance levels would be attained. If, however, maximum performance levels were attained (and 1,455,819 shares and 816,431 shares, respectively, were issued as a result), the amount shown would be increased by 970,546 shares and 136,072 shares, respectively (and the amount shown in column (c) would be reduced by an equal number of shares).

(4)
This amount includes 12,838,468 shares of the Company's Class B Common Stock available for future awards other than options and stock appreciation rights under the Company's 2009 Long-Term Incentive Plan and 1,115,875 shares of the Company's Class B Common Stock available for future awards under the Company's 2000 Stock Option Plan for Outside Directors and 2005 RSU Plan for Outside Directors.

 OTHER MATTERS

              In an effort to reduce the amount of paper mailed to stockholders' homes and to help lower the Company's printing and postage costs, stockholders who receive printed copies of the Company's proxy materials can elect to receive future copies of these documents electronically instead of by mail. We highly recommend that you consider electronic delivery of these documents. If you are interested in participating in this electronic delivery program, you should visit http://enroll.icsdelivery.com/cbs or select the "Sign up for Electronic Delivery" link on the "Investors—My Shareowner Account—Annual Meeting Materials" page of the Company's website at www.cbscorporation.com. You can always change your mind and resume receiving copies of these documents by mail by revisiting one of these websites and selecting "change/cancel existing enrollment form."

2014 ANNUAL MEETING OF STOCKHOLDERS

              Stockholder proposals may be submitted for inclusion in the Company's proxy statement relating to the 2014 Annual Meeting of Stockholders after the 2013 Annual Meeting but must be received no later than December 13, 2013 at the Company's principal executive offices at 51 West 52nd Street, New York, NY 10019, Attention: Angeline C. Straka, Secretary.

              The Company's Bylaws require advance written notice from any stockholder seeking to present any business or proposal, not for inclusion in next year's proxy statement but directly at the 2014 Annual Meeting, including nominations of persons for election to the Company's Board of Directors, which notice must be received at the Company's principal executive offices no earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the date of the immediately preceding annual meeting. Based upon the anniversary date of the 2013 Annual Meeting as currently scheduled, a stockholder must send advance written notice of such nominations or other business or proposals such that the notice is received at the Company's principal executive offices at 51 West 52nd Street, New York, NY 10019, Attention: Angeline C. Straka, Secretary, no earlier than the close of business on January 23, 2014, and no later than the close of business on February 22, 2014.

By order of the Board of Directors,

Angeline C. Straka Secretary

A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2012, including financial statements in the Form 10-K and schedules thereto, in lieu of a separate annual report, has been provided on CBS Corporation's website at www.cbscorporation.com and a printed copy has been sent to stockholders of record on March 28, 2013 who have requested that a copy be sent, along with this proxy statement. If you have requested, but have not received, a printed copy of the Form 10-K, the Company will provide a copy without charge (a reasonable fee will be charged for exhibits) upon receipt of a written request sent to Angeline C. Straka, Secretary, CBS Corporation, 51 West 52nd Street, New York, NY 10019.

ANNEX A

CBS CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures

Adjusted operating income (loss) before depreciation and amortization ("Adjusted OIBDA") and adjusted diluted earnings per share from continuing operations ("Adjusted Diluted EPS")

The Company defines Adjusted OIBDA as net earnings (loss) from continuing operations adjusted to exclude the following line items presented in its Consolidated Statements of Operations: Equity in earnings (loss) of investee companies, net of tax; Provision for income taxes; Other items, net; Net loss on early extinguishment of debt; Interest income; Interest expense; and Depreciation and amortization; and before impairment and restructuring charges. The Company defines Adjusted Diluted EPS as diluted earnings per share from continuing operations before impairment and restructuring charges and loss on early extinguishment of debt, all of which are net of tax. Adjusted OIBDA and Adjusted Diluted EPS are not measures of performance calculated in accordance with accounting principles generally accepted in the United States ("GAAP").

The Company uses Adjusted OIBDA, Adjusted OIBDA margin and Adjusted Diluted EPS, among other things, to evaluate the Company's operating performance. These measures are among the primary measures used by management for planning and forecasting of future periods and are also important indicators of the Company's operational strength and business performance. In addition, the Company uses Adjusted OIBDA, among other things, to value prospective acquisitions, provide a link between the Company's profitability and operating cash flow and as one of several components of incentive compensation targets. The Company believes these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by the Company's management, help improve investors' understanding of the Company's operating performance and make it easier for investors to compare the Company's results with other companies that have different financing and capital structures or tax rates. In addition, these are among the primary measures used externally by the Company's investors, analysts and industry peers for purposes of valuation and for the comparison of the Company's operating performance to other companies in its industry.

Because Adjusted OIBDA and Adjusted Diluted EPS are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, net earnings (loss) from continuing operations or diluted earnings per share from continuing operations, as applicable, as indicators of operating performance. Adjusted OIBDA and Adjusted Diluted EPS, as the Company calculates them, may not be comparable to similarly titled measures employed by other companies. In addition, Adjusted OIBDA does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company's ability to fund its cash needs. As Adjusted OIBDA and Adjusted Diluted EPS exclude certain financial information that is included in net earnings (loss) from continuing operations, the most directly comparable GAAP financial measure in the case of Adjusted OIBDA, or diluted earnings per share from continuing operations, the most directly comparable GAAP financial measure in the case of Adjusted Diluted EPS, users of this financial information should consider the types of events and transactions which are excluded.

The following tables present reconciliations of Adjusted OIBDA to net earnings (loss) from continuing operations, the most directly comparable amount reported under GAAP, and of Adjusted Diluted EPS to diluted earnings per share from continuing operations, the most directly comparable amount reported under GAAP, for the twelve months ended December 31, 2012 and 2011.

 CBS CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(In millions; except for per share data)

	Twelve Months Ended December 31, 2012
	2012 Reported	Impairment Charges (a)	Restructuring Charges (b)	Extinguishment of Debt	2012 Adjusted	Increase: 2012 Adjusted vs. 2011 Adjusted
Revenues	$14,089	$—	$—	$—	$14,089
OIBDA	3,458	11	19	—	3,488	10%
OIBDA margin (c)	25%				25%
Depreciation and amortization	(475)	—	—	—	(475)
Operating income	2,983	11	19	—	3,013
Interest expense	(402)	—	—	—	(402)
Interest income	6	—	—	—	6
Net loss on early extinguishment of debt	(32)	—	—	32	—
Other items, net	6	—	—	—	6
Earnings from continuing operations before income taxes	2,561	11	19	32	2,623
Provision for income taxes	(892)	3	(8)	(13)	(910)
Equity in loss of investee companies, net of tax	(35)	—	—	—	(35)
Net earnings from continuing operations	$1,634	$14	$11	$19	$1,678
Diluted EPS from continuing operations	$2.48	$.02	$.02	$.03	$2.55	23%
Diluted weighted average number of common shares outstanding	659				659

	Twelve Months Ended December 31, 2011
	2011 Reported	Impairment Charges	Restructuring Charges (d)	Extinguishment of Debt	2011 Adjusted
Revenues	$13,637	$—	$—	$—	$13,637
OIBDA	3,114	—	43	—	3,157
OIBDA margin (c)	23%				23%
Depreciation and amortization	(495)	—	—	—	(495)
Operating income	2,619	—	43	—	2,662
Interest expense	(435)	—	—	—	(435)
Interest income	6	—	—	—	6
Other items, net	(11)	—	—	—	(11)
Earnings from continuing operations before income taxes	2,179	—	43	—	2,222
Provision for income taxes	(751)	—	(17)	—	(768)
Equity in loss of investee companies, net of tax	(37)	—	—	—	(37)
Net earnings from continuing operations	$1,391	$—	$26	$—	$1,417
Diluted EPS from continuing operations	$2.04	$—	$.04	$—	$2.08
Diluted weighted average number of common shares outstanding	681				681
(a)
Reflects a noncash impairment charge to reduce goodwill at Local Broadcasting in connection with radio station divestitures.

(b)
Restructuring charges at Entertainment, Publishing, Local Broadcasting and Corporate primarily for the reorganization of certain business operations and early contract termination costs.

(c)
OIBDA margin is defined as OIBDA or Adjusted OIBDA divided by revenues.

(d)
Restructuring charges at Entertainment, Publishing and Outdoor Americas primarily associated with the relocation and closure of certain business activities and other exit costs.

 CBS CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures

Free Cash Flow Before Contributions to Qualified Pension Plans

The Company defines free cash flow before contributions to qualified pension plans as its net cash flow provided by operating activities less capital expenditures and before operating cash flow from discontinued operations and contributions to qualified pension plans. The Company's calculation of free cash flow includes capital expenditures because investment in capital expenditures is a use of cash that is directly related to the Company's operations. The Company considers free cash flow before contributions to qualified pension plans as such contributions are primarily discretionary and the Company considers its decision to increase or decrease these contributions a financing decision, the resultant effect of which is not indicative of the underlying performance of the Company. In addition, contributions to qualified pension plans can vary significantly from year to year thereby affecting comparability. Free cash flow before contributions to the qualified pension plans is not a measure calculated in accordance with GAAP. The Company's net cash flow provided by operating activities is the most directly comparable GAAP financial measure.

Management believes free cash flow before contributions to qualified pension plans provides investors with an important perspective on the cash available to the Company to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations and fund ongoing operations and working capital needs. As a result, free cash flow before contributions to qualified pension plans is a significant measure of the Company's ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company's operating performance. The Company believes the presentation of free cash flow before contributions to qualified pension plans is relevant and useful for investors because it allows investors to evaluate the cash generated from the Company's underlying operations in a manner similar to the method used by management. Free cash flow before contributions to qualified pension plans is one of several components of incentive compensation targets. In addition, free cash flow is a primary measure used externally by the Company's investors, analysts and industry peers for purposes of valuation and comparison of the Company's operating performance to other companies in its industry.

As free cash flow before contributions to qualified pension plans is not a measure calculated in accordance with GAAP, free cash flow before contributions to qualified pension plans should not be considered in isolation of, or as a substitute for, either net cash flow provided by operating activities as a measure of liquidity or net earnings as a measure of operating performance. Free cash flow before contributions to qualified pension plans, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow before contributions to qualified pension plans as a measure of liquidity has certain limitations, does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company's ability to fund its cash needs. When comparing free cash flow before contributions to qualified pension plans to net cash flow provided by operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are not reflected in free cash flow before contributions to qualified pension plans.

The following table presents a reconciliation of the Company's net cash flow provided by operating activities, the most directly comparable GAAP financial measure, to free cash flow before contributions to qualified pension plans for the twelve months ended December 31, 2012:

(In millions) Twelve Months Ended December 31, 2012

Net cash flow provided by operating activities	$1,815
Capital expenditures	(254)
Exclude operating cash flow from discontinued operations	(4)
Free cash flow	1,565
Contributions to qualified pension plans, net of tax benefit	125
Free cash flow before contributions to qualified pension plans	$1,690
Free cash flow conversion percentage (a)	48%
(a)
The free cash flow conversion percentage is defined as free cash flow before contributions to qualified pension plans of $1,690 divided by Adjusted OIBDA of $3,488.

ANNEX B

CBS CORPORATION
2009 LONG-TERM INCENTIVE PLAN
(effective February 21, 2008, as amended and restated [                        ], 2013)

ARTICLE I
GENERAL

Section 1.1 Purpose.

              The purpose of the CBS Corporation 2009 Long-Term Incentive Plan, as amended and restated [                        ], 2013 (the "Plan"), is to benefit and advance the interests of CBS Corporation, a Delaware corporation (the "Company"), and its Subsidiaries (as defined below) by attracting, retaining and motivating Participants (as defined below) and to compensate Participants for their contributions to the financial success of the Company and its Subsidiaries.

Section 1.2 Definitions.

              As used in the Plan, the following terms shall have the following meanings:

                  (a)         "Administrator" shall mean the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 1.3 hereof.

                  (b)         "Agreement" shall mean the written agreement and/or certificate or other documentation governing an Award under the Plan.

                  (c)          "Awards" shall mean any Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, unrestricted shares of Class B Common Stock, Dividend Equivalents, Performance Awards or Other Awards or a combination of any of the above awarded under the Plan.

                  (d)         "Board" shall mean the Board of Directors of the Company.

                  (e)         "Class B Common Stock" shall mean shares of Class B common stock, par value $0.001 per share, of the Company.

                  (f)          "Code" shall mean the Internal Revenue Code of 1986, as amended, including any successor law thereto, and the rules and regulations promulgated thereunder.

                  (g)         "Committee" shall mean the Compensation Committee of the Board (or such other Committee(s) as may be appointed or designated by the Board) to administer the Plan in accordance with Section 1.3(a) hereof.

                  (h)         "Consultant" shall mean an individual other than an Employee who provides services to the Company or any of its Subsidiaries as a consultant or advisor.

                  (i)          "Date of Grant" shall mean the effective date of the grant of an Award.

                  (j)          "Dividend Equivalent" means a right to receive a payment based upon the value of the regular cash dividend paid on a specified number of shares of Class B Common Stock as set forth in Section 7.1 hereof. Payments in respect of Dividend Equivalents may be in cash, or, in the discretion of the Committee, in shares of Class B Common Stock or other securities of the Company designated by the Committee or in a combination of cash, shares of Class B Common Stock or such other securities.

                  (k)         "Earnings Per Share" shall have the meaning provided by GAAP.

                  (l)          "Eligible Person" shall have the meaning set forth in Section 1.4 hereof.

                  (m)        "Employee" shall mean an individual who is employed by the Company or any of its Subsidiaries.

                  (n)         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, including any successor law thereto, and the rules and regulations promulgated thereunder.

                  (o)         "Expiration Date" shall have the meaning set forth in Section 13.2 hereof.

                  (p)         "Fair Market Value" of a share of Class B Common Stock on a given date shall be, unless the Committee determines otherwise, the 4:00 p.m. (New York time) closing price on such date on the New York Stock Exchange or other principal stock exchange on which the Class B Common Stock is then listed, as reported by The Wall Street Journal (Northeast edition) or any other authoritative source selected by the Company.

                  (q)         "Free Cash Flow" shall mean OIBDA, less cash interest, taxes paid, working capital requirements and capital expenditures.

                  (r)          "GAAP" shall mean generally accepted accounting principles in the United States.

                  (s)          "Net Earnings" shall have the meaning provided by GAAP.

                  (t)          "Net Earnings from Continuing Operations" shall have the meaning provided by GAAP.

                  (u)         "Net Revenue" shall have the meaning provided by GAAP.

                  (v)          "OIBDA" shall mean the Company's Operating Income before depreciation and amortization.

                  (w)         "OIBDA Without Inter-Company Eliminations" shall mean the Company's Operating Income before depreciation, amortization and inter-company eliminations.

                  (x)          "Operating Income" shall have the meaning provided by GAAP.

                  (y)          "Operating Revenue" shall have the meaning provided by GAAP.

                  (z)          "Other Awards" shall mean any form of award authorized under Section 7.2 hereof, other than a Stock Option, Stock Appreciation Right, Restricted Share, Restricted Share Unit, unrestricted share of Class B Common Stock, or Dividend Equivalent.

                  (aa)       "Outstanding Stock Option" shall mean a Stock Option granted to a Participant which has not yet been exercised and which has not yet expired or been terminated in accordance with its terms.

                  (bb)       "Participant" shall mean any Eligible Person to whom an Award has been made under the Plan.

                  (cc)        "Performance Award" shall mean an Award (which may consist of Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, unrestricted shares of Class B Common Stock, Dividend Equivalents or Other Awards, or any combination thereof) the grant, vesting, exercisability, payment and/or settlement of which is conditioned in whole or in part on the attainment of one or more Performance Targets. In addition to other terms of the Plan applicable to such Award, including, without limitation, Article II, III, IV, V or VII, as applicable, a Performance Award shall be subject to the terms and conditions set forth in Article VI.

                  (dd)       "Performance Metrics" shall have the meaning set forth in Section 6.2 hereof.

                  (ee)       "Performance Period" shall mean a period of time over which performance is measured as determined by the Committee in its discretion.

                  (ff)         "Performance Target" shall mean an amount, target or objective that is related to a Performance Metric and the attainment of which is designated as a condition to the award, vesting, exercisability, payment or settlement of a Performance Award.

                  (gg)       "Permanent Disability" shall, unless otherwise determined by the Committee, have the same meaning as such term or a similar term has under the long-term disability plan or policy maintained by the Company or a Subsidiary under which the Participant has coverage and which is in effect on the date of the onset of the Participant's disability; provided, that if the Participant is not covered by a long-term disability plan or policy, "Permanent Disability" shall have the meaning set forth in Section 22(e) of the Code. Notwithstanding the foregoing, in the case of "incentive stock options" within the meaning of Section 422 of the Code, "Permanent Disability" shall always have the meaning set forth in Section 22(e) of the Code.

                  (hh)       "Reprice" shall have the meaning set forth in Section 2.5 with respect to Stock Options and in Section 3.3(f) with respect to Stand-Alone SARs.

                  (ii)         "Restricted Share" shall mean a share of Class B Common Stock granted to a Participant pursuant to Article IV and which is subject to the terms, conditions and restrictions as are set forth in the Plan and the applicable Agreement.

                  (jj)         "Restricted Share Unit" shall mean a contractual right granted to a Participant pursuant to Article V to receive, in the discretion of the Committee, shares of Class B Common Stock, a cash payment equal to the Fair Market Value of Class B Common Stock, or other securities of the Company designated by the Committee or a combination of cash, shares of Class B Common Stock or such other securities, subject to the terms and conditions set forth in the Plan and the applicable Agreement.

                  (kk)       "Retirement" shall, unless the Committee determines otherwise, mean the termination of a Participant's Service (other than by reason of death or for a Termination for Cause) when the Participant is at least 55 years of age and has completed at least ten years of service (as determined pursuant to the Company's applicable practices) with the Company and/or its Subsidiaries.

                  (ll)         "Revenue" shall have the meaning provided by GAAP.

                  (mm)     "Section 162(m)" shall mean Section 162(m) of the Code.

                  (nn)       "Section 162(m) Exception" shall mean the exception under Section 162(m) for "qualified performance-based compensation."

                  (oo)       "Section 162(m) Performance Metrics" shall have the meaning set forth in Section 6.2 hereof.

                  (pp)       "Section 409A" shall mean Section 409A of the Code.

                  (qq)       "Service" shall mean (i) an Employee's employment with the Company or any of its Subsidiaries or (ii) a Consultant's provision of services to the Company or any of its Subsidiaries.

                  (rr)        "Stand-Alone SAR" shall have the meaning set forth in Section 3.3 hereof.

                  (ss)        "Stock Appreciation Right" shall mean a contractual right granted to a Participant pursuant to Article III to receive an amount determined in accordance with Section 3.2 or 3.3 hereof, as applicable, subject to such other terms and conditions as are set forth in the Plan and the applicable Agreement.

                  (tt)         "Stock Option" shall mean a contractual right granted to a Participant pursuant to Article II to purchase shares of Class B Common Stock at such time and price, and subject to such other terms and conditions, as are set forth in the Plan and the applicable Agreement. Stock Options may be "incentive stock options" within the meaning of Section 422 of the Code or nonqualified stock options, which are not intended to be treated as incentive stock options.

                  (uu)       "Subsidiary" shall mean a corporation or other entity with respect to which the Company owns or controls, directly or indirectly, more than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable voting power), provided that the Committee may also designate any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest corresponding to 50% or less of such voting power as a Subsidiary for purposes of the Plan.

                  (vv)        "Substitute Awards" means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity all or a portion of the assets or equity of which is acquired by the Company or with which the Company merges or otherwise combines.

                  (ww)      "Tax-Related Items" means any federal, national, provincial, state, and/or local tax liability (including, but not limited to, income tax, social insurance contributions, payment on account, employment tax obligations, stamp taxes, and any other taxes) that may be due or required by law to be withheld, and/or any employer tax liability shifted to a Participant.

                  (xx)        "Termination for Cause" shall mean a termination of a Participant's Service by reason of:

                      (i)          "cause" as such term or a similar term is defined in any employment or consulting agreement that is in effect and applicable to the Participant at the time of the Participant's termination of Service, or

                      (ii)         if there is no such employment or consulting agreement, or if such employment or consulting agreement contains no such term, unless the Committee determines otherwise, the Participant's: (A) commission of any dishonest or fraudulent act that has caused or may reasonably be expected to cause injury to the interest or business reputation of the Company or any of its Subsidiaries; (B) conduct constituting a felony, a financial crime, embezzlement or fraud, whether or not related to the Participant's Service; (C) willful unauthorized disclosure of confidential information; (D) failure, neglect of or refusal to substantially perform the duties of the Participant's Service; (E) commission or omission of any other act which is a material breach of the Company's policies regarding employment practices or the applicable federal, state and local laws prohibiting discrimination or which is materially injurious to the financial condition or business reputation of the Company or any Subsidiary; (F) failure to comply with the written policies of the Company, including the Company's Business Conduct Statement or successor conduct statement as they apply from time to time; (G) willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, whether or not related to Service, after being instructed by the Company or the Participant's employer to participate; (H) willful destruction or failure to preserve documents or other material known to be relevant to an investigation referred to in the preceding clause (G); or (I) willful inducement of others to engage in any of the conduct described in the preceding clauses (A) through (H).

                  (yy)        "Trading Day" means a day on which the Class B Common Stock is traded on the New York Stock Exchange or other principal stock exchange on which the Class B Common Stock is then listed.

Section 1.3 Administration of the Plan.

              (a)    Board or Committee to Administer.    The Plan shall be administered by the Board or by a Committee appointed by the Board, consisting of at least two members of the Board. Notwithstanding the preceding sentence, with respect to any Award that is intended to satisfy the requirements of the Section 162(m) Exception, such Committee shall consist of at least such number of directors as is required from time to time to satisfy the Section 162(m) Exception, and each such Committee member shall satisfy the qualification requirements of such exception; provided, that, if any such Committee member is found not to have met the qualification requirements of the Section 162(m) Exception, any actions taken or Awards granted by the Committee shall not be invalidated by such failure to so qualify.

              (b)    Powers of the Committee.

                      (i)          The Committee shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding as to all matters relating to the Plan.

                      (ii)         The Committee shall have authority to select Participants from among the Eligible Persons specified in Section 1.4 below, to determine the type of Award to be granted, to determine the number of shares of Class B Common Stock subject to an Award or the cash amount payable in connection with an Award, to determine the terms and conditions of each Award in accordance with the terms of the Plan and to adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. Except as provided herein, the Committee shall also have the authority to amend the terms of any outstanding Award or waive any conditions or restrictions applicable to any Award; provided, however, that, subject to Sections 10.3 and 10.10 and Article XI hereof, no amendment shall materially impair the rights of the holder thereof without the holder's consent. With respect to any restrictions in the Plan or in any Agreement that are based on the requirements of Section 422 of the Code, the Section 162(m) Exception, the rules of any exchange upon which the Company's securities are listed, or any other applicable law, rule or restriction to the extent that any such restrictions are no longer required, the Committee shall have the discretion and authority to grant Awards that are not subject to such restrictions and/or to waive any such restrictions with respect to outstanding Awards.

              (c)    Delegation by the Committee.    The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee and/or one or more officers of the Company; provided, however, that the Committee may not delegate its authority (i) to make Awards to Eligible Persons (A) who are subject on the date of the Award to the reporting rules under Section 16(a) of the Exchange Act, (B) whose compensation for such fiscal year may be subject to the limit on deductible compensation pursuant to Section 162(m) or (C) who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) to interpret the Plan or any Award, or (iii) under Article XI hereof. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section 1.3(c) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee's delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

              (d)    Non-Uniform Determinations.    The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Agreements, as to the persons receiving Awards under the Plan and the terms and provisions of Awards under the Plan.

              (e)    No Liability.    Subject to applicable law: (i) no member of the Committee nor any Administrator shall be liable to any Participant or any other person for anything whatsoever in connection with the administration of the Plan except such person's own willful misconduct; (ii) under no circumstances shall any member of the Committee or any Administrator be liable for any act or omission of any member of the Committee or any Administrator other than himself; and (iii) in the performance of its functions with respect to the Plan, the Committee and any Administrator shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's or the Committee's counsel and any other party the Committee or such Administrator deems necessary, and no member of the Committee or such Administrator shall be liable for any action taken or not taken in good faith reliance upon any such advice.

Section 1.4 Eligible Persons.

              Individuals eligible to receive Awards under the Plan (each, an "Eligible Person") include (a) any Employee (including any prospective employee) of the Company or any of its Subsidiaries; provided, however, that "incentive stock options" within the meaning of Code Section 422 may not be granted to Employees of any corporation or other entity in which the Company owns or controls, directly or indirectly, 50% or less of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable voting power); and (b) to the extent designated by the Committee, any Consultant to the Company or any of its Subsidiaries. Any Award made to a prospective employee shall be conditioned upon, and effective not earlier than, such person's becoming an Employee. Members of the Board who are not Employees will not be eligible to receive Awards under the Plan. An individual's status as an Administrator will not affect his or her eligibility to receive Awards under the Plan, subject to the restrictions set forth in Section 1.3(c) hereof.

Section 1.5 Class B Common Stock Subject to the Plan.

              (a)    Plan Limit.    Subject to adjustment under Article VIII hereof, the total number of shares of Class B Common Stock available for delivery pursuant to Awards under the Plan (the "Section 1.5 Limit") is 107,258,647 shares. The shares of Class B Common Stock subject to Awards under the Plan shall be made available from authorized but unissued Class B Common Stock, from Class B Common Stock issued and held in the treasury of the Company or, subject to such conditions as the Committee may determine, from shares beneficially owned by one or more stockholders of the Company.

              (b)    Plan Sub-Limits.    Subject to adjustment under Article VIII hereof, the maximum aggregate number of shares of Class B Common Stock that may be delivered in respect of Awards other than Stock Options and Stock Appreciation Rights (but only to the extent such Awards are paid or settled in shares of Class B Common Stock) is 56,436,251.

              (c)    Rules Applicable to Determining Shares Available for Issuance.    For purposes of determining the number of shares of Class B Common Stock that remain available for delivery pursuant to Awards at any time, the following rules apply:

                      (i)          The Section 1.5 Limit (and, if applicable, the limit set forth in Section 1.5(b)) shall be reduced by the number of shares of Class B Common Stock subject to an Award and, in the case of an Award that is not denominated in shares of Class B Common Stock, the number of shares actually delivered upon payment or settlement of the Award.

                      (ii)         The following shall be added back to the Section 1.5 Limit (and, if applicable, the limit set forth in Section 1.5(b)) and shall again be available for Awards:

                        (A)        shares underlying Awards or portions thereof that are settled in cash and not in shares of Class B Common Stock; and

                        (B)         any shares of Class B Common Stock that are subject to an Award, or any portion of an Award, which for any reason expires or is cancelled, forfeited, or terminated without having been exercised or paid.

                      (iii)        Anything to the contrary in this Section 1.5(c) notwithstanding,

                        (A)        (1) shares of Class B Common Stock delivered to the Company by a Participant to purchase shares of Class B Common Stock upon the exercise of an Award or to satisfy tax withholding obligations (including shares retained from the Award creating the withholding obligation), and (2) shares of Class B Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award, in either instance shall not be added back to the Section 1.5 Limit (and, if applicable, the limit set forth in Section 1.5(b)); and

                        (B)         upon the exercise of a Stock Option or Stock Appreciation Right settled in shares of Class B Common Stock, the number of shares subject to the Stock Option or Stock Appreciation Right (or portion thereof) that is then being exercised shall be counted against the Section 1.5(b) Limit, regardless of the number of shares of Class B Common Stock actually delivered in settlement of the Stock Option or Stock Appreciation Right (or portion thereof) upon exercise.

                      (iv)        Any shares of Class B Common Stock underlying Substitute Awards shall not be counted against the Section 1.5 Limit (and, if applicable, the limit set forth in Section 1.5(b)).

Section 1.6 Section 162(m) Limits on Awards to Participants.

              (a)    Limits on Certain Stock Options, Stock Appreciation Rights.    The maximum aggregate number of shares of Class B Common Stock that could be granted under the Plan to any Participant during the period beginning on the original effective date of the Plan and ending on the day immediately prior to the date of the Company's 2013 Annual Meeting of Stockholders in the form of Stock Options or Stock Appreciation Rights is 25,500,000 (regardless of whether Stock Appreciation Rights are settled in cash, Class B Common Stock, other Company securities or a combination thereof), subject to adjustment pursuant to Article VIII hereof. For the period beginning on the date of the Company's 2013 Annual Meeting of Stockholders and ending on the Expiration Date, the maximum aggregate number of shares of Class B Common Stock that may be granted under the Plan to any Participant in the form of Stock Options or Stock Appreciation Rights is 25,500,000 (regardless of whether Stock Appreciation Rights are settled in cash, Class B Common Stock, other Company securities or a combination thereof), subject to adjustment pursuant to Article VIII hereof.

              (b)    Limits on Other Awards.    No Participant shall be granted Awards (other than those Awards set forth in Section 1.6(a)) which are intended to qualify for the Section 162(m) Exception in any calendar year having a value in excess of $50 million (with respect to Awards denominated in cash) and covering, in the aggregate, in excess of 10,000,000 shares of Class B Common Stock (with respect to Awards denominated in shares of Class B Common Stock), subject to adjustment pursuant to Article VIII hereof. Notwithstanding the preceding sentence, if in any calendar year the Committee grants to a Participant Awards having an aggregate dollar value and/or number of shares less than the maximum dollar value and/or number of shares that could be paid or awarded to such Participant based on the degree to which the relevant Performance Targets were attained, the excess of such maximum dollar value and/or number of shares over the aggregate dollar value and/or number of shares actually subject to Awards granted to such Participant shall be carried forward and shall increase the maximum dollar value and/or number of shares that may be awarded to such Participant in the next calendar year in which the Committee grants to such Participant an Award intended to qualify for the Section 162(m) Exception, subject to adjustment pursuant to Article VIII hereof.

Section 1.7 Agreements.

              The Committee shall determine and set forth in an Agreement the terms and conditions of each Award (other than an Award of unrestricted Class B Common Stock). The Agreement shall include any vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, the effects of termination of Service, cancellation of the Award under specified circumstances, restrictions on transfer), and shall be delivered or otherwise made available to the Participant.

ARTICLE II
PROVISIONS APPLICABLE TO STOCK OPTIONS

Section 2.1 Grants of Stock Options.

              The Committee may from time to time grant Stock Options to Eligible Persons on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine.

Section 2.2 Exercise Price.

              The Committee shall establish the per share exercise price of each Stock Option; provided that such exercise price shall not be less than 100% of the Fair Market Value of a share of Class B Common Stock on the Date of Grant. Notwithstanding the foregoing, the per share exercise price of a Stock Option that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Class B Common Stock on the Date of Grant, provided that such substitution complies with applicable laws and regulations, including the listing requirements of the New York Stock Exchange and Section 409A or Section 424 of the Code, as applicable. The exercise price of any Stock Option will be subject to adjustment in accordance with the provisions of Article VIII hereof.

Section 2.3 Exercise of Stock Options.

              (a)    Exercisability.    Unless the Committee has determined or determines otherwise, Stock Options shall be exercisable only to the extent the Participant is vested therein, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant). The Committee shall establish the vesting schedule applicable to Stock Options, which vesting schedule shall specify the period of time and the increments in which a Participant shall vest in the Stock Options and/or any applicable Performance Targets, subject to any restrictions that the Committee shall determine. The Committee may, in its discretion, accelerate the time at which a Participant vests in his Stock Options.

              (b)    Option Period.    For each Stock Option granted, the Committee shall specify the period during which the Stock Option may be exercised; provided, however, that no Stock Option shall be exercisable after the tenth anniversary of the Date of Grant. If the period of a Stock Option's exercisability determined in accordance with the preceding sentence ends on a day that is not a Trading Day, the Stock Option may be exercised up to and including the last Trading Day before such date.

              (c)    Registration Restrictions.    A Stock Option shall not be exercisable, no transfer of shares of Class B Common Stock shall be made to any Participant, and any attempt to exercise a Stock Option or to transfer any such shares shall be void and of no effect, unless and until (i) a registration statement under the Securities Act of 1933, as amended, has been duly filed and declared effective pertaining to the shares of Class B Common Stock subject to such Stock Option, and the shares of Class B Common Stock subject to such Stock Option have been duly qualified under applicable federal or state securities or blue sky laws or (ii) the Committee, in its discretion, determines, or the Participant, upon the request of the Committee, provides an opinion of counsel satisfactory to the Committee that such registration or qualification is not required. Without limiting the foregoing, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares of Class B Common Stock subject to such Stock Option is required under any federal or state law or on any securities exchange or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, delivery or purchase of such shares pursuant to the exercise of a Stock Option, such Stock Option shall not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

              (d)    Exercise in the Event of Termination of Service.

                  (i)    Termination Other than for Cause; Termination due to Retirement, Death or Permanent Disability.    Except as otherwise provided in this Section 2.3(d) or as the Committee has determined or determines otherwise, the following shall apply:

                      (A)        subject to clauses (B), (C), and (D) below, if a Participant's Service ceases by reason of voluntary termination by the Participant or termination by the Company or any of its Subsidiaries other than for Cause, the Participant's Outstanding Stock Options may be exercised to the extent then exercisable until the earlier of six months after the date of such termination or the Expiration Date;

                      (B)         if a Participant's Service ceases by reason of the Participant's Retirement, the Participant may exercise his outstanding Stock Options to the extent exercisable on the date of Retirement until the Expiration Date;

                      (C)         if a Participant's Service ceases by reason of the Participant's Permanent Disability, the Participant's Outstanding Stock Options may be exercised to the extent then exercisable until the earlier of three years after such date or the Expiration Date; or

                      (D)        if a Participant dies, the Participant's Outstanding Stock Options may be exercised to the extent exercisable at the date of death by (i) the Participant's beneficiary, if the Company has adopted procedures whereby Participants may designate a beneficiary and the Participant has done so, or (ii) if the Company has not adopted such procedures or the Participant has not designated a beneficiary, by the person or persons who acquired the right to exercise such Stock Options by will or the laws of descent and distribution, in either such case until the earlier of two years after the date of death or the Expiration Date.

    Except as otherwise provided in this Section 2.3(d) or as the Committee has determined or determines otherwise, upon the occurrence of an event described in clause (A), (B), (C) or (D) of this Section 2.3(d), all rights with respect to Stock Options that are not vested as of such event will be relinquished.

                  (ii)    Termination for Cause.    If a Participant's Service ends due to a Termination for Cause then, unless the Committee in its discretion determines otherwise, all Outstanding Stock Options, whether or not then vested, shall terminate effective as of the date of such termination.

Section 2.4 Payment of Purchase Price Upon Exercise.

              Shares purchased through the exercise of a Stock Option shall be paid for in full on or before the settlement date for the shares of Class B Common Stock delivered pursuant to the exercise of the Stock Option. Payment shall be made in cash or, to the extent permitted in the discretion of the Committee, through delivery or attestation of shares of Class B Common Stock or other securities of the Company designated by the Committee, in a combination of cash, shares or such other securities or in any other form of valid consideration that is acceptable to the Committee in its discretion. If the Agreement so provides, such exercise price may also be paid in whole or in part using a net share settlement procedure or through the withholding of shares subject to the Stock Option with a value equal to the exercise price. In accordance with the rules and procedures established by the Committee for this purpose, a Stock Option may also be exercised through a "cashless exercise" procedure, involving a broker or dealer, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the exercise price of the Option.

Section 2.5 No Repricing of Stock Options.

              The Committee may not Reprice any Stock Option without stockholder approval. "Reprice" means any of the following or any other action that has the same effect at a time when its exercise price exceeds the Fair Market Value of a share of Class B Common Stock: (i) amending a Stock Option to reduce its exercise price, (ii) canceling a Stock Option in exchange for a Stock Option, Restricted Share or other equity award, or (iii) taking any other action that is treated as a repricing under GAAP, provided that nothing in this Section 2.5 shall prevent the Committee from making adjustments pursuant to Article VIII hereof.

ARTICLE III
PROVISIONS APPLICABLE TO STOCK APPRECIATION RIGHTS

Section 3.1 Stock Appreciation Rights.

              The Committee may from time to time grant Stock Appreciation Rights to Eligible Persons on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine. The Committee may grant Stock Appreciation Rights alone or in tandem with Stock Options.

Section 3.2 Stock Appreciation Rights Granted In Tandem with Stock Options.

              A Stock Appreciation Right granted in tandem with a Stock Option may be granted either at the time of the grant of the Stock Option or by amendment at any time prior to the exercise, expiration or termination of such Stock Option. The Stock Appreciation Right shall be subject to the same terms and conditions as the related Stock Option and shall be exercisable only at such times and to such extent as the related Stock Option. A tandem Stock Appreciation Right shall entitle the holder to surrender to the Company all or a portion of the related Stock Option unexercised and receive from the Company in exchange therefor an amount equal to the excess of the Fair Market Value of the shares of Class B Common Stock subject to such Stock Option, determined as of the day preceding the surrender of such Stock Option, over the aggregate exercise price of the Stock Option (or of the portion of the Stock Option so surrendered). Such amount shall be paid in cash, or in the discretion of the Committee, in shares of Class B Common Stock or other securities of the Company designated by the Committee or in a combination of cash, shares of Class B Common Stock or such other securities.

Section 3.3 Stand-Alone Stock Appreciation Rights.

              Stock Appreciation Rights granted alone (that is, not in tandem with Stock Options) ("Stand-Alone SARs") shall be subject to the provisions of this Section 3.3 and such other terms and conditions as the Committee shall establish at or after the time of grant and set forth in the applicable Agreement.

              (a)    Exercise Price.    The Committee shall establish the per share exercise price of each Stand-Alone SAR; provided that such exercise price shall not be less than 100% of the Fair Market Value of a share of Class B Common Stock on the Date of Grant. Notwithstanding the foregoing, the per share exercise price of a Stand-Alone SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Class B Common Stock on the Date of Grant provided that such substitution complies with applicable laws and regulations, including the listing requirements of the New York Stock Exchange and Section 409A, as applicable. The exercise price of any Stand-Alone SAR will be subject to adjustment in accordance with the provisions of Article VIII hereof.

              (b)    Exercisability of Stand-Alone SARs.    Unless the Committee has determined or determines otherwise, Stand-Alone SARs shall be exercisable only to the extent the Participant is vested therein, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant). The Committee shall establish the vesting schedule applicable to Stand-Alone SARs, which vesting schedule shall specify the period of time and the increments in which a Participant shall vest in the Stand-Alone SARs and/or any applicable Performance Targets, subject to any restrictions that the Committee shall determine. The Committee may, in its discretion, accelerate the time at which a Participant vests in his Stand-Alone SARs.

              (c)    Period of Exercise.    For each Stand-Alone SAR granted, the Committee shall specify the period during which the Stand-Alone SAR may be exercised; provided, however, that no Stand-Alone SAR shall be exercisable after the tenth anniversary of the Date of Grant. If the period of a Stand-Alone SAR's exercisability determined in accordance with the preceding sentence ends on a day that is not a Trading Day, the Stand-Alone SAR may be exercised up to and including the last Trading Day before such date.

              (d)    Registration Restrictions.    A Stand-Alone SAR shall not be exercisable for shares of Class B Common Stock, no transfer of shares of Class B Common Stock shall be made to any Participant, and any attempt to exercise a Stand-Alone SAR for shares of Class B Common Stock or to transfer any such shares shall be void and of no effect, unless and until (i) a registration statement under the Securities Act of 1933, as amended, has been duly filed and declared effective pertaining to the shares of Class B Common Stock subject to such Stand-Alone SAR, and the shares of Class B Common Stock subject to such Stand-Alone SAR have been duly qualified under applicable federal or state securities or blue sky laws or (ii) the Committee, in its discretion, determines, or the Participant, upon the request of the Committee, provides an opinion of counsel satisfactory to the Committee, that such registration or qualification is not required as a result of the availability of an exemption from registration or qualification under such laws. Without limiting the foregoing, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares of Class B Common Stock subject to such Stand-Alone SAR is required under any federal or state law or on any securities exchange or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, delivery or purchase of such shares pursuant to the exercise of a Stand-Alone SAR, such Stand-Alone SAR shall not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee

              (e)    Exercise in the Event of Termination of Service.    Unless the Committee has determined or determines otherwise, in the event that (i) the Participant ceases to be an employee of the Company or any of its Subsidiaries by reason of the voluntary termination by the Participant or the termination by the Company or any of its Subsidiaries other than for Cause, (ii) the Participant ceases to be an employee of the Company or any of its Subsidiaries by reason of the Participant's Retirement, (iii) the Permanent Disability of the Participant occurs, (iv) a Participant dies during a period during which his Stand-Alone SARs could have been exercised by him, or (v) the Participant's Service with the Company or any of its Subsidiaries ends due to a Termination for Cause, then, in each of the foregoing cases (i) through (v), the Participant's Stand-Alone SARs may be exercised to the extent that, and for the period during which, Stock Options awarded to the Participant would be exercisable pursuant to Section 2.3(d).

              (f)    No Repricing of Stand-Alone SARs.    The Committee may not Reprice any Stand-Alone SAR without stockholder approval. "Reprice" means any of the following or any other action that has the same effect at a time when its exercise price exceeds the Fair Market Value of a share of Class B Common Stock: (i) amending a Stand-Alone SAR to reduce its exercise price, (ii) canceling a Stand-Alone SAR in exchange for a Stand-Alone SAR, Restricted Share or other equity award, or (iii) taking any other action that is treated as a repricing under GAAP, provided that nothing in this Section 3.3(f) shall prevent the Committee from making adjustments pursuant to Article VIII hereof.

ARTICLE IV
PROVISIONS APPLICABLE TO RESTRICTED SHARES

Section 4.1 Grants of Restricted Shares.

              The Committee may from time to time grant Restricted Shares to Eligible Persons on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine.

Section 4.2 Vesting.

              The Committee shall establish the vesting schedule applicable to Restricted Shares granted hereunder, which vesting schedule shall specify the period of time, the increments in which a Participant shall vest in the Restricted Shares and/or any applicable Performance Targets, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement.

Section 4.3 Rights and Restrictions Governing Restricted Shares.

              The Participant shall have all rights of a holder as to Restricted Shares granted hereunder, including, to the extent applicable, the right to receive dividends and to vote; provided, however, that unless the Committee has determined or determines otherwise: (a) the Participant shall not be registered on the books and records of the Company as a stockholder until such shares have vested; and (b) none of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such shares have vested. The Committee may make any dividend payments subject to vesting, deferral, restrictions on transfer or other conditions; any such terms and conditions applicable to dividend payments will be set forth in the applicable Agreement.

Section 4.4 Acceleration of Vesting and Removal of Restrictions.

              Any other provision of the Plan to the contrary notwithstanding, the Committee, in its discretion, may at any time accelerate the date or dates on which Restricted Shares vest. Also, the Committee may, in its discretion, remove any other restrictions on Restricted Shares whenever it may determine that, by reason of changes in applicable law, the rules of any stock exchange on which the Class B Common Stock is listed or other changes in circumstances arising after the Date of Grant, such action is appropriate.

Section 4.5 Delivery of Restricted Shares.

              On the date on which Restricted Shares vest, all restrictions contained in the Agreement covering such Restricted Shares and in the Plan shall lapse. Restricted Shares awarded hereunder may be evidenced in such manner as the Committee in its discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates. If stock certificates are issued, such certificates shall be delivered to the Participant or such certificates shall be credited to a brokerage account if the Participant so directs; provided, however, that such certificates shall bear such legends as the Committee, in its discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws.

Section 4.6 Termination of Service.

              Unless the Committee has determined or determines otherwise, if the Participant's Service terminates for any reason (including, without limitation, by reason of voluntary termination by the Participant, termination by the Company or any of its Subsidiaries other than for Cause, Termination for Cause, the Participant's Retirement, or the Participant's death or Permanent Disability) prior to the date or dates on which Restricted Shares vest, the Participant shall forfeit all unvested Restricted Shares as of the date of such event.

Section 4.7 Grants of Unrestricted Shares.

              The Committee may from time to time, in its discretion, make Awards of unrestricted shares of Class B Common Stock to Eligible Persons.

 ARTICLE V
PROVISIONS APPLICABLE TO RESTRICTED SHARE UNITS

Section 5.1 Grants of Restricted Share Units.

              The Committee may from time to time grant Restricted Share Units to Eligible Persons on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan as the Committee, in its discretion, may from time to time determine. Each Restricted Share Unit shall correspond to one share of Class B Common Stock.

Section 5.2 Vesting.

              The Committee shall establish the vesting schedule applicable to Restricted Share Units granted hereunder, which vesting schedule shall specify the period of time and the increments in which a Participant shall vest in the Restricted Share Units and/or any applicable Performance Targets, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement.

Section 5.3 Acceleration of Vesting.

              Any other provision of the Plan to the contrary notwithstanding, the Committee, in its discretion, may at any time accelerate the date or dates on which Restricted Share Units vest.

Section 5.4 Settlement of Restricted Share Units.

              Upon vesting or such later date as the Committee may determine (in accordance with the requirements of, or an exemption from, Section 409A), Restricted Share Units will be settled, at the discretion of the Committee, in shares of Class B Common Stock, in cash equal to the Fair Market Value of the shares subject to such Restricted Share Units, in other securities of the Company designated by the Committee or in a combination of cash, shares of Class B Common Stock or such other securities. Shares of Class B Common Stock delivered in settlement of Restricted Share Units may be evidenced in such manner as the Committee in its discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates. If stock certificates are issued, such certificates shall be delivered to the Participant or such certificates shall be credited to a brokerage account if the Participant so directs; provided, however, that such certificates shall bear such legends as the Committee, in its discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws.

Section 5.5 Termination of Service.

              Unless the Committee has determined or determines otherwise, if the Participant's Service terminates for any reason (including without limitation by reason of voluntary termination by the Participant, termination by the Company or any of its Subsidiaries other than for Cause, Termination for Cause, the Participant's Retirement, or the Participant's death or Permanent Disability) prior to the date or dates on which Restricted Share Units vest, the Participant shall forfeit all unvested Restricted Share Units as of the date of such event.

ARTICLE VI
PERFORMANCE AWARDS

Section 6.1 Grants of Performance Awards.

              The Committee may from time to time grant Awards which constitute Performance Awards to Eligible Persons on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine.

Section 6.2 Performance Metrics.

              Unless the Committee has determined or determines otherwise, the grant, vesting, payment, settlement and/or exercisability of Performance Awards shall be conditioned, in whole or in part, on the attainment of one or more Performance Targets over a Performance Period. For any Performance Awards that are intended to qualify for the Section 162(m) Exception, the relevant Performance Targets shall be established by the Committee and shall relate to specified amounts, targets or objectives related to one or more of the following metrics (the "Section 162(m) Performance Metrics"): OIBDA; OIBDA Without Inter-Company Eliminations; Operating Income; Free Cash Flow; Net Earnings; Net Earnings from Continuing Operations; Earnings Per Share; Revenue; Net Revenue; Operating Revenue; total shareholder return; share price; return on equity; return in excess of cost of capital; profit in excess of cost of capital; return on assets; return on invested capital; net operating profit after tax; operating margin; and profit margin. For any Awards not intended to qualify for the Section 162(m) Exception, the Committee may establish Performance Targets related to one or more of the Section 162(m) Performance Metrics and/or other performance metrics, which may include subjective metrics, as it deems appropriate (together with the Section 162(m) Performance Metrics, the "Performance Metrics"). The Performance Targets may be established in terms of objectives that are related to the individual Participant or that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, function or business unit) or measured relative to selected reference companies or a market index.

Section 6.3 Termination of Service.

              Except as otherwise provided in Section 2.3(d), 4.6 or 5.5, as applicable, the treatment of Performance Awards in the event of a Participant's termination of Service shall be set forth in the Agreement setting forth the terms and conditions of the relevant Performance Awards.

Section 6.4 Discretion to Reduce Compensation.

              The Committee retains the right to reduce (including to zero) any Award such that the amount of the Award is less than the maximum amount that could be paid based on the degree to which the Performance Targets related to such Award were attained. The Committee may not increase the amount of any Award for which compliance with the Section 162(m) Exception is required in order to ensure the deductibility of all or a portion of such Award above the maximum amount that could be paid based on the degree to which the Performance Targets related to such Award were attained.

Section 6.5 Adjustment of Calculation of Performance Targets.

              (a)    Section 162(m) Performance Awards.    To the extent that compliance with the Section 162(m) Exception is required in order to ensure the deductibility of any Performance Award, the Committee shall specify, in a manner that satisfies the requirements of the Section 162(m) Exception whether the calculation of the Performance Targets applicable to such Performance Award shall be adjusted or modified in order to reflect any recapitalization, reorganization, stock split or dividend, merger, acquisition, divestiture, consolidation, split-up, spin-off, split-off, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event, or to exclude the effect of any "extraordinary items" under GAAP, including, without limitation, any changes in accounting standards, and/or to reflect any other item or event determined by the Committee in its discretion.

              (b)    Other Performance Awards.    To the extent that compliance with the Section 162(m) Exception is not required in order to ensure the deductibility of any Performance Award, the Committee, in its discretion, may make any of the foregoing adjustments or modifications and may make such other adjustments or modifications as it determines in its discretion to be appropriate to reflect other extraordinary events or circumstances that occur and that have the effect, as determined by the Committee, of distorting the applicable Performance Targets.

              (c)    General.    Adjustments or modifications authorized by this Section 6.5 shall be made as determined by the Committee to the extent necessary to prevent reduction or enlargement of the Participant's rights with respect to the Participant's Performance Awards. All determinations that the Committee makes pursuant to this Section 6.5 shall be conclusive and binding on all persons for all purposes.

ARTICLE VII
DIVIDEND EQUIVALENTS AND OTHER AWARDS

Section 7.1 Dividend Equivalents.

              The recipient of an Award other than a Stock Option or Stock Appreciation Right (including, without limitation, any Award deferred pursuant to Article IX) may, subject to the provisions of this Plan and any Agreement or if so determined by the Committee in its discretion, be entitled to receive, currently or on a deferred basis, interest or dividends or Dividend Equivalents, with respect to the number of shares of Class B Common Stock covered by such Award, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Class B Common Stock or otherwise reinvested and/or shall be subject to the same terms and conditions (including vesting and forfeiture provisions) as the related Award.

Section 7.2 Other Awards.

              The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company. Other Awards may also include cash payments under the Plan which may be based on one or more criteria determined by the Committee that are unrelated to the value of Class B Common Stock and that may be granted in tandem with, or independent of, Awards granted under the Plan.

Section 7.3 Substitute Awards.

              Notwithstanding any terms or conditions of the Plan to the contrary, Substitute Awards may have substantially the same terms and conditions, including without limitation provisions relating to vesting, exercise periods, expiration, payment, forfeiture, and the consequences of termination of Service, as the awards that they replace.

 ARTICLE VIII
EFFECT OF CERTAIN CORPORATE CHANGES

              In the event of a merger, consolidation, stock-split, reverse stock-split, dividend, distribution, combination, reclassification, reorganization, split-up, spin-off, split-off or recapitalization that changes the character or amount of the Class B Common Stock or any other changes in the corporate structure, equity securities or capital structure of the Company, the Committee shall make such adjustments, if any, to (i) the number and kind of securities subject to any outstanding Award, (ii) the exercise price or purchase price, if any, of any outstanding Award and (iii) the maximum number and kind of securities referred to in Sections 1.5(a) and (b) and Sections 1.6(a) and (b) of the Plan, in each case, as it deems appropriate. Upon the occurrence of any such event, the Committee may, in its discretion, also make such other adjustments as it deems appropriate in order to preserve the benefits or potential benefits intended to be made available hereunder. All determinations that the Committee makes pursuant to this Article VIII shall be conclusive and binding on all persons for all purposes. Unless otherwise determined by the Committee, a Participant's participation in the Plan or receipt of an Award does not create any entitlement to have his or her Awards or any other related benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Class B Common Stock.

ARTICLE IX
DEFERRAL PROVISIONS

              The Committee may establish procedures pursuant to which the payment of any Award may be deferred. To the extent an Award or any deferral of the payment of any Award constitutes a deferral of compensation subject to Section 409A, the Committee shall set forth in writing (which may be in electronic form), on or before the date the applicable deferral election is required to be irrevocable in order to meet the requirements of Section 409A, the conditions under which such election may be made. The Company's obligation to pay deferred Awards pursuant to this Article IX shall be reflected on its books as a general, unsecured and unfunded obligation, and the rights of a Participant or his or her designated beneficiary to receive payments from the Company as a result of a deferral made pursuant to this Article IX are solely those of a general, unsecured creditor. The Company shall not be required to create a trust or otherwise set aside assets in respect of its obligations hereunder, and a Participant or designated beneficiary shall have no interest whatsoever, vested or contingent, in any particular assets of the Company.

ARTICLE X
MISCELLANEOUS

Section 10.1 No Rights to Awards or Continued Service.

              Nothing in the Plan or in any Agreement, nor the grant of any Award under the Plan, shall confer upon any individual any right to be employed or engaged by or to continue in the Service of the Company or any Subsidiary, or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement, including the right to receive any future Awards under the Plan or any other plan of the Company or any Subsidiary or interfere with or limit the right of the Company or any Subsidiary to modify the terms of or terminate such individual's Service at any time for any reason.

Section 10.2 Restriction on Transfer.

              The rights of a Participant with respect to any Award shall be exercisable during the Participant's lifetime only by the Participant and shall not be transferable by the Participant to whom such Award is granted, except by will or the laws of descent and distribution, provided that the Committee may permit other transferability, subject to any conditions and limitations that it may, in its discretion, impose.

Section 10.3 Foreign Awards and Rights.

              Notwithstanding any provision of the Plan to the contrary, to comply with securities, exchange control, labor, tax or other applicable laws, rules or regulations in countries outside of the United States in which the Company and its Subsidiaries operate or have Employees, Consultants or directors, and/or for the purpose of taking advantage of tax favorable treatment for Awards granted to Participants in such countries, the Committee, in its sole discretion, shall have the power and authority to (i) amend or modify the terms and conditions of any Award granted to a Participant; (ii) establish, adopt, interpret, or revise any rules and procedures to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to particular Subsidiaries or Participants residing in particular locations; provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 1.5 hereof or otherwise require shareholder approval; and (iii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on eligibility to receive an Award under the Plan or on termination of Service, available methods of exercise or settlement of an Award, payment of Tax-Related Items, the shifting of employer tax liability to the Participant, tax withholding procedures, restrictions on the sale of shares of Class B Common Stock of the Company, and on the handling of any stock certificates or other indicia of ownership. The Committee may also adopt sub-plans to the Plan intended to allow the Company to grant tax-qualified Awards in a particular jurisdiction and, as part of such sub-plan, may modify Article VIII of the Plan to the extent necessary to comply with the tax requirements of the jurisdiction. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the U.S. Securities Act of 1933, as amended, the Exchange Act, the Code, any securities law or governing statute.

Section 10.4 Taxes.

              The Company or any Subsidiary shall have the authority and right to deduct or withhold or require a Participant to remit to the Company or any Subsidiary, an amount sufficient to satisfy Tax-Related Items with respect to any taxable event concerning a Participant arising as a result of the Plan or to take such other action as may be necessary in the opinion of the Company or a Subsidiary, as appropriate, to satisfy withholding obligations for the payment of Tax-Related Items, including but not limited to (i) withholding from the Participant's wages or other cash compensation; (ii) withholding from the proceeds for the sale of shares of Class B Common Stock of the Company underlying the Award either through a voluntary sale or a mandatory sale arranged by the Company on the Participant's behalf; (iii) withholding taxes through a net share settlement procedure or through a "cashless exercise" procedure as described in Section 2.4; or (iv) in the Committee's sole discretion and in satisfaction of the foregoing requirement withhold shares of Class B Common Stock of the Company otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld. To avoid negative accounting treatment, the number of shares of Class B Common Stock of the Company which may be withheld with respect to the issuance, vesting, exercise or payment of any Award or which may be repurchased from the Participant of such Award in order to satisfy the Participant's Tax-Related Items liabilities with respect to the issuance, vesting, exercise or payment of the Award may be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates or other applicable minimum withholding rates. No shares of Class B Common Stock of the Company shall be delivered hereunder to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Company for the satisfaction of the Tax-Related Items withholding obligations with respect to any taxable event concerning the Participant or such other person arising as a result of the Plan. To the extent permitted by the Committee, any Participant who makes an election under Section 83(b) of the Code to have his Award taxed in accordance with such election must give notice to the Company of such election immediately upon making a valid election in accordance with the rules and regulations of the Code. Any such election must be made in accordance with the rules and regulations of the Code.

Section 10.5 Stockholder Rights.

              No Award under the Plan shall entitle a Participant or a Participant's beneficiary, estate or permitted transferee to any rights of a holder of the shares of Class B Common Stock of the Company subject to any Award until the Participant, the Participant's beneficiary or estate or the permitted transferee is registered on the books and records of the Company as a stockholder with respect to such shares (or, where shares are permitted to be held in "street" name by a broker designated by a Participant or a Participant's beneficiary, estate or permitted transferee, until such broker has been so registered).

Section 10.6 No Restriction on Right of Company to Effect Corporate Changes.

              The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any delivery of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stock whose rights are superior to or affect the Class B Common Stock or the rights thereof or which are convertible into or exchangeable for Class B Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Section 10.7 Source of Payments.

              The general funds of the Company shall be the sole source of cash settlements of Awards under the Plan and the Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other person. To the extent a person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

Section 10.8 Exercise Periods Following Termination of Service.

              For the purposes of determining the dates on which Awards may be exercised following a termination of Service or following death or Permanent Disability of a Participant, the day following the date of such event shall be the first day of the exercise period and the Award may be exercised up to and including the last Trading Day falling within the exercise period. Thus, if the last day of the exercise period is not a Trading Day, the last date an Award may be exercised is the last Trading Day before the end of the exercise period.

Section 10.9 Breach of Agreements.

              The Committee may include in any Agreement a provision authorizing the Company to recover from a Participant Awards and/or amounts realized upon exercise, payment or settlement, as the case may be, of Awards made under the Plan in such circumstances as the Committee may prescribe in its discretion.

Section 10.10 Service with Subsidiary.

              Unless the Committee has determined or determines otherwise, the Service of a Participant who works for a Subsidiary shall terminate, for Plan purposes, on the date on which the Participant's employing company ceases to be a Subsidiary.

Section 10.11 Section 409A.

              The intent of the parties is that payments and the settlement of Awards under the Plan comply with Section 409A and, accordingly, to the maximum extent permitted, the Plan shall be interpreted to be in compliance therewith. Notwithstanding anything herein to the contrary, if a Participant is deemed on the date of his or her "separation from service" (as determined by the Company pursuant to Section 409A) to be one of the Company's "specified employees" (as determined by the Company pursuant to Section 409A), and any portion of the Participant's Awards that constitutes deferred compensation within the meaning of Section 409A is scheduled to be paid or settled, as the case may be, upon the Participant's separation from service or during the six-month period thereafter, then such payment or settlement, as the case may be, shall not occur prior to the earlier of (i) the six-month anniversary of the date of the Participant's separation from service or (ii) the date of the Participant's death (the "Delay Period"). All payments and settlements delayed pursuant to this Section 10.11 shall be paid or settled, as the case may be, within 30 days following the end of the Delay Period, less any applicable withholdings, and any remaining payments and settlements regularly scheduled to occur after the end of the Delay Period shall be paid or distributed in accordance with the payment or settlement schedule specified for them. In no event shall the Company or any of its Subsidiaries be liable for any tax, interest or penalties that may be imposed on a Participant by Section 409A or any damages for failing to comply with Section 409A.

Section 10.12 Non-Exempt Employees.

              Unless otherwise determined by the Committee, no Option or SAR shall be granted to any Employee who is a "non-exempt employee" for purposes of the Fair Labor Standards Act of 1938, as amended, which is first exercisable for any shares of Stock within six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay, and the provisions of this Section 10.12 will apply to all such applicable Awards and are hereby incorporated by reference into such Agreements.

Section 10.13 Electronic Delivery.

              Any reference herein to a written agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) and/or posted on a website specified by the Company that the Participant is permitted to access.

Section 10.14 Exchange Rates.

              Neither the Company nor any Subsidiary shall be liable to a Participant for any foreign exchange rate fluctuation between the Participant's local currency and the United States Dollar that may affect the value of the Participant's Award or of any amounts due to the Participant pursuant to the settlement of the Award or, if applicable, the subsequent sale of any shares of Class B Common Stock acquired upon settlement.

Section 10.15 Third-Party Administration.

              In connection with a Participant's participation in the Plan, the Company may use the services of a third-party administrator, including a brokerage firm administrator, and the Company may provide this third-party administrator with personal information about a Participant, including his or her name, social security or other tax identification number and address, as well as the details of each Award, and this third-party administrator may provide information to the Company and its Subsidiaries concerning the exercise of a Participant's rights and account data as it relates to the administration of Awards granted under the Plan.

ARTICLE XI
AMENDMENT AND TERMINATION

              The Board may alter, amend, suspend or terminate the Plan at any time, in whole or in part; provided, however, that no alteration or amendment will be effective without stockholder approval if such approval is required by law or under the rules of the New York Stock Exchange or other principal stock exchange on which the Class B Common Stock is listed. No termination or amendment of the Plan may, without the consent of the Participant to whom an Award has been made, materially adversely affect the rights of such Participant in such Award.

              Notwithstanding the foregoing or any provision herein to the contrary, the Committee shall have broad authority to amend the Plan or any outstanding Award under the Plan without the approval of the Participant to the extent the Committee deems necessary or appropriate (i) to comply with, or take into account changes in, applicable tax laws, securities laws, accounting rules and other applicable laws, rules and regulations; or (ii) to avoid adverse tax consequences to any person under Section 409A with respect to any Award, even if such amendment would otherwise be detrimental to such person.

ARTICLE XII
INTERPRETATION

Section 12.1 Governmental Regulations.

              The Plan, and all Awards hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities, including, without limitation, any rules or regulations promulgated under or issued pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Section 12.2 Headings.

              The headings of articles and sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

Section 12.3 Governing Law.

              The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

 ARTICLE XIII
EFFECTIVE DATE AND EXPIRATION DATE

Section 13.1 Effective Date.

              The Plan was originally effective as of February 21, 2008. This amendment and restatement of the Plan shall be effective upon approval by the Company's stockholders at the Company's 2013 Annual Meeting.

Section 13.2 Final Date for Awards.

              Unless previously terminated pursuant to Article XI, the Plan shall expire at midnight on the day prior to the date of the 2018 Annual Meeting of Stockholders of the Company (the "Expiration Date"), and no further Awards may be granted under the Plan on or after the date of such meeting. The Expiration Date will not affect the operation of the terms of the Plan or the Company's and Participants' rights and obligations with respect to Awards granted on or prior to the Expiration Date.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. For Against Abstain For Against Abstain Yes No 51 W. 52ND STREET NEW YORK, NY 10019 ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by CBS Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and to sign up for electronic delivery of information up until 11:59 P.M., Eastern Daylight Time, on May 22, 2013 (May 21, 2013 for participants in CBS Corporation's 401(k) Plan). Have this proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 If you live in the United States or Canada, use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Daylight Time, on May 22, 2013 (May 21, 2013 for participants in CBS Corporation's 401(k) Plan). Have this proxy card in hand when you call and then follow the recorded instructions. VOTE BY MAIL Mark, sign and date this proxy card and return it in the postage-paid envelope we have provided or return it to CBS Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received prior to the Annual Meeting on May 23, 2013. M56781-P35888-Z59845 CBS CORPORATION 1. The election of 14 directors: Nominees: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL LISTED DIRECTOR NOMINEES. 1a. David R. Andelman 1b. Joseph A. Califano, Jr. 1c. William S. Cohen 1d. Gary L. Countryman 1e. Charles K. Gifford 1f. Leonard Goldberg 1g. Bruce S. Gordon 1h. Linda M. Griego 1i. Arnold Kopelson 1j. Leslie Moonves 1k. Doug Morris 1l. Shari Redstone 1m. Sumner M. Redstone 1n. Frederic V. Salerno THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" MATTERS 2 AND 3. 2. Ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for fiscal year 2013. 3. A proposal to approve an amendment and restatement of the CBS Corporation 2009 Long-Term Incentive Plan. Please sign, date and return this Proxy in the enclosed postage-paid envelope. Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Form 10-K and Letter to Stockholders are available at www.proxyvote.com. M56782-P35888-Z59845 51 West 52nd Street New York, NY 10019 2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2013 The undersigned stockholder(s) hereby appoint(s) each of SUMNER M. REDSTONE and LESLIE MOONVES, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them individually to represent and to vote all of the shares of Class A Common Stock of CBS Corporation that the stockholder(s) is/are entitled to vote at the 2013 Annual Meeting of Stockholders to be held at 10:00 A.M., Pacific Daylight Time, on Thursday, May 23, 2013, at CBS Television City, 7800 Beverly Boulevard, Los Angeles, California 90036, and at any adjournments or postponements thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CBS CORPORATION. THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RECEIVED PRIOR TO THE MEETING, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). The close of business on March 28, 2013 has been fixed as the record date for determining the record holders of shares of CBS Corporation Class A Common Stock entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder during ordinary business hours at the Company’s corporate headquarters located at 51 West 52nd Street, New York, New York. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Board of Directors recommends a vote FOR matters (1), (2) and (3). Therefore, unless otherwise specified, the vote represented by this proxy will be cast FOR matters (1), (2) and (3). The proxy holders shall vote as directed herein and in their discretion on all other matters as may properly come before the meeting, or any adjournment or postponement thereof. Attention participants in the 401(k) Plan: If shares of CBS Corporation Class A Common Stock are held through CBS Corporation's 401(k) Plan, you should complete, sign and return this proxy card to instruct the trustee of the Plan how to vote these shares. Your proxy must be received no later than 11:59 P.M., Eastern Daylight Time, on May 21, 2013 so that the trustee of the Plan (who votes the shares on behalf of Plan participants) has adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential. Any shares of CBS Corporation Class A Common Stock held in the CBS 401(k) Plan that are not voted or for which the trustee does not receive timely voting instructions will be voted by the trustee in the same proportion as the shares held in the Plan that are timely voted. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.